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                                    INDENTURE

                          dated as of November 24, 1998

                                  by and among

                            HARVARD INDUSTRIES, INC.,

                                   as Issuer,

                            THE SUBSIDIARY GUARANTORS
                                  NAMED HEREIN,

                            as Subsidiary Guarantors,

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,

                                   as Trustee


                      =====================================

                      14 1/2% Senior Secured Notes Due 2003

                      =====================================


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

                              CROSS-REFERENCE TABLE


TIA                                                               Indenture
Section                                                            Section
-------                                                            -------

310(a)(1)            ........................................       7.10
   (a)(2)            ........................................       7.10
   (a)(3)            ........................................       N.A.
   (a)(4)            ........................................       N.A.
   (b)               ........................................     7.8; 7.10
   (c)               ........................................       N.A.
311(a)               ........................................       7.11
   (b)               ........................................       7.11
   (c)               ........................................       N.A.
312(a)               ........................................       2.5
   (b)               ........................................       12.3
   (c)               ........................................       12.3
313(a)               ........................................       7.6
   (b)(1)            ........................................       N.A.
   (b)(2)            ........................................       7.6
   (c)               ........................................       7.6
   (d)               ........................................       7.6
314(a)               ........................................     4.19; 12.2
   (b)               ........................................       11.2
   (c)(1)            ........................................       12.4
   (c)(2)            ........................................       12.4
   (c)(3)            ........................................       N.A.
   (d)               ........................................    11.2;11.3
   (e)               ........................................       12.5
315(a)               ........................................       7.1
   (b)               ........................................     7.5; 12.2
   (c)               ........................................       7.1
   (d)               ........................................       7.1; 7.2
   (e)               ........................................       6.11
316(a)(last sentence)  ......................................       12.6
   (a)(1)(A)         ........................................       6.5
   (a)(1)(B)         ........................................       6.4
   (a)(2)            ........................................       N.A.
   (b)               ........................................       6.7
317(a)(1)            ........................................       6.8
   (a)(2)            ........................................       6.9
   (b)               ........................................       2.4
318(a)               ........................................       12.1

                     N.A. means not applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I

         DEFINITIONS AND INCORPORATION BY REFERENCE...........................1

         SECTION 1.1.  Definitions............................................1
         SECTION 1.2.  Incorporation by Reference of Trust Indenture Act.....25
         SECTION 1.3.  Rules of Construction.................................26
         SECTION 1.4.  One Class of Securities...............................26

ARTICLE II

         THE SECURITIES......................................................27

         SECTION 2.1.  Terms, Form and Dating................................27
         SECTION 2.2.  Execution and Authentication..........................30
         SECTION 2.3.  Registrar and Paying Agent............................31
         SECTION 2.4.  Paying Agent To Hold Money in Trust...................31
         SECTION 2.5.  Securityholder Lists..................................32
         SECTION 2.6.  Transfer and Exchange.................................32
         SECTION 2.7.  Replacement Securities................................45
         SECTION 2.8.  Outstanding Securities................................45
         SECTION 2.9.  Temporary Securities..................................46
         SECTION 2.10.  Cancellation.........................................46
         SECTION 2.11.  Defaulted Principal and Interest.....................46
         SECTION 2.12.  CUSIP Numbers........................................47

ARTICLE III

         REDEMPTION..........................................................47

         SECTION 3.1.  Notices to Trustee....................................47
         SECTION 3.2.  Selection of Securities To Be Redeemed................47
         SECTION 3.3.  Notice of Redemption..................................48
         SECTION 3.4.  Effect of Notice of Redemption........................49
         SECTION 3.5.  Deposit of Redemption Price...........................49
         SECTION 3.6.  Securities Redeemed in Part...........................49
         SECTION 3.7.  Optional Redemption...................................49
         SECTION 3.8.  Offer to Purchase by Application of Excess Proceeds...51
         SECTION 3.9.  Special PIK Redemptions...............................53

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                                                                            Page
                                                                            ----

ARTICLE IV

         COVENANTS............................................................54

         SECTION 4.1.  Payment of Securities..................................54
         SECTION 4.2.  Restricted Payments....................................54
         SECTION 4.3.  Incurrence of Indebtedness and Issuance of
                              Preferred Stock.................................56
         SECTION 4.4.  Maintenance of Consolidated Leverage Ratio.............58
         SECTION 4.5.  Maintenance of Consolidated Interest Coverage Ratio....59
         SECTION 4.6.  Liens..................................................60
         SECTION 4.7.  Dividend and Other Payment Restrictions Affecting
                              Restricted Subsidiaries.........................60
         SECTION 4.8.  Transactions with Affiliates...........................60
         SECTION 4.9.  Sale and Leaseback Transactions........................61
         SECTION 4.10.  Impairment of Security Interests......................61
         SECTION 4.11.  Additional Subsidiary Guarantors......................62
         SECTION 4.12.  Offer to Purchase Upon Asset Sale.....................62
         SECTION 4.13.  Offer to Repurchase upon Change of Control............63
         SECTION 4.14.  Business Activities...................................64
         SECTION 4.15.  Payments for Consent..................................64
         SECTION 4.16.  Reports...............................................65
         SECTION 4.17.  Further Surveys and Title Insurance...................65
         SECTION 4.18.  Corporate Existence...................................65
         SECTION 4.19.  Accounts Receivable Aging Certificate.................66
         SECTION 4.20.  Compliance Certificate................................66
         SECTION 4.21.  Maintenance of Office or Agency.......................66
         SECTION 4.22.  Taxes.................................................66
         SECTION 4.23.  Stay, Extension and Usury Laws........................66
         SECTION 4.24.  Maintenance of Properties and Insurance...............67
         SECTION 4.25.  Further Instruments and Acts..........................67

ARTICLE V

         SUCCESSOR COMPANY....................................................67

         SECTION 5.1.  Merger, Consolidation, or Sale of Assets...............67

ARTICLE VI

         DEFAULTS AND REMEDIES................................................68

         SECTION 6.1.  Events of Default......................................68
         SECTION 6.2.  Acceleration...........................................71
         SECTION 6.3.  Other Remedies.........................................71
         SECTION 6.4.  Waiver of Past Defaults................................71

                                                                            Page
                                                                            ----

         SECTION 6.5.  Control by Majority....................................72
         SECTION 6.6.  Limitation on Suits....................................72
         SECTION 6.7.  Rights of Securityholders To Receive Payment...........72
         SECTION 6.8.  Collection Suit by Trustee.............................73
         SECTION 6.9.  Trustee May File Proofs of Claim.......................73
         SECTION 6.10.  Priorities............................................73
         SECTION 6.11.  Undertaking for Costs.................................73
         SECTION 6.12.  Waiver of Stay or Extension Laws......................74
         SECTION 6.13.  Company Report........................................74

ARTICLE VII

         TRUSTEE..............................................................74

         SECTION 7.1.  Duties of Trustee......................................74
         SECTION 7.2.  Rights of Trustee......................................76
         SECTION 7.3.  Individual Rights of Trustee...........................77
         SECTION 7.4.  Trustee's Disclaimer...................................77
         SECTION 7.5.  Notice of Defaults.....................................77
         SECTION 7.6.  Reports by Trustee to Securityholders..................77
         SECTION 7.7.  Compensation and Indemnity.............................77
         SECTION 7.8.  Replacement of Trustee.................................78
         SECTION 7.9.  Successor Trustee by Merger............................79
         SECTION 7.10.  Eligibility; Disqualification.........................79
         SECTION 7.11.  Preferential Collection of Claims Against Company.....80

ARTICLE VIII

         DISCHARGE OF INDENTURE...............................................80

         SECTION 8.1.  Discharge of Liability on Securities...................80

ARTICLE IX

         AMENDMENTS...........................................................80

         SECTION 9.1.  Without Consent of Securityholders.....................80
         SECTION 9.2.  With Consent of Securityholders........................81
         SECTION 9.3.  Compliance with Trust Indenture Act....................83
         SECTION 9.4.  Revocation and Effect of Consents and Waivers..........83
         SECTION 9.5.  Notation on or Exchange of Securities..................83
         SECTION 9.6.  Trustee To Sign Amendments.............................84

                                                                            Page
                                                                            ----

ARTICLE X

         GUARANTEES...........................................................84

         SECTION 10.1.  Guarantees............................................84
         SECTION 10.2.  Limitation on Liability...............................86
         SECTION 10.3.  Successors and Assigns................................86
         SECTION 10.4.  No Waiver.............................................86
         SECTION 10.5.  Right of Contribution.................................86
         SECTION 10.6.  No Subrogation........................................86
         SECTION 10.7.  Additional Subsidiary Guarantors......................87
         SECTION 10.8.  Modification..........................................87
         SECTION 10.9.  Release of Subsidiary Guarantor.......................87
         SECTION 10.10.  Merger, Consolidation and Sale of Assets of a
                              Subsidiary Guarantor............................87

ARTICLE XI

         COLLATERAL AND SECURITY DOCUMENTS....................................88

         SECTION 11.1.  Security Documents; Agreements........................88
         SECTION 11.2.  Opinions..............................................89
         SECTION 11.3.  Release and Substitution of Collateral; Amendment
                              of Security Documents...........................89
         SECTION 11.5.  Reserved..............................................94
         SECTION 11.6.  Authorization of Actions to be Taken by the
                              Trustee Under the Security Documents............94
         SECTION 11.7.  Authorization of Receipt of Funds by the
                              Trustee Under the Security Documents............95
         SECTION 11.8.  Release Upon Termination of the Company's
                              Obligations.....................................95
         SECTION 11.9.  Security Agreement Collateral.........................95
         SECTION 11.10.  Effect of Termination of Lender Obligations..........95
         SECTION 11.11.  Authorization of Trustee Entering Into
                              Intercreditor Agreement.........................96
         SECTION 11.12.  Authorization of Receipt of Funds by the
                              Trustee Under the Security Documents............96

ARTICLE XII

         MISCELLANEOUS........................................................96

         SECTION 12.1.  Trust Indenture Act Controls..........................96
         SECTION 12.2.  Notices...............................................96
         SECTION 12.3.  Communication by Securityholders with
                              other Securityholders...........................97
         SECTION 12.4.  Certificate and Opinion as to Conditions Precedent....97
         SECTION 12.5.  Statements Required in Certificate or Opinion.........97

                                                                            Page
                                                                            ----

         SECTION 12.6.  When Securities Disregarded...........................98
         SECTION 12.7.  Rules by Trustee, Paying Agent and Registrar..........98
         SECTION 12.8.  Reserved..............................................98
         SECTION 12.9.  Governing Law and Submission to Jurisdiction..........98
         SECTION 12.10.  No Recourse Against Others...........................98
         SECTION 12.11.  Successors...........................................98
         SECTION 12.12.  Multiple Originals...................................98
         SECTION 12.13.  Qualification of Indenture...........................98
         SECTION 12.14.  Table of Contents; Headings..........................99

Exhibit A - Form of Initial Security
Exhibit B - Form of New Security
Exhibit C - Form of Collateral Agreement
Exhibit D - Form of Second Priority Mortgage
Exhibit E - Form of Guarantor Supplement
Exhibit F - Form of Certificate of Transfer
Exhibit G - Form of Certificate of Exchange

     This INDENTURE, dated as of November 24, 1998, is entered by and among HARVARD INDUSTRIES, INC., a Delaware corporation (the "Company"), DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, DOEHLER-JARVIS TECHNOLOGIES, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation, and THE KINGSTON-WARREN CORPORATION, a New Hampshire corporation (collectively, the "Subsidiary Guarantors") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Securityholders of the Company's 14 1/2% Senior Secured Notes Due 2003 (the "Initial Securities") and, if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement, the Company's Series B 14 1/2% Senior Secured Notes Due 2003 (the "New Securities"and, together with the Initial Securities, the "Securities"):

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1. Definitions.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Administrative Agent" means the Administrative Agent under the Senior Credit Facility.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

     "Affiliate Transaction" has the meaning assigned to it in Section 4.8.

     "Amended and Restated Purchase Agreement" means the Amended and Restated Purchase Agreement, dated November 23, 1998, among the Company, the Subsidiary Guarantors and Lehman Brothers Inc., as Initial Purchaser.

     "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary and Cedel that apply to such transfer and exchange.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) by the Company or any Restricted Subsidiary other than in the ordinary course of business (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Section 4.13 and
Section 5.1 and not by Section 4.12), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for Net Proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following shall not be considered "Asset Sales": (i) a transfer of assets by the Company to a Subsidiary Guarantor or by a Restricted Subsidiary of the Company to the Company or to a Subsidiary Guarantor; (ii) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Company to the Company or a Subsidiary Guarantor; (iii) a Restricted Payment that is permitted by Section 4.2; (iv) the sale or transfer of the Designated Facilities; and (v) the sale by the Company of the Capital Stock of an Unrestricted Subsidiary.

     "Asset Sale Offer" has the meaning assigned to it in Section 4.12.

     "Asset Sale Offer Trigger Date" has the meaning assigned to it in Section 4.12.

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Authenticating Agent" has the meaning assigned to it in Section 2.2.

     "Authentication and Delivery Order" has the meaning assigned to it in
Section 2.2.

     "Bankruptcy Code" means, the Bankruptcy Reform Act of 1978, as amended and codified as 11 U.S.C. Section 101 et seq.

     "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

     "Business Day" means a day other than a Legal Holiday.

     "Calculation Date" has the meaning assigned to it in the definition of "Fixed Charge Coverage Ratio" in this Section 1.1.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participation, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers' acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or one of the two highest ratings from Standard & Poor's Ratings Service Group, a division of the McGraw-Hill Companies, with maturities of not more than 270 days from the date of acquisition.

     "Cash Flow Participation Interest" has the meaning assigned to it in
Section 2.1.

     "Cedel" means Cedel Bank, S.A.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole to any "person" (as such term is used in Section

13(d)(3) of the Exchange Act; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the total of the Voting Stock of the Company (measured by voting power rather than number of shares);
(iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (v) the Company consolidates with, or merges with or into, any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

     "Change of Control Offer" has the meaning assigned to it in Section
4.13(a).

     "Change of Control Payment" has the meaning assigned to it in Section 4.13(a).

     "Change of Control Payment Date" has the meaning assigned to it in Section 4.13(a).

     "CIBC Facility" means that certain $2.0 million revolving credit facility dated June 4, 1997, by and between Trim Trends Canada and Canadian Imperial Bank of Commerce, providing for up to $2.0 million of revolving credit borrowings, as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means all property of the Company and the Subsidiary Guarantors, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

     "Collateral Agent" means Norwest Bank, acting in its capacity as agent with respect to the Collateral for the secured creditors under the Security Documents, including, without limitation, the Securityholders and the Lenders under the Senior Credit Facility, or any successor thereto.

     "Collateral Agreement" means the Collateral Agreement, dated as of November 24, 1998, made by the Company and the Subsidiary Guarantors in favor of the Trustee as secured party thereunder, as the same may be amended, supplemented or otherwise modified from time to time.

     "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.

     "Comparable Treasury Price" means, with respect to any redemption date for the Securities, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary or non-recurring loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, Cash Flow Participation Interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments (such as the PIK Securities), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus (v) non-cash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Interest Coverage Ratio" means, for any period, the ratio of
(i) Consolidated Cash Flow for such period to (ii) Consolidated Interest Expense for such period.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Cash Flow Participation Interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments (such as the PIK Securities), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (including but not limited to, the value of PIK Securities issued during such period, if applicable) and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon).

     "Consolidated Leverage Ratio" means the ratio of (i) the aggregate outstanding amount of Indebtedness of each of the Company and its Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP plus the aggregate liquidation preference of all outstanding Disqualified Stock of the Company and preferred stock of the Company's Restricted Subsidiaries (except preferred stock issued to the Company or a Wholly Owned Subsidiary) on such date to (ii) the aggregate Consolidated Cash Flow of the Company; provided that, for the purposes of determining the ratio described above for (i) the fiscal quarter ending on December 31, 1998, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such fiscal quarter multiplied by four, (ii) for the six month period ending on March 31, 1999, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such period multiplied by two and (iii) for the nine month period ending on June 30, 1999, Consolidated Cash Flow shall be deemed equal to Consolidated Cash Flow for such period multiplied by 1.33.

     For purposes of this definition, (i) the amount of Indebtedness which is issued at a discount shall be deemed to be the accreted value of such Indebtedness at the end of the quarter, whether or not such amount is the amount then reflected on a balance sheet prepared in accordance with GAAP, and (ii) the aggregate outstanding principal amount of Indebtedness of the Company and its Subsidiaries and the aggregate liquidation preference of all outstanding preferred stock of the Company's Subsidiaries for which such calculation is made shall be determined on a pro forma basis as if the Indebtedness and preferred stock giving rise to the need to perform such calculation had been incurred and issued and the proceeds therefrom had been applied, and all other transactions in respect of which such Indebtedness is being incurred or preferred stock is being issued had occurred, on the first day of the quarter. In addition to the foregoing, for purposes of this definition, Consolidated Cash Flow shall be calculated on a pro forma basis after giving effect to (i) the incurrence of the Indebtedness of such Person and its Subsidiaries and the issuance of the preferred stock of such Subsidiaries (and the application of the proceeds therefrom) giving rise to the need to make such calculation and any incurrence (and the application of the proceeds therefrom) or repayment of other Indebtedness, at any time subsequent to the beginning of the quarter and on or prior to the date of determination, as if such incurrence or issuance (and the application of the proceeds thereof), or the repayment, as the case may be, occurred on the first day of the quarter (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average balance of such Indebtedness at the end of each month during such period) and (ii) any acquisition (including, without limitation, any acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person that becomes a Subsidiary as a result of such acquisition) incurring, assuming or otherwise becoming liable for Indebtedness or such Person's Subsidiaries issuing preferred stock) at any time on or subsequent to the first day of the quarter and on or prior to the date of determination, as if such acquisition (including the incurrence, assumption or liability for any such Indebtedness and the issuance of such preferred stock and also including any Consolidated Cash Flow associated with such acquisition) occurred on the first day of the quarter, giving pro forma effect to any cost reductions which the Company anticipates if the Company deliver to the Trustee an Officers' Certificate executed by the chief financial or accounting officer of the Company certifying to and describing and quantifying with reasonable specificity the cost reductions, non-recurring expenses and non-recurring costs expected to be attained within the first year after such acquisition. Furthermore, in calculating Consolidated Interest Expense for purposes of the calculation of Consolidated Cash Flow, (a) interest on Indebtedness determined on a fluctuating basis as of the date of determination (including Indebtedness actually incurred on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness as in effect on the date of determination and (b) notwithstanding
(a) above, interest determined on a fluctuating basis, to the extent such interest is covered by Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0069, Attention: Corporate Trust Services or at any other time at time such other address as the Trustee may designate from time to time by notice to the Securityholders.

     "Coupon Interest" has the meaning assigned to it in Section 2.1(a)(3).

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.

     "Defaulted Interest" has the meaning assigned to it in Section 2.11.

     "Definitive Security" means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A or B hereto except that such Security shall not bear the Global Security Legend and shall not have the "Schedule of Increases or Decreases in Global Security" attached thereto.

     "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

     "Designated Facilities" means the assets (real and personal property) as of the Issue Date relating to the Toledo, Tiffin and Harman businesses.

     "DIP Credit Facilities" means the collective reference to the Company's $175.0 million senior secured debtor-in-possession credit facility and the Company's $25.0 million junior secured debtor-in-possession credit facility, which are being refinanced by the transactions contemplated by the Senior Credit Facility and the Securities offered under this Indenture.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature, except to the extent that such Capital Stock is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.

     "Domestic Subsidiary" means any Subsidiary of the Company organized under the laws of the United States of America, any state, territory, possession or the District of Columbia. As of the Issue Date, the Domestic Subsidiaries are Doehler-Jarvis, Inc., Harvard Transportation Corporation, Doehler-Jarvis Greeneville, Inc., Pottstown Precision Casting, Inc., Doehler-Jarvis Technologies, Inc., Doehler-Jarvis Toledo, Inc., Harman Automotive, Inc., Hayes-Albion Corporation and The Kingston-Warren Corporation.

     "DTC" means The Depository Trust Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" has the meaning assigned to it in Section 6.1.

     "Excess Proceeds" has the meaning assigned to it in Section 4.12.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

     "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

     "Excluded Foreign Subsidiary" means, any Foreign Subsidiary in respect of which either (i) the pledge of all of the Capital Stock of such Subsidiary as Collateral or (ii) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of the Company, result in adverse tax consequences to the Company or violate applicable law in any material respect.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Cash Flow Participation Interest expense, amortization of debt issuance costs and original issue discount, non-cash interest payments (such as the PIK Securities), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period (including but not limited to, the value of PIK Securities issued during such period, if applicable), (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Subsidiary" means any Subsidiary of the Company (a) that is not a Domestic Subsidiary or (b) whose primary asset is the Capital Stock of one or more Foreign Subsidiaries.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the Issue Date.

     "Global Security" means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities, in the form of Exhibits A and B hereto, respectively, issued in accordance with Section 2.1, 2.6(b)(iv), 2.6(d)(ii) or 2.6(f) hereof.

     "Global Security Legend" means the legend set forth in Section 2.6(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness, including the Guarantee of this Indenture and the Securities by each of the Subsidiary Guarantors pursuant to this Indenture and in the form of Guarantee endorsed on the forms of Security attached as Exhibits A and B to this Indenture and any additional Guarantee of this Indenture and the Securities to be executed by any Restricted Subsidiary of the Company.

     "Hedging Obligations" means, with respect to any Person, the net payment Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and agreements providing for protection against fluctuations in commodity prices and (ii) other agreements or arrangements in the ordinary course of business which are designed to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Holder" or "Noteholder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) (b) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person, whether or not it appears on the balance sheet of such Person; provided that the amount of such Indebtedness shall be the lesser of the amount of Indebtedness that is the subject of such Guarantee and the maximum liability of such Person on such Guarantee and (c) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness that does not require current payments of interest or that allows for the payment of interest in kind, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

     "Initial Security" has the meaning assigned to it in the preamble to this Indenture.

     "Intercreditor Agreement" means the intercreditor agreement dated as of the Issue Date by and among the Trustee, the Administrative Agent, the Collateral Agent and the Company that shall set forth the relative rights of the Lenders under the Senior Credit Facilities and the Securityholders in respect of shared collateral and the security interests granted pursuant to the Loan Security Documents and the Security Documents.

     "Interest Payment Dates" means each of the semi-annual interest payment dates on March 1 and September 1 of each year, commencing March 1, 1999.

     "Interest" has the meaning assigned to it in Section 2.1(a)(3).

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other Obligations), advances of assets or capital contributions (excluding commission, travel and entertainment, moving, and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of the Company, the Company or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.2 hereof.

     "Issue Date" means the date on which the Initial Securities are originally issued.

     "Kingston-Warren" means The Kingston-Warren Corporation, a New Hampshire corporation, and a Subsidiary of the Company.

     "LCPI" means Lehman Commercial Paper Inc.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

     "Lender" means each of the institutions a party to and acting as lenders under the Senior Credit Facility.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuer and sent to all Holders of Securities for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquidated Damages" has the meaning set forth in the Registration Rights Agreement.

     "LLC Agreement" means the Limited Liability Company Agreement dated November 27, 1995 by and between Hutchinson S.A. and Kingston-Warren.

     "Loan" means, any loan made by any lender pursuant to the Senior Credit Facility.

     "Loan Collateral Agent" means, the Collateral Agent under the Loan Collateral Agreement.

     "Loan Collateral Agreement" means, the Collateral Agreement to be executed and delivered by the Company and each Loan Guarantor, in favor of the Administrative Agent as the same may be amended, supplemented or otherwise modified from time to time.

     "Loan Documents" means the Senior Credit Facility, the Loan Security Documents, certain applications made by Lenders regarding letters of credit to be issued under the Senior Credit Facility, the Loan Notes and the Intercreditor Agreement.

     "Loan Guarantor" means each Subsidiary of the Company other than Excluded Foreign Subsidiaries.

     "Loan Notes" means the collective reference to any promissory note evidencing Loans.

     "Loan Security Documents" means, collectively, the Loan Collateral Agreement, the Mortgages and all other security hereafter delivered to the Loan Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Company or the Subsidiary Guarantors under any Loan Document.

     "Make-Whole Premium" has the meaning assigned to it in Section 3.7(a).

     "Maturity Date" means September 1, 2003.

     "Minimum Cash Flow Participation Interest Amount" has the meaning assigned to it in Section 2.1(a)(3).

     "Mortgage" means each of the mortgages and deeds of trust made by the Company or any Subsidiary Guarantor in favor of, or for the benefit of, the Collateral Agent for the benefit of the Securityholders, substantially in the form of Exhibit D hereto (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (A) all costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, and sales and underwriting commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (B) amounts required to be applied to repayment of Indebtedness (other than Indebtedness under the Senior Credit Facility) secured by a Lien on the asset or assets that were the subject of such Asset Sale and (C) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "New Security" has the meaning assigned to it in the preamble of this Indenture.

     "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Securities being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "Norwest Bank" means Norwest Bank Minnesota, National Association, a national banking association.

     "Obligations" has the meaning assigned to it in Section 10.1.

     "Offer Amount" has the meaning ascribed in Section 3.8.

     "Offer Period" has the meaning ascribed in Section 3.8.

     "Offering Memorandum" means the Offering Memorandum dated November 22, 1998 relating to the Initial Securities; provided that after the issuance of New Securities, all references herein to "Offering Memorandum" shall be deemed references to the prospectus contained in the registration statement relating to the New Securities.

     "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice-President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller or the Secretary of such Person.

     "Officers' Certificate" means a certificate signed on behalf of any Person by either the principal executive officer or the principal financial officer, and by the treasurer or the principal accounting officer of such Person that meets the requirements of Section 12.5 hereof.

     "144A Global Security" means a global security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

     "Operative Documents" mean this Indenture, the Securities, the Guarantees, the Collateral Agreement and other Security Documents, the Registration Rights Agreement and the Intercreditor Agreement.

     "Opinion of Counsel" means an executed written opinion complying with
Section 12.5 herein from Willkie Farr & Gallagher or any other legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Participant" means, with respect to the Depositary or Cedel, a Person who has an account with the Depositary or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Cedel).

     "Paying Agent" has the meaning assigned to it in Section 2.3.

     "Payment Default" has the meaning assigned to it in Section 6.1(6).

     "Permitted Business" means the lines of business that the Company and its Restricted Subsidiaries currently conduct on the date hereof or that the Company and its Restricted Subsidiaries contemplate conducting as set forth in the Disclosure Statement For Debtors' First Amended and Modified Consolidated Plan under Chapter 11 of the Bankruptcy Code dated August 19, 1998, filed with the United States Bankruptcy Court for the District of Delaware in connection with the Plan of Reorganization and incorporated by reference and attached to the Offering Memorandum, and businesses reasonably related thereto.

     "Permitted Debt" has the meaning assigned to it in Section 4.3.

     "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company; (b) any Investment in Cash Equivalents;
(c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person engaged in a Permitted Business, if as a result of such Investment (i) such Person becomes a Subsidiary Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Subsidiary Guarantor; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business, for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding) in connection with the conduct of the business of the Company and its Restricted Subsidiaries which are Subsidiary Guarantors; (g) any Investment existing on the Issue Date and any Investment that replaces, refinances or refunds an Investment, provided that the new Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; (h) Investments in Permitted Joint Ventures that have an aggregate fair market value, taken together with all other Investments made pursuant to this clause
(h) that are at that time outstanding, not to exceed $7.5 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), provided that (I) no more than $3.0 million of the aggregate amount of Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) permitted by this clause (h) may be made in the form of additional investments in the Permitted Joint Ventures and (II) no more than $4.5 million of the aggregate amount of Investments (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) permitted by this clause (h) may be made in the form of loans or advances made to or on behalf of Hutchinson/Kingston-Warren LLC, pursuant to Section 6.6 of the LLC Agreement for the sole purpose of funding the working capital needs, capital expenditures and other general corporate or partnership needs of Hutchinson/Kingston-Warren LLC in furtherance of its stated business purpose pursuant to Article 2 of the LLC Agreement, provided that the terms and conditions of such loans or advances require their repayment to the Company or Kingston-Warren or that the Company or Kingston-Warren are repaid their share of such expenditures pursuant to the LLC Agreement; and (i) other Investments by the Company or any of its Restricted Subsidiaries in any Person engaged in one or more Permitted Businesses, other than those provided for in clause (h), above having an aggregate fair market value (measured as of the date made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (i) that are at the time outstanding, not to exceed $2.5 million.

     "Permitted Joint Venture" means (i) KS-Doehler-Jarvis GmbH, a German joint venture formed by Doehler-Jarvis, Inc. and KS Aluminum Technologie AG, and (ii)

Hutchinson/Kingston-Warren LLC, a Delaware limited liability company formed by Kingston-Warren and Hutchinson S.A.

     "Permitted Liens" means (i) Liens securing the Senior Credit Facility and the Securities as permitted under this Indenture; (ii) Liens on the assets of the Company or any of the Subsidiary Guarantors to secure Hedging Obligations with respect to Indebtedness under any Credit Facility permitted by this Indenture to be incurred; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and only extend to the property so acquired; (v) Liens existing on the Issue Date, provided that any Liens in existence on the Issue Date that are Liens of pre-petition claims, arising from the filing of a voluntary petition for relief under Chapter 11 of the Bankruptcy Code of the Company and certain of its Subsidiaries, or Liens to secure the DIP Credit Facilities, which Liens will not for any reason have been extinguished and released by the Issue Date, shall not be a "Permitted Lien" within the meaning of this definition; (vi) Liens to secure any Permitted Refinancing Indebtedness incurred to refinance any Indebtedness secured by any Lien referred to in the foregoing clauses (i) through (v), as the case may be, at the time the original Lien became a Permitted Lien; (vii) Liens in favor of the Company or any Restricted Subsidiary that is a Subsidiary Guarantor; (viii) Liens incurred in the ordinary course of business (including those incurred in connection with trade credit in the ordinary course of business) of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business which shall be a "Permitted Lien" within the meaning of this definition) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (ix) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases, letters of credit or licenses or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties); (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xi) Liens to secure Indebtedness (including Capital Lease Obligations and purchase money obligations) permitted by clauses (iii) or (iv) of the second paragraph of Section 4.3 covering only the assets acquired with such Indebtedness; (xii) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided that any reserve or other appropriate provision as shall be required to conform with GAAP shall have been made therefor; (xiii) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject thereto or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;
(xiv) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business; (xv) leases or subleases granted to third Persons not interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries; (xvi) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security; (xvii) other deposits made in the ordinary course of business to secure liability (including letters of credit) to insurance carriers in connection with insurance policies that the Senior Credit Facility and this Indenture require the Company and its Subsidiaries to carry; (xviii) any interest or title of a lessor or sublessor under any operating lease; (xix) any attachment or judgment Lien not constituting an Event of Default under clause (vii) of the first paragraph of Section 6.1; (xx) Liens securing the CIBC Facility as permitted under this Indenture; and (xxi) Liens to secure Indebtedness permitted by clause (ix) of the second paragraph of Section 4.3.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, accrued and unpaid Interest on, any Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Securityholders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "PIK Grid" has the meaning assigned to it in Section 2.1.

     "PIK Securities" has the meaning assigned to it in Section 2.1.

     "Prime Treasury Dealer" has the meaning assigned to it in the definition of "Reference Treasury Dealer" in this Section 1.1.

     "Private Placement Legend" means the legend set forth in Section 2.6(g)(i) hereof to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Date" has the meaning assigned to it in Section 3.8.

     "Receivables Aging Certificate" has the meaning assigned to it in Section 4.19.

     "Released Interests" has the meaning assigned to it in Section 11.4.

     "Reference Treasury Dealer" means Lehman Brothers Inc. and three other primary U.S. Government securities dealers in New York City (each, a "Primary Treasury Dealer") appointed by the Trustee in consultation with the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Registrar" has the meaning assigned to it in Section 2.3.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of November 23, 1998 among the Company, the Subsidiary Guarantors and Lehman Brothers Inc. whereby the Company will agree to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the New Securities.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Global Security" means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

     "Regulation S Permanent Global Security" means a permanent global Security in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Restricted Period.

     "Regulation S Temporary Global Security" means a temporary global Security in the form of Exhibit A hereto bearing the Regulation S Temporary Global Security Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

     "Regulation S Temporary Global Security Legend" means the legend set forth in Section 2.6(g)(iii) to be placed on all Regulation S Temporary Global Securities.

     "Released Interests" has the meaning assigned to it in Section 11.4(a).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Payments" has the meaning assigned to it in Section 4.2.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

     "Restricted Global Security" means a Global Security bearing the Private Placement Legend.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of the Company shall be Restricted Subsidiaries of the Company.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "Rule 144A" means Rule 144A promulgated under the Securities Act.

     "Rule 903" means Rule 903 promulgated under the Securities Act.

     "Rule 904" means Rule 904 promulgated under the Securities Act.

     "SEC" means the U.S. Securities and Exchange Commission, or any successor agency.

     "Securities" means the Initial Securities and the New Securities issued or to be issued under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Documents" means, collectively, the Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Collateral Agent granting a Lien on any property of any Person to secure the obligations and liabilities of the Company and the Subsidiary Guarantors any other instruments, agreements or documents entered into or delivered in connection with any of the foregoing, as such agreement, instruments or documents may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     "Semi-Annual Accrual Period" has the meaning assigned to it in Section 2.1.

     "Senior Credit Facility" means that certain $115.0 million Credit Facility, dated as of the Issue Date, by and among the Company, the Subsidiary Guarantors and the several Lenders from time to time parties thereto, Lehman Brothers Inc., as Arranger, Lehman Commercial Paper Inc., as Syndication Agent, General Electric Capital Corporation, as Administrative Agent and as Collateral Agent, providing for up to $50.0 million of term loan borrowings and $65.0 million of revolving credit borrowings and in each case, including any related notes, guarantees, collateral documents, instruments, letters of credit and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Senior Debt" means any Indebtedness that is not subordinated in right of payment to the Securities or any other Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of this Indenture.

     "Shelf Registration Statement" has the meaning assigned to it in the Registration Rights Agreement.

     "Special PIK Redemption" has the meaning assigned to it in Section 3.9.

     "Special PIK Redemption Date" has the meaning assigned to it in Section
3.9.

     "Stub Period" has the meaning assigned to it in Section 2.1.

     "Subject Property" has the meaning assigned to it in Section 11.3.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof). Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" herein refer to a Subsidiary or Subsidiaries of the Company.

     "Subsidiary Guarantor" means each of the Domestic Restricted Subsidiaries that will fully and unconditionally guarantee, jointly and severally, on a senior basis to each Securityholder the Company's payment obligations under this Indenture and the Securities.

     "Survey" means maps or plats of an as-built survey of the sites of the properties subject to Mortgages certified to the Collateral Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date satisfactory to the Initial Purchaser and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Initial Purchaser and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (A) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (B) the lines of streets abutting the sites and width thereof; (C) all visible and/or recorded access and other easements appurtenant to the sites; (D) all roadways, paths, driveways, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded or apparent from a physical inspection of the sites; (E) any encroachments on any adjoining property by the building structures and improvements on the sites; (F) if the site is described as being on a filed map, a legend relating the survey to said map; and (G) the flood zone designations, if any, in which the mortgaged properties are located.

     "TIA" means the Trust Indenture Act of 1939 15 U.S.C. Section 77aaa-77bbbb, as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

     "Title Insurance Company" means the title insurance company that will issue a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance that shall (A) be in an amount satisfactory to the Initial Purchaser prior to the Issue Date; (B) insure that the Mortgage insured thereby creates a valid second lien on such mortgaged property (C) name the Collateral Agent, for the benefit of the Initial Purchaser and the Securityholders, as the insured thereunder; (D) be in the form of ACTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (E) contain such endorsements and affirmative coverage as the Initial Purchaser may reasonably request and (F) be satisfactory to the Initial Purchaser (including any such title companies acting as co-insurers or reinsurers, at the option of the Initial Purchaser).

     "Treasury Rate" means, with respect to any redemption date for the Securities, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities", for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Maturity Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

     "Trim Trends Canada" means Trim Trends Canada Limited, a company organized under the laws of Canada, and a Subsidiary of the Company.

     "Trust Officer" means any officer within the Corporate Trust Office including any Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Global Security" means a permanent global Security in the form of Exhibit B attached hereto that bears the Global Security Legend and that has the "Schedule of Increases or Decreases in Global Security" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

     "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt, (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results, and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; provided that, notwithstanding the above, the Company and its Restricted Subsidiaries may make payments to, provide credit or credit support for or make investments in Unrestricted Subsidiaries to the extent that such payments or investments are in compliance with the covenant entitled "Restricted Payments."

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Company's option.

     "Valuation Date" has the meaning assigned to it in Section 11.4(a)(i)(B).

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary, 100% of the outstanding Capital Stock and other Equity Interests of which is directly or indirectly owned by the Company.

     SECTION 1.2. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the Indenture securities means the Company and the Subsidiary Guarantors.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by the SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.3. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP;

          (8) the principal amount of any preferred stock shall be (i) the maximum liquidation preference of such preferred stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such preferred stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

     SECTION 1.4. One Class of Securities. The Initial Securities, the New Securities and the PIK Securities, if any, shall vote and consent together on all matters as one class and none of the Initial Securities, the New Securities or the PIK Securities shall have the right to vote or consent as a separate class on any matter.

                                   ARTICLE II

                                 THE SECURITIES

     SECTION 2.1. Terms, Form and Dating. (a) Terms. (1) Initial Offering. The Initial Securities are being offered and sold by the Company pursuant to the Amended and Restated Purchase Agreement.

     (2) Principal Amount and Maturity. The Initial Securities are being issued in aggregate principal amount of $25,000,000 and will mature on September 1, 2003. The aggregate principal amount of Securities outstanding at any time may not exceed $25,000,000, except with respect to PIK Securities issued pursuant to paragraph (a)(4) of this Section 2.1.

     (3) Interest. Interest on the Securities will accrue at a rate equal to the sum of (1) 14 1/2% per annum on the principal amount of Securities outstanding (calculated on the basis of a 360- day year comprised of twelve 30-day months) ("Coupon Interest") plus (2) Cash Flow Participation Interest (as defined below and, together with Coupon Interest, "Interest"). "Cash Flow Participation Interest," for any relevant period, equals the product of (1) Consolidated Cash Flow for the six month period ending, for interest payments due March 1 of each year, on December 31 and, for interest payments due on September 1 of each year, on June 30 (each, a "Semi-Annual Accrual Period") prior to the next succeeding Interest Payment Date multiplied by (2) the applicable percentage set forth for the period ending on the Interest Payment Date indicated below:

          Interest Payment Date                            Percentage
          ---------------------                            ----------
          March 1, 1999...................................   2.00%
          September 1, 1999...............................   2.00%
          March 1, 2000...................................   2.50%
          September 1, 2000...............................   2.50%
          March 1, 2001...................................   3.50%
          September 1, 2001...............................   3.50%
          March 1, 2002...................................   4.50%
          September 1, 2002...............................   4.50%
          March 1, 2003...................................   4.50%
          September 1, 2003...............................   4.50%

     If, however, the calculation of Cash Flow Participation Interest, based on the appropriate percentages set forth above, results in an amount that is less than $1.0 million for any two consecutive Semi-Annual Accrual Periods taken as a whole, then Cash Flow Participation Interest will be for such two corresponding Interest Payment Dates taken as a whole, $1.0 million (the "Minimum Cash Flow Participation Interest Amount").

          No later than 15 days prior to an Interest Payment Date or any other date on which Cash Flow Participation Interest is payable pursuant to a redemption of the Securities or an offer to purchase pursuant to Section
     4.13 hereof, the Company shall
     deliver to the Trustee an Officers' Certificate stating the amount of the Cash Flow Participation Interest payable on such upcoming Interest Payment Date or other payment date and calculations showing how such amount was determined.

          Notwithstanding the foregoing, in the event that the period for which Interest accrues and is due (including for the period from the Issue Date to the first Interest Payment Date of March 1, 1999) is less than 180 days (such a period, a "Stub Period"), then the Interest due for such Stub Period (which may be a Semi-Annual Accrual Period) will be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (calculated on the basis of a 360 day year comprised of twelve 30-day months), provided that the portion of Interest attributable to Cash Flow Participation Interest (or the Minimum Cash Flow Participation Interest Amount, if applicable) due at the end of such Stub Period (or, as the case may be, on September 1, 1999 with respect to the period covered by the Stub Period ending on March 1, 1999 plus the Semi-Annual Accrual Period ending on September 1, 1999, taken together) shall similarly be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (or, with respect to the period ending on September 1, 1999, the actual number of days that the Securities were outstanding for the period covered by such Stub Period plus the succeeding Semi-Annual Accrual Period, taken together) (calculated on the basis of a 360 day year comprised of twelve 30-day months). Interest on overdue principal and on overdue installments of Interest will accrue at the rate of Interest borne by the Securities.

          Interest will be payable semi-annually in arrears on March 1 and September 1 commencing on March 1, 1999 to Holders of record on the immediately preceding February 15 and August 15. Interest on the Securities will accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date.

          (4) PIK Securities. Notwithstanding the foregoing, (i) if the Company's Fixed Charge Coverage Ratio is less than 2.50 to 1 for any Semi-Annual Accrual Period, then the Company may elect to pay Cash Flow Participation Interest on the next succeeding Interest Payment Date for such Semi-Annual Accrual Period by the issuance of additional Securities equal to the amount of such interest that would otherwise be due but is not paid in cash (the "PIK Securities") determined pursuant to clause (a)(3) of this Section 2.1. The issuance of such PIK Securities shall constitute satisfaction in full of such obligation to pay such Cash Flow Participation Interest.

          If the Company elects, pursuant to this Section 2.1(a)(4), to issue PIK Securities, then the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date on which such PIK Securities will be issued) which shall state whether the Company elects to satisfy the obligation to pay Cash Flow Participation Interest, in full or in part, by the issuance of PIK Securities, in which case such notice shall include a written order to the Trustee to record on the register on the outstanding Security, or Securities, as the case may be, (the register on an outstanding Security, a "PIK Grid"), (i) the date of the issuance of such PIK Securities, (ii) the aggregate principal amount of such PIK Securities that were issued on such date and
     (iii) the total amount of PIK Securities outstanding after taking into account any Special PIK Redemption pursuant to Section 3.9. In the event that there have been no Special PIK Redemptions, then the total amount of PIK Securities shall be the sum of all prior issuances thereof.

     In no event shall the election of the Company to pay Cash Flow Participation Interest in cash or to satisfy the obligation to pay Cash Flow Participation Interest by issuing PIK Securities on any Interest Payment Date preclude the Company from making a different election with respect to all or any portion of Cash Flow Participation Interest to be paid on the Securities on any subsequent Interest Payment Date. If (i) the Company elects to satisfy the obligation to pay Cash Flow Participation Interest on the Securities in part in cash and in part by the issuance of PIK Securities on any Interest Payment Date and (ii) more than one Security is outstanding, then the proportion of cash to be paid and PIK Securities to be issued on such Interest Payment Date in respect of these outstanding Securities shall be the same for each such Security.

     Within 2 business days after any issuance of PIK Securities, the Trustee shall give notice of such issuance to the Depositary and all Securityholders registered with the Registrar.

     (b) Form and Dating. The Initial Securities and the Trustee's certificate of authentication shall be substantially as set forth in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and integral multiples thereof.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuers, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

     (c) Global Securities. Initial Securities shall be offered and sold to QIBs in reliance on Rule 144A as provided in the Amended and Restated Purchase Agreement and shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons and with the Global Security Legend and Private Placement Legend, as set forth in Exhibit A (including the "Schedule of Increases or Decreases in Global Security" attached thereto), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

     Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee or by the Depositary at the direction of the Trustee as required by
Section 2.6(h) hereof.

     (d) Book-Entry Provisions. This Section 2.1(d) shall apply only to a Global Security deposited with or on behalf of the Depositary. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

     Participants in the Depositary shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

     SECTION 2.2. Execution and Authentication. Two Officers of the Company shall sign Securities for the Company by manual or facsimile signature. The Company seal, if any, shall be reproduced on the Securities and may be in facsimile form.

     If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall, upon a written order of the Company signed by two Officers of the Company (an "Authentication and Delivery Order"), authenticate Securities for original issue up to the aggregate principal amount of $25,000,000. The aggregate principal amount of

Securities outstanding at any time may not exceed such amount except as provided in Section 2.1(a)(2) hereof.

     The Trustee may (at the expense of the Company) appoint an authenticating agent acceptable to the Issuers to authenticate the Global Security. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Securityholders or an affiliate of the Company and has the same protections under Article 7 herein.

     SECTION 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). Initially, the Registrar and the Paying Agent shall be, in each case, the Trustee. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date. The Company may have one or more Company-registrars and one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

     In the event the Company shall retain any Person not a party to this Indenture as an agent hereunder, the Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or Company-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

     The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

     The registered Holder of a Security may be treated as the owner of it for all purposes.

     SECTION 2.4. Paying Agent To Hold Money in Trust. By at least 11:00 a.m. (New York City time) on the date on which any principal or Interest (including any Liquidated Damages) on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or Interest (including any Liquidated Damages) when due.

The Company will instruct the Paying Agent to pay Interest (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Securityholders at the close of business on the February 15 or August 15 next preceding the Interest Payment Date. The Company will instruct the Paying Agent to pay principal and premium and Interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or Interest (including any Liquidated Damages) on the Securities and shall promptly notify the Trustee in writing of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities.

     SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     SECTION 2.6. Transfer and Exchange.

     (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Securities will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.9 hereof. Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section
2.6 or Section 2.7 or 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.6(b),(c) or (f) hereof.

     (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other Beneficial Interests described in the following subparagraphs, as applicable.

          (i) Transfer of Beneficial Interests in the Same Global Security. Interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in such Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
     Section 2.6(b)(i).

          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either
     (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company and the Parent in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities pursuant to
     Section 2.6(h) hereof.

          (iii) Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(ii) above and the Registrar receives the following:

               (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (2) thereof.

          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of
     Section 2.6(b)(ii) above and:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Securities or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit G hereto, including the certifications in item (1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication and Delivery Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

          (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

          (i) Beneficial Interests in Restricted Global Securities to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit G hereto, including the certifications in item (2)(a) thereof;

               (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (1) thereof;

               (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (2) thereof;

               (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(a) thereof;

               (E) if such beneficial interest is being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(b) thereof; or

               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication and Delivery Order authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this
     Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 2.6(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (ii) Beneficial Interests in Restricted Global Securities to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Securities or (3) a Person who is an affiliate (as defined in Rule
          144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the holder of such beneficial interest in a
               Restricted Global Security proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit G hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a
               Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit F hereto, including the certifications in item (4) thereof, and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iv) Beneficial Interests in Unrestricted Global Securities to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.6(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
     Section 2.6(h) hereof, and the Company shall execute and the Trustee shall upon receipt of an Authentication and Delivery Order authenticate and (at the expense of the Company) deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall (at the expense of the Company) deliver such Definitive Securities to the Persons in whose names such Securities are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(iii) shall not bear the Private Placement Legend.

     (d) Transfer and Exchange of Definitive Securities for Beneficial
Interests.

          (i) Restricted Definitive Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

               (A) if the Holder of such Restricted Definitive Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit G hereto, including the certifications in item (2)(b) thereof;

               (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (1) thereof;

               (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (2) thereof;

               (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(a) thereof;

               (E) if such Restricted Definitive Security is being transferred to the Company or any of their Subsidiaries, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(b) thereof; or

               (F) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit F hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, and in the case of clause
          (C) above, the Regulation S Global Security.

          (ii) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Restricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted

     Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Definitive Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit G hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

          (iii) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such

     Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a written request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

     If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication and Delivery Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

     (e) Transfer and Exchange of Definitive Securities for Definitive
Securities.

     Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

          (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

               (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (1) thereof;

               (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications in item (2) thereof; and

               (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (ii) Restricted Definitive Securities to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an

     Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

               (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

               (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

               (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

               (D) the Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit G hereto, including the certifications in item (I)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit F hereto, including the certifications in item (4) thereof;

          and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an

Authentication and Delivery Order in accordance with Section 2.2, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Securities and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and (at the expense of the Company) deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

     (g) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (i) Private Placement Legend. (A) Except as permitted by subparagraph
     (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO

     THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

               (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(ii),
          (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
          2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

          (ii) Global Security Legend. Each Global Security shall bear a legend in substantially the following form:

     "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (iii) Regulation S Temporary Global Security Legend. The Regulation S Temporary Global Security shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL

     SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

     (h) Cancellation and/or Adjustment of Global Securities. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or cancelled in whole and not in part, each such Global Security shall be returned to or retained and cancelled by the Trustee in accordance with
Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

          (i) General Provisions Relating to Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication and Delivery Order in accordance with Section 2.2 hereof or upon receipt of a written request of the Registrar.

          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.8, 4.12, 4.13 and 9.5 hereof).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

          (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

     SECTION 2.7. Replacement Securities. If any mutilated Security is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon receipt of an Authentication and Delivery Order, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Securityholder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their expenses in replacing a Security.

     SECTION 2.8. Outstanding Securities. The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.9 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security; however, Securities held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.7 hereof.

     If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the principal amount of any Security is considered paid under Section
4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

     If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay the principal amount of those Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

     SECTION 2.9. Temporary Securities. Until definitive Securities are ready for delivery, the Company may execute and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Securityholder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Securityholder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Securityholder of definitive Securities.

     SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy all Securities surrendered for registration of transfer or exchange, payment or cancellation in accordance with its customary practices and procedures in effect from time to time. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

     SECTION 2.11. Defaulted Principal and Interest. If the Company defaults in a payment of principal or Interest (including Liquidated Damages) on the Securities, the Company shall pay interest on any such defaulted payments at the rate borne by the Securities (such an amount, "Defaulted Interest") and, if the Company defaults in the payment of any Defaulted Interest on any Interest Payment Date or any other date on which such payments shall be due, then the Company shall pay Defaulted Interest on these amounts. The Company may pay the Defaulted Interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as provided in this
Section 2.11.

     SECTION 2.12. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Securityholders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

     SECTION 2.13. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any Subsidiary Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary Guarantor shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded.

                                   ARTICLE III

                                   REDEMPTION

     SECTION 3.1. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

     The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from the Company to the effect that such redemption will comply with the conditions herein.

     SECTION 3.2. Selection of Securities To Be Redeemed. If fewer than all the Securities then outstanding are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. Upon request of the Company, the Trustee shall notify the Company of the Securities or portions of Securities to be redeemed.

     SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Trustee at the expense of the Company shall mail a notice of redemption by first-class mail to each Securityholder at its registered address to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price if such price is calculable at the time such notice is sent or, if not, the formula for calculating such price;

          (3) the name and address of the Paying Agent;

          (4) that the Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus, to the extent not included therein, accrued and unpaid Interest, Liquidated Damages, if any, and Defaulted Interest, if any;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on those Securities (or portion thereof) called for redemption shall cease to accrue on and after the redemption date;

          (7) whether the Securities are to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part.

          (8) the CUSIP number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

     The Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall compute and provide the Trustee with the information required by this Section 3.3.

     SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption shall become due and payable on the redemption date and at the redemption price stated or calculable as set forth in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid Interest and Liquidated Damages, if any, and Defaulted Interest, if any, to the redemption date; provided that the Company shall have deposited the redemption price and accrued interest, if any, with the Paying Agent or the Trustee on or before 11:00 a.m. (New York City time) on the date of redemption; provided, further, that if the redemption date falls on an Interest Payment Date, any accrued and unpaid Interest, Liquidated Damages, if any, and Defaulted Interest, if any, shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Securityholder shall not affect the validity of the notice to any other Securityholder.

     SECTION 3.5. Deposit of Redemption Price. By at least 11:00 a.m. (New York City time) on the date on which amounts owing to Securityholders pursuant to either Section 3.7(a) hereof, Section 3.7(b) hereof, Section 3.8 hereof or
Section 3.9 hereof are due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay such amounts plus, to the extent not included therein, accrued and unpaid Interest Liquidated Damages, if any, and Defaulted Interest, if any, on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or an affiliate and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such redemption price, Interest and Defaulted Interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

     SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Securityholder (at the Company's expense) a new Security equal in a principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.7. Optional Redemption.

     (a) Optional Redemption Prior to September 1, 2001. Prior to September 1, 2001, the Securities will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 and no more than 60 days' prior notice, on any March 1, June 1, September 1 or December 1 of any year at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid Interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing: (i) "Make-Whole Premium" means, with respect to a Security, an amount equal to the present value of the remaining Coupon Interest (exclusive of any portion thereof accruing with respect to the period prior to the redemption date) and premium payments due on such Security as if such Security were redeemed on September 1, 2001 pursuant to the next succeeding paragraph, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 100 basis points; and (ii) if the Company redeems any Security on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage, as stated in Section 2.1(a)(3), corresponding to the date next succeeding that June 1 or December 1, as the case may be.

     (b) Optional Redemption On or After September 1, 2001. On or after September 1, 2001, the Securities are redeemable, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

                                                Redemption Price as a
                      Year                      Percentage of Principal Amount
                      ----                      ------------------------------

                      2001.....................  107.250%
                      2002.....................  103.625%

For purposes of the foregoing, if the Company redeems any Security (i) on March 1 or September 1 of any year, then Cash Flow Participation Interest shall be calculated as set forth in Section 2.1(a)(3); (ii) on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage, as stated in Section 2.1(a)(3), corresponding to the date next succeeding that June 1 or December 1, as the case may be; and (iii) on any date other than March 1, June 1, September 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated as follows: (w) for any redemption occurring between March 1 and June 1 (exclusive of March 1 and June 1), the Cash Flow Participation Interest for the period from March 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding March 1 by a fraction the numerator of which shall be the number of days from March 1 to and including the redemption date and the denominator of which shall be 180; (x) for any redemption occurring between June 1 and September 1 (exclusive of June 1 and September 1), Cash Flow Participation Interest shall be the sum of (I) the Cash Flow Participation Interest for the period from March 1 to June 1 which shall be calculated as described in clause (w) of this paragraph and (II) the Cash Flow Participation Interest for the period from June 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from March 1 through June 1 by a fraction the numerator of which shall be the number of days between June 1 and the redemption date and the denominator of which shall be 90; (y) for any redemption occurring between September 1 and December 1 (exclusive of September 1 and December 1), the Cash Flow Participation Interest for the period from September 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding September 1 by a fraction the numerator of which shall be the number of days from such September 1 to and including the redemption date and the denominator of which shall be 180; and (z) for any redemption occurring between December 1 and March 1 (exclusive of December 1 and March 1), Cash Flow Participation Interest shall be the sum of (I) the Cash Flow Participation Interest for the period from September 1 to December 1 which shall be calculated as described in clause (y) of this paragraph and (II) the Cash Flow Participation Interest for the period from December 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from September 1 through December 1 by a fraction the numerator of which shall be the number of days from December 1 to the redemption date and the denominator of which shall be 90.

     (c) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through Section 3.6 hereof.

     SECTION 3.8. Offer to Purchase by Application of Excess Proceeds. In the event that, pursuant to Section 4.12 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

     The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Securities required to be purchased pursuant to Section 4.12 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased shall be made in the same manner as Interest payments are made pursuant to Section 2.1(a)(3).

     If the Purchase Date is on or after a record date and on or before the related Interest Payment Date, any accrued and unpaid Interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Securityholders who tender Securities pursuant to the Asset Sale Offer.

     Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and to each of the Securityholders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Securityholders to tender Securities pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Securityholders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

          (a) that the Asset Sale Offer is being made pursuant to this Section
     3.8 and Section 4.12 hereof and the length of time the Asset Sale Offer shall remain open;

          (b) the Offer Amount, the purchase price and the Purchase Date;

          (c) that any Security not tendered or accepted for payment shall continue to accrete or accrue interest;

          (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

          (e) that Securityholders electing to have a Security purchased pursuant to an Asset Sale Offer may only elect to have all of such Security purchased and may not elect to have only a portion of such Security purchased;

          (f) that Securityholders electing to have a Security purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled "Option of Securityholder to Elect Purchase" on the reverse of the Security completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (g) that Securityholders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of the Security the Securityholder delivered for purchase and a statement that such Securityholder is withdrawing his election to have such Security purchased;

          (h) that, if the aggregate principal amount of Securities surrendered by Securityholders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (i) that Securityholders whose Securities were purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

     On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.8. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Securityholder an amount equal to the purchase price of the Securities tendered by such Securityholder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Security to such Securityholder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Securityholder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

     Other than as specifically provided in this Section 3.8, any purchase pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

     SECTION 3.9. Special PIK Redemptions. (a) If the Company elects to pay Cash Flow Participation Interest for a Semi-Annual Accrual Period by the issuance of PIK Securities pursuant to Section 2.1(a)(4) hereof, then the Company shall be required to redeem such PIK Securities on the Interest Payment Date falling immediately after the next succeeding Semi-Annual Accrual Period (such date, the "Special PIK Redemption Date") at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, on such PIK Securities, to the Special PIK Redemption Date (such redemption, the "Special PIK Redemption") if, but only if, (A) the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such Special PIK Redemption Date would have been at least
2.50 to 1 determined on a pro forma basis after giving effect to such Special PIK Redemption as if such Special PIK Redemption had occurred at the beginning of the applicable four-quarter reference period and (B) such Special PIK Redemption is permitted by the Senior Credit Facility.

     (b) In the event of a Special PIK Redemption, the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date which shall also be such Special PIK Redemption Date) which shall include a written order to the Trustee to record on the PIK Grid for the Security or, if more than one Security is outstanding at that time, for each Security, (i) the date of the Special PIK Redemption, (ii) the aggregate principal amount of PIK Securities to be redeemed on the Special PIK Redemption Date and (iii) the total amount of PIK Securities outstanding after taking into account this and any prior Special PIK Redemption.

     Within 2 business days of any Special PIK Redemption, the Trustee shall give notice of such Special PIK Redemption to the Depositary and all Securityholders registered with the Registrar as of the record date preceeding the Interest Payment Date that is such Special PIK Redemption Date.

     SECTION 3.10. Mandatory Redemption. The Company shall not be required to make mandatory redemptions or sinking fund payments with regard to the Securities, except as, and to the extent, set forth in Sections 3.8 and 3.9 hereof.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1. Payment of Securities. The Company shall promptly pay the principal, Interest and Liquidated Damages, if any, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and Interest (including Liquidated Damages) shall be considered paid on the date due if on or before 11:00 a.m. (New York City time) on such date the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the segregated account or separate trust fund maintained by the Company or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all principal and Interest (including Liquidated Damages) then due and the Trustee or the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, the Company or such Subsidiary), as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

     The Company shall pay Interest on overdue principal at the rate specified therefor in the Securities, and it shall pay Interest on overdue installments of Interest at the same rate to the extent lawful as provided in Section 2.11.

     Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from principal or Interest payments hereunder.

     SECTION 4.2. Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends and distributions payable to the Company or any Restricted Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company or other Affiliate of the Company (other than a Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

     (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

     (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.3 hereof; and

     (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii) or (iv) of the next succeeding paragraph), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter immediately following the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company as a contribution to its common equity capital or from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock), plus (iii) to the extent not already included in Consolidated Net Income of the Company for such period without duplication, if any Restricted Investment that was made by the Company or any of its Restricted Subsidiaries after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, or if any Unrestricted Subsidiary which is designated as an Unrestricted Subsidiary subsequent to the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment or Unrestricted Subsidiary (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment or designated amount of such Unrestricted Subsidiary.

     So long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the foregoing provisions shall not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness which is subordinated to the Securities or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness which is subordinated to the Securities with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its common Equity Interests so long as the Company or another Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company that are held by any member of the Company's (or any of its Restricted Subsidiaries) management pursuant to any management equity subscription agreement or stock option agreement, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $500,000 in any twelve-month period; and (vi) distributions required under the Plan of Reorganization but only in the manner and to the extent contemplated thereby.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an investment banking firm of national standing or by an appraisal firm of national standing, if such fair market value exceeds or reasonably may exceed $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.2 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

     SECTION 4.3. Incurrence of Indebtedness and Issuance of Preferred Stock. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue shares of Disqualified Stock and any Restricted Subsidiary may incur Acquired Debt if (i) the Company's Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.75 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period and (ii) the Company is in compliance with Section 4.4 hereof.

     The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt") so long as no Default has occurred and is continuing or would be caused thereby:

          (i) the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under the Senior Credit Facility and letters of credit (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder); provided that the sum of the aggregate principal amount of all Indebtedness of the Company and its Restricted

     Subsidiaries outstanding under the Senior Credit Facility after giving effect to such incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (i) does not exceed an amount equal to $125.0 million less, without duplication, (X) the aggregate amount of all repayments, optional or mandatory, of the principal of any Indebtedness under the term loan portion of the Senior Credit Facility that have been made by the Company and its Restricted Subsidiaries since the Issue Date,
     (Y) the aggregate amount of PIK Securities issued and outstanding pursuant to this Indenture to a maximum amount equal to the Minimum Cash Flow Participation Amount, and (Z) the aggregate amount of Asset Sale proceeds applied by the Company and its Restricted Subsidiaries to permanently reduce the availability of revolving credit Indebtedness under the Senior Credit Facility pursuant to Section 4.12; it being understood that the total committed facilities with respect to any refinancing of the Senior Credit Facility may exceed the actual aggregate principal amount of Indebtedness outstanding at the time of such refinancing so long as the total of such commitments does not exceed the limitations set forth in this clause (i);

          (ii) the incurrence by the Company of Indebtedness represented by the Securities and the PIK Securities issued pursuant to this Indenture and the incurrence by the Subsidiary Guarantors of the Guarantees;

          (iii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace Indebtedness incurred pursuant to this clause (iii), not to exceed $5.0 million at any time outstanding;

          (iv) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness;

          (v) the incurrence by the Company of Indebtedness owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary which is a Subsidiary Guarantor owing to and held by the Company or another Restricted Subsidiary which is a Subsidiary Guarantor; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Securities and this Indenture, (b) if a Restricted Subsidiary of the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of such Restricted Subsidiary's Guarantee and
     (c)(1) any subsequent event or issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (v);

          (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred in the normal course of business and consistent with past business practices for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding in connection with the conduct of their respective businesses and not for speculative purposes);

          (vii) the guarantee by the Company or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.3;

          (viii) the incurrence by Trim Trends Canada of Indebtedness under the CIBC Facility, provided that the aggregate principal amount of all Indebtedness of Trim Trends Canada outstanding under the CIBC Facility, after giving effect to such incurrence, including all permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (viii), does not exceed an amount equal to $2.0 million; and

          (ix) the incurrence by the Company of additional Indebtedness in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (ix), not to exceed $2.5 million.

     For purposes of determining compliance with this Section 4.3, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (ix) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant as of the date of incurrence thereof, the Company shall, in its sole discretion, classify such item of Indebtedness as of the date of incurrence thereof in any manner that complies with this covenant and such item of Indebtedness shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, accrual of dividends, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

     SECTION 4.4. Maintenance of Consolidated Leverage Ratio. So long as the Securities are outstanding, the Company, will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly permit the Consolidated Leverage Ratio as of the last day of any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter                                          Consolidated Leverage
--------------                                          ---------------------

December 31, 1998...............................                 4.50
March 31, 1999..................................                 4.50
June 30, 1999...................................                 4.50
September 30, 1999..............................                 4.50
December 31, 1999...............................                 4.00
March 31, 2000..................................                 4.00
June 30, 2000...................................                 4.00
September 30, 2000 and thereafter until
the Maturity Date...............................                 3.50


     SECTION 4.5. Maintenance of Consolidated Interest Coverage Ratio. So long as the Securities are outstanding, the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                       Consolidated Coverage
Fiscal Quarter                                             Interest Ratio
--------------                                             --------------

December 31, 1998...............................                2.00
March 31, 1999..................................                2.00
June 30, 1999...................................                2.00
September 30, 1999..............................                2.00
December 31, 1999...............................                2.25
March 31, 2000..................................                2.25
June 30, 2000...................................                2.25
September 30, 2000..............................                2.25
December 31, 2000 and thereafter until
the Maturity Date...............................                2.75

     SECTION 4.6. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt, or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

     SECTION 4.7. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(X) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (Y) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Senior Credit Facility as in effect as of the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the Issue Date, (b) this Indenture and the Securities, (c) applicable law, (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred, (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business, (f) capital leases, mortgage financings or purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the property so acquired, (g) Indebtedness of Subsidiary Guarantors, provided that such Indebtedness was permitted to be incurred pursuant to this Indenture, or (h) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

     SECTION 4.8. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less

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                                                                              61

favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of its Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, an opinion as to the fairness to the Securityholders of such Affiliate Transaction from a financial point of view issued by an investment banking firm of national standing or an appraisal firm of national standing; provided that none of the following shall be deemed to be Affiliate Transactions: (1) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, (2) transactions between or among the Company and/or its Subsidiary Guarantors on terms that are no less favorable to the Company and/or such Subsidiary Guarantor than those that would have been obtained in a comparable transaction by the Company and/or such Subsidiary Guarantor with an unrelated Person, (3) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company or of Equity Interests of any Restricted Subsidiary to the Company or any other Restricted Subsidiary, (4) Restricted Payments that are permitted by, and Investments that are not prohibited by, Section 4.2 hereof, (5) fees and compensation paid to members of the Board of Directors of the Company and of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary, (6) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business; and (7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any of its Restricted Subsidiaries, as determined by the Board of Directors of the Company or of any such Restricted Subsidiary, to the extent such fees and compensation are reasonable and customary, shall not be deemed to be Affiliate Transactions.

     SECTION 4.9. Sale and Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to (A) the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.3 hereof and (B) the covenant described above under Section 4.4 hereof, (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the second paragraph of Section
4.12 hereof.

     SECTION 4.10. Impairment of Security Interests. Subject to the Intercreditor Agreement, neither the Company nor any of its Subsidiaries will take or omit to take any action

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                                                                              62

that would adversely affect or impair the security interests granted to the Collateral Agent, in favor of the Trustee and Securityholders, with respect to the Collateral. Neither the Company nor any of its Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Collateral Agent) any interest whatsoever in the Collateral, other than the security interest of the Senior Credit Facility and Permitted Liens as permitted under Section 4.6 hereof. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire Indebtedness of any Person, other than as permitted by this Indenture (under Section 4.6 hereof), the Securities, the Intercreditor Agreement and the Collateral Agreement.

     SECTION 4.11. Additional Subsidiary Guarantors. If the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Issue Date, then such newly acquired or created Restricted Subsidiary will (i) execute a supplemental indenture in form and substance satisfactory to the Trustee providing that such Restricted Subsidiary will become a Subsidiary Guarantor under this Indenture and the Collateral Agreement,
(ii) will issue a Guarantee or endorse the Securities on the same terms and conditions as the Guarantees that will be issued by each Subsidiary Guarantor pursuant to this Indenture and the Collateral Agreement and (iii) deliver an Opinion of Counsel to the effect, inter alia, that such supplemental indenture has been duly authorized and executed by such Restricted Subsidiary.

     SECTION 4.12. Offer to Purchase Upon Asset Sale. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets issued or sold or otherwise disposed of and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are immediately converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision. Notwithstanding the above, (i) the Company shall not be permitted to make any Asset Sale of Kingston-Warren and (ii) the Company shall comply with the applicable requirements of Section 314(d) of the TIA regarding, and as a condition to, the release of Collateral.

     Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Indebtedness under the Senior Credit Facility (and, in the case of borrowings under the revolving credit portion of the Senior Credit Facility, to correspondingly permanently reduce the commitments with respect thereto),

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                                                                              63

(b) to the acquisition of a controlling interest in another business, provided that (i) on a pro forma basis after giving effect to such acquisition, the Company's Consolidated Leverage Ratio as of the last day of the period of four consecutive fiscal quarters preceding such acquisition is no higher than it would have been without giving pro forma effect to such acquisition and (ii) such other business engages in a Permitted Business or (c) the making of a capital expenditure or the acquisition of other tangible long-term assets, in each case, in Permitted Businesses. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $2.0 million, the Company will be required to make an offer to all Securityholders (an "Asset Sale Offer") to purchase the maximum principal amount of Securities that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid Interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with Section 3.8 hereof (the first date the aggregate of all such Net Proceeds is equal to $2.0 million or more shall be deemed an "Asset Sale Offer Trigger Date"). To the extent that the aggregate amount of Securities tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities surrendered by Securityholders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Each Asset Sale Offer will be mailed to the record Securityholders as shown on the register of Securityholders within 25 days following the Asset Sale Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Asset Sale Offer, Securityholders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash.

     The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the Asset Sale provisions of this Indenture by virtue thereof.

     SECTION 4.13. Offer to Repurchase upon Change of Control. (a) Upon the occurrence of a Change of Control, each Securityholder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Securityholder's Securities pursuant to the offer described in this Section 4.13 (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid Interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). The calculation of the portion of unpaid Interest represented by Cash Flow Participation Interest shall be made in the same manner as set forth in Section 3.7 hereof. Within 10 days following any Change of Control, the Company shall mail a notice to the Trustee describing the transaction or transactions that constitute the Change of Control and

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                                                                              64

offering to repurchase Securities on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

     (b) On a Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Securityholder so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Securityholder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not other provisions of this Indenture are applicable.

     (c) Notwithstanding anything to the contrary in this Section 4.13, the Company shall not be required to make a Change of Control Offer upon a Change of Control (i) if a third party makes the Change of Control Offer in a manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.13 and Section 3.8 hereof and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or (ii) the Company exercises its option to purchase all the Securities upon a Change of Control as described in Section 3.7 hereof.

     SECTION 4.14. Business Activities. The Company will not, and the Company will not permit any of its Restricted Subsidiaries to, directly or indirectly, engage in any line of business other than a Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.15. Payments for Consent. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Securityholder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Securityholders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

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                                                                              65

     SECTION 4.16. Reports. Whether or not the Company is required by the rules and regulations of the SEC, so long as any Securities are outstanding, the Company will furnish to each of the Securityholders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such financial information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and any consolidated Restricted Subsidiaries and, with respect to the annual information only, reports thereon by the Company's independent public accountants (which shall be firm(s) of established national reputation) and (ii) all information that would be required to be filed with the SEC on Form 8- K if the Company were required to file such reports. All such information and reports shall be filed with the SEC on or prior to the dates on which such filings would have been required to be made had the Company been subject to the rules and regulations of the SEC. In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

     For so long as any Securities remain outstanding, the Company and the Subsidiary Guarantors shall furnish to the Securityholders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     SECTION 4.17. Further Surveys and Title Insurance. To the extent that, on the Issue Date, the Company shall not have delivered Surveys of the properties subject to the Mortgages to the Collateral Agent and the Title Insurance Company, then the Company shall use commercially reasonable efforts to do so within 45 days of the Issue Date and shall use commercially reasonable efforts to have the Title Insurance Company, within 10 days thereafter, omit corresponding survey exceptions on the relevant title insurance policies issued and issue those endorsements to such title insurance policies (such as survey and access) that cannot be issued without such surveys.

     SECTION 4.18. Corporate Existence. Subject to Article 5 hereof, the Company shall do, or cause to be done, all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary, respectively, and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Securityholders.

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                                                                              66

     SECTION 4.19. Accounts Receivable Aging Certificate. The Company shall deliver to the Trustee within thirty days after each of March 31, June 30, September 30 and December 31 of each fiscal year a certificate dated the last day covered by such quarterly period, signed by the Controller, Treasurer or Chief Financial Officer of the Company and listing the number and dollar amount of accounts receivable aged from invoice date as follows: 1 to 30 days, 31 to 60 days, 61 to 90 days and 91 days or more, accompanied by such supporting detail and documentation as shall be requested by the Trustee in its reasonable discretion (each such certificate, a "Receivables Aging Certificate"). Each Receivables Aging Certificate shall also show the percentage of total accounts receivable which are 91 days or more past due from the date of invoice; provided, that if such percentage is greater than or equal to 10%, the Trustee shall notify all Securityholders in writing of such fact and provide to each Securityholder a copy of such Receivables Aging Certificate.

     SECTION 4.20. Compliance Certificate. The Company shall deliver to the Trustee within 90 days after the end of each fiscal quarter of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company and each of the Subsidiary Guarantors also shall, to the extent required, comply with TIA Section 314(a)(4).

     SECTION 4.21. Maintenance of Office or Agency. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

     SECTION 4.22. Taxes. The Company shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Securityholders.

     SECTION 4.23. Stay, Extension and Usury Laws. Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Subsidiary Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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                                                                              67

     SECTION 4.24. Maintenance of Properties and Insurance. Subject to Article V, the Company shall cause all material properties owned by or leased to it or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, provided, however, that nothing in this Section 4.24 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, or of an Officer (or other agent employed by the Company or of any Restricted Subsidiary) of the Company or such Restricted Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary as, in the judgment of the Company, may be necessary.

     SECTION 4.25. Further Instruments and Acts. Upon reasonable request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                    ARTICLE V

                                SUCCESSOR COMPANY

     SECTION 5.1. Merger, Consolidation, or Sale of Assets. The Company will not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

          (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately before and after such transaction no Default or Event of Default shall have occurred; and

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                                                                              68

          (iv) except in the case of a merger of the Company with or into a Subsidiary Guarantor, the Company or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made
     (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 4.3 hereof. The Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

     Upon any consolidation or merger, or any sale or lease of the assets of the Company as, or substantially as, an entirety in accordance with this Section 5.1, the entity formed by such consolidation or into which the Company shall have been merged or to which such sale or lease shall have been made shall succeed to and be substituted for the Company with the same effect as if it had been named in this Indenture as a party hereto and thereafter from time to time such successor entity may exercise each and every right and power of the Company under this Indenture in the name of the Company or in its own name; and any act or proceeding by any provision of this Indenture required or permitted to be done by the Board of Directors or any Officer of the Company may be done with like force and effect by the like board or officer of any entity that shall at the time be the successor of the Company hereunder. In the event of the sale by the Company of its assets as, or substantially as, an entirety upon the terms and conditions of this Section 5.1, the Company shall be released from all its liabilities and obligations under this Indenture and the Securities, but the predecessor Company in the case of a lease of all its assets or substantially all its assets will not be released from the obligation to pay the principal and premium of and Interest and Liquidated Damages, if any, on the Securities.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

     SECTION 6.1. Events of Default. An "Event of Default" occurs if:

          (1) the Company defaults in any payment of Interest or Liquidated Damages, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at its Maturity Date, upon declaration or otherwise;

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                                                                              69

          (3) the Company fails to comply with Article V or the Company or a Restricted Subsidiary fails to comply with Section 4.2 hereof or Section
     4.3 hereof, and such default continues for a period of 30 days;

          (4) the Company or any of its Restricted Subsidiaries fails to comply with Section 4.12 hereof or Section 4.13 hereof;

          (5) the Company or any of its Restricted Subsidiaries, as the case may be, fails to comply with any of its agreements in the Securities, the related Guarantees, this Indenture, the Collateral Agreement or the other Security Documents (other than those referred to in clauses (1), (2), (3) or (4) of this Section 6.1) and such failure continues for 60 days after the notice specified below;

          (6) the Company or any of its Restricted Subsidiaries default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal of or premium, if any, or Interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $1.0 million or more;

          (7) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $1.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged, stayed, vacated or bonded pending appeal by a reputable financial intermediary with an investment grade rating for a period of 60 days from the entry thereof;

          (8) the Company or a Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

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                                                                              70

               (D) makes a general assignment for the benefit of its creditors;

               (E) generally are not paying their debts as they become due;

     or takes any comparable action under any foreign laws relating to insolvency;

          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Restricted Subsidiary of the Company in an involuntary case;

               (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any assets that constitute a substantial part of the assets of the Company or that constitute all or substantially all of the assets of a Restricted Subsidiary; or

               (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary of the Company;

     (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days;

          (10) except as permitted under this Indenture and the Collateral Agreement, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect for 30 days after notice or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; or

          (11) except as permitted by the Collateral Agreement, the other Security Documents, this Indenture or any amendments hereto or thereto, any of the Collateral Agreement or the other Security Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien on the Collateral in favor of the Securityholders for 30 days after notice.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (5), (9), (10) and (11) of this Section 6.1 and what action the Company is taking or proposes to take with respect thereto.

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                                                                              71

     SECTION 6.2. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Securityholders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid Interest and Liquidated Damages, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and Interest and Liquidated Damages, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.1(8) or (9) with respect to the Company or a Restricted Subsidiary occurs and is continuing, the principal of and accrued Interest and Liquidated Damages, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Securityholders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or Interest and Liquidated Damages, if any, that has become due solely because of acceleration and the Trustee has been paid all amounts due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment or the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to
Section 3.7 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Securities. If an Event of Default occurs prior to September 1, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to September 1, 2001, then the premium specified in this Indenture with respect to the next succeeding call date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Securities.

     SECTION 6.4. Waiver of Past Defaults. Securityholders of not less than a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of the Securityholders of all of the Securities waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal and premium of and Interest and Liquidated Damages, if any, on the

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                                                                              72

Securities (including in connection with an offer to purchase pursuant to this Indenture), provided, however, that the Securityholders of a majority in aggregate principal amount of the then outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.5. Control by Majority. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, Securityholders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Securityholders or that may involve the Trustee in personal liability. However, the Trustee, which shall be entitled to receive and may conclusively rely on Opinions of Counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

     SECTION 6.6. Limitation on Suits. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (i) the Securityholder gives to the Trustee previous written notice stating that an Event of Default is continuing;

          (ii) the Securityholders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (iii) such Securityholder or Securityholders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (v) the Securityholders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the written request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

     SECTION 6.7. Rights of Securityholders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Securityholder to receive payment of

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                                                                              73

principal and premium of and Interest and Liquidated Damages, if any, on the Securities held by such Securityholder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Securityholder.

     SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Subsidiary Guarantors for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

     SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Securityholders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

     SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, Make-Whole Premium, if any, Interest and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and Interest and Liquidated Damages, if any, respectively; and

          THIRD: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the

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                                                                              74

suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Securityholder pursuant to Section 6.7 or a suit by Securityholders of more than 10% in aggregate principal amount of the outstanding Securities.

     SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     SECTION 6.13. Company Report. The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company shall, upon becoming aware of any Default or Event of Default or Proceeding by a Government Authority, to deliver to the Trustee a statement specifying such Default or Event of Default or such Proceeding.

                                   ARTICLE VII

                                     TRUSTEE

     SECTION 7.1. Duties of Trustee. If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

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                                                                              75

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

     (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

     (h) The Trustee shall not be bound to make any investigation into facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine books, records and premises of the Company, personally or by agent or attorney.

     (i) Any request or direction of the Company mentioned in this Indenture shall be sufficiently evidenced by a written request or order of the Company and any resolution of the Board of Directors may be sufficiently evidenced by a copy of the resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

     (j) The Trustee shall not be responsible for the recording, rerecording, filing of UCC Statements or UCC Continuation Statements.

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                                                                              76

     (k) The permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct.

     (l) With respect to Collateral upon an Event of Default, the Trustee shall use its best efforts to appoint an agent or agents for collecting, preserving, disposing, liquidating and otherwise servicing Collateral, but the Trustee shall not have any responsibility or liability for an agent's action or inaction, as long as the Trustee has used reasonable care in the selection of the agent. If within a reasonable time after an Event of Default, the Trustee is unable to obtain the appointment of an agent or agents, the Trustee shall given notice to the Securityholders and shall have no further duty with respect to the Collateral for which an agent is not appointed, except duties, if any, arising pursuant to a direction given in accordance with Section 7.2(f).

     SECTION 7.2. Rights of Trustee. The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it shall be entitled to and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents, attorneys, custodians or nominees and shall not be responsible for the misconduct or negligence or supervision of any agent, attorney, custodian or nominee appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of

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                                                                              77

Default shall have been given to the Trustee by the Company or any other obligor on the Securities or by any Securityholder.

     (h) If the Trustee is acting as Paying Agent or Registrar hereunder, the rights and protections of the Trustee under this Article VII shall also apply to the Trustee as Paying Agent or Registrar.

     SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

     SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

     SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in payment of principal of or Interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

     SECTION 7.6. Reports by Trustee to Securityholders. As promptly as practicable after each April 15 beginning with April 15, 1999, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such April 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall promptly deliver to the Company a copy of any report it delivers to Securityholders pursuant to this Section 7.6.

     A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

     SECTION 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation for its services as the Company and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances, incurred or

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                                                                              78

made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA. Such expenses shall include the reasonable compensation and reasonable expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Company of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Company thereof. The Company shall indemnify each of the Trustee and any predecessor Trustees and their officers, directors, employees and agents against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) including taxes (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. At the sole discretion of the Trustee, the Company shall defend the claim and the Trustee may have separate counsel, and the Company will pay the reasonable fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith, unless the Trustee shall have complied with the applicable standard of care required by the TIA.

     To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and Interest on particular Securities.

     The Company's payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Company. The Securityholders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days written notice to the Trustee and the Company and may appoint a successor Trustee. The Company shall remove the Trustee if:

          (i) the Trustee fails to comply with Section 7.10;

          (ii) the Trustee is adjudged bankrupt or insolvent;

          (iii) a receiver or other public officer takes charge of the Trustee or its property; or

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                                                                              79

          (iv) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company or by the Securityholders of a majority in principal amount of the Securities and such Securityholders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Securityholders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

     SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article VII and TIA Section 310(a).

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture, provided that the certificate of the Trustee shall have.

     SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and

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                                                                              80

surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with Section TIA 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

     SECTION 8.1. Discharge of Liability on Securities. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article III hereof or the Securities will become due and payable at their Maturity Date within 91 days, or the Securities are to be called for redemption within 91 days under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and, in each case of this clause (ii), the Company irrevocably deposits or causes to be deposited with the Trustee funds sufficient to pay at its Maturity Date or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7 or delivered to the Trustee for cancellation), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, cease to be of further effect and all the Subsidiary Guarantees shall be discharged and released and all rights of the Trustee or the Securityholders under any of the Security Documents shall terminate. The Trustee shall acknowledge satisfaction and discharge of this Indenture and the discharge and release of the Subsidiary Guarantees and the termination of such rights under the Security Documents on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with.

                                   ARTICLE IX

                                   AMENDMENTS

     SECTION 9.1. Without Consent of Securityholders. The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

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                                                                              81

          (i) to cure any ambiguity, omission, defect or inconsistency, whether wholly within this Indenture or as compared to any of the Security Documents;

          (ii) to comply with Article V;

          (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

          iv) to make such other changes or provisions that would provide any additional rights or benefits to Securityholders or that do not adversely affect the rights of Securityholders under this Indenture, the Securities, the Guarantees, the Collateral Agreement or the other Security Documents, including to add additional Subsidiary Guarantors hereunder, to add additional security for the Securities, to add to the covenants of the Company for the benefit of the Securityholders or to surrender any right or power herein conferred upon the Company;

          (v) to comply with, or allow for compliance with, any requirements of the SEC in connection with qualifying this Indenture under the TIA or giving effect to the security arrangements contemplated hereby; to give effect to the provisions of the Security Documents and this Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions;

          (vi) to give effect to the release of any Subsidiary Guarantor in accordance with the terms of this Indenture; and

          (vii) to evidence the acceptance of the appointment of any successor Trustee.

     After an amendment under this Section 9.1 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.1.

     SECTION 9.2. With Consent of Securityholders. Except as provided in Sections 9.2(b) and 9.2(c) hereof, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Securityholders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for Securities).

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                                                                              82

     (b) Notwithstanding Section 9.2(a) hereof, without the consent of each Securityholder affected, an amendment or waiver to this Indenture may not (with respect to any Securities held by a non-consenting Securityholder):

          (i) reduce the principal amount of Securities whose Securityholders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of or change the fixed maturity of any Security or alter the provisions with respect to the redemption of the Securities (other than provisions relating to Section 3.8, 4.12 and 4.13 hereof;

          (iii) reduce the rate of, amounts due under or change the time for payment of Interest on any Security;

          (iv) waive a Default or Event of Default in the payment of principal or premium, if any, of or Interest and Liquidated Damages, if any, on the Securities (except a rescission of acceleration of the Securities by the Securityholders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

          (v) make any Security payable in money other than that stated in this Indenture and the Securities;

          (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Securityholders to receive payments of principal or premium, if any, of or Interest and Liquidated Damages, if any, on the Securities;

          (vii) waive a redemption payment with respect to any Securities (other than a payment required by one of the covenants described above under Sections 4.12 and 4.13 hereof;

          (viii) make any changes that would affect the ranking of the Securities and the Guarantees, except in accordance with the terms of this Indenture and the Collateral Agreement;

          (ix) release any Subsidiary Guarantor from its obligations under the Guarantees, the Collateral Agreement and this Indenture, except in accordance with the terms of the Collateral Agreement and this Indenture;

          (x) amend or modify any provisions of this Indenture, the Collateral Agreement and other Security Documents, the Securities and the Guarantees relating to the Collateral in any manner adverse to Securityholders; or

          (xi) make any change in this Section 9.2(b).

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                                                                              83

     (c) Notwithstanding Sections 9.2(a) and 9.2(b) hereof, without the consent of the Securityholders holding at least two-thirds in principal amount of the Securities then outstanding, an amendment or waiver may not make any changes to
Section 4.3 hereof, Section 4.2 hereof, Section 4.6 and Section 4.13 hereof if such amendment or waiver would adversely affect the rights of Securityholders.

     It shall not be necessary for the consent of the Securityholders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     The Company shall deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company shall, upon becoming aware of any Default or Event of Default by a Governmental Authority, to deliver to the Trustee a statement specifying such Default or Event of Default or such Proceeding.

     After an amendment under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.2.

     SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

     SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Securityholder shall bind the Securityholder and every subsequent Securityholder of that Security or portion of the Security that evidences the same debt as the consenting Securityholder's Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective, it shall bind every Securityholder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Securityholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Securityholder to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Securityholder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

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                                                                              84

     SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and to receive, and shall be fully protected in relying upon, in addition to the documents required by Section 12.4, an Officers' Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article IX.

                                    ARTICLE X

                                   GUARANTEES

     SECTION 10.1. Guarantees. The Subsidiary Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to each Securityholder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal, Make-Whole Premium, Interest, Liquidated Damages, if any, and Defaulted Interest, if any, with respect to the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Subsidiary Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Subsidiary Guarantors, and that the Subsidiary Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

     The Subsidiary Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment. The Subsidiary Guarantors waive notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantors under this Section 10.1 shall not be affected by (a) the failure of any Securityholder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Obligation; (c) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement, unless such rescission, waiver, amendment, modification or supplement expressly affects the obligations of any Subsidiary Guarantor under this Section 10.1; (d) the release of any security held by any Securityholder or the Trustee for the Obligations or any of them; (e) the failure of any Securityholder or Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) any change in the ownership of the Company.

     The Subsidiary Guarantors further agree that their Guarantees herein constitute a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waive any right to require that any resort be had by any Securityholder or the Trustee to any security held for payment of the Obligations.

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                                                                              85

     Except as set forth in this Indenture, the obligations of the Subsidiary Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, except as set forth in this Indenture, the obligations of the Subsidiary Guarantors herein shall not be discharged or impaired or otherwise affected by the failure of any Securityholder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantors or would otherwise operate as a discharge of the Subsidiary Guarantors as a matter of law or equity.

     The Subsidiary Guarantors further agree that their Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Securityholder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise, unless such Guarantee has been released in accordance with Section 10.9.

     In furtherance of the foregoing and not in limitation of any other right which any Securityholder or the Trustee has or may have at law or in equity against the Subsidiary Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantors hereby promise to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Securityholders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid Interest on such Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Obligations of the Company to the Securityholders and the Trustee.

     The Subsidiary Guarantors agree that, as between the Subsidiary Guarantors, on the one hand, and the Securityholders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section.

     The Subsidiary Guarantors also agree to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Securityholder in enforcing any rights under this Section.

     SECTION 10.2. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the obligations of each Subsidiary Guarantor are limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

     SECTION 10.3. Successors and Assigns. This Article X shall inure to the benefit of the successors and assigns of the Trustee and the Securityholders and, in the event of any transfer or assignment of rights by any Securityholder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 10.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Securityholders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Securityholders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this
Article X at law, in equity, by statute or otherwise.

     SECTION 10.5. Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment. Each Subsidiary Guarantor's right of contribution shall be subject to the terms and conditions of Section 10.6. The provisions of this Section shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Trustee and the Securityholders and each Subsidiary Guarantor shall remain liable to the Trustee and the Securityholders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

     SECTION 10.6. No Subrogation. Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Securityholder against the Company or any other Subsidiary Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Securityholder for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Trustee and the Securityholders by the Company on account of the Obligations are paid in full. If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Subsidiary Guarantor in trust for the Trustee and the Securityholders, segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Trustee in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Trustee, if required), to be applied against the Obligations.

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                                                                              87

     SECTION 10.7. Additional Subsidiary Guarantors. Until such time as all Guarantees by the Subsidiary Guarantors under this Indenture shall have been released in accordance with Section 10.9, the Company shall cause each Subsidiary that becomes a Borrower (as defined in the Senior Credit Facility) under the Senior Credit Facility (other than a Foreign Subsidiary) to execute and deliver a supplement to this Indenture providing that such Subsidiary will be a Subsidiary Guarantor hereunder. Each such supplement shall be substantially in the form of Exhibit E attached hereto. Subsidiaries that are Subsidiary Guarantors on the date any such supplement is executed by an additional Subsidiary shall not be required to become parties to such supplement and hereby agree to the execution and delivery by any additional Subsidiary of any such supplement.

     SECTION 10.8. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Subsidiary Guarantors therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; it being understood that the release of the Guarantees of Subsidiary Guarantors pursuant to Section 10.9 shall not be an amendment or waiver of any provision of this Article X and shall not require any action on the part of the Trustee. No notice to or demand on the Subsidiary Guarantors in any case shall entitle the Subsidiary Guarantors to any other or further notice or demand in the same, similar or other circumstances.

     SECTION 10.9. Release of Subsidiary Guarantor. Upon the sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor, in each case in accordance with the terms of
Section 10.10, such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise of all the Capital Stock of such Subsidiary Guarantor) shall be automatically released from all its obligations under this Indenture and the Subsidiary Guarantee without any action on the part of the Trustee or the Securityholders. The Trustee shall receive written notice of the release of any Subsidiary Guarantor if such release is effected other than under Section 10.10.

     SECTION 10.10. Merger, Consolidation and Sale of Assets of a Subsidiary Guarantor. No Subsidiary Guarantor may directly or indirectly, consolidate or merge with or into (whether or not the Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, another Person unless:

          (i) the Person formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Subsidiary Guarantor under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

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                                                                              88

          (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, sale, lease, or merger complies with the foregoing clause
     (ii).

     Upon a sale or other disposition of all, or substantially all, of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Subsidiary Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Subsidiary Guarantor) will be released and relieved of any liabilities and obligations under its Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.12 hereof and the Intercreditor Agreement.

     Notwithstanding the foregoing, each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor.

                                   ARTICLE XI

                        COLLATERAL AND SECURITY DOCUMENTS

     SECTION 11.1. Security Documents; Agreements. The due and punctual payment of the principal and premium, if any, of and Interest, Liquidated Damages, if any, and Defaulted Interest, if any, on the Securities when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, (to the extent permitted by law), and the performance of all other obligations under this Indenture, including, without limitation, the obligations of the Company set forth in
Section 7.7 hereof, shall be secured as provided in the Collateral Agreement and the other Security Documents.

     The Trustee, the Company and the Subsidiary Guarantors hereby consent and agree that, with respect to that portion of the Collateral in which the security interest is being perfected by possession, the Administrative Agent shall hold the Collateral for the benefit of the Trustee in accordance with the terms of the Intercreditor Agreement, for the purpose of perfecting the Trustee's security interest therein. The Trustee hereby consents and agrees that, upon acquiring knowledge that upon the occurrence of the Substitution Event (as defined in the Intercreditor Agreement), the Trustee shall promptly make a request to the Administrative Agent for a written acknowledgment of the payment in full in cash of the Lender Obligations (as defined in the Intercreditor Agreement) and the termination of any commitments by the Lenders to extend credit under the Senior Credit Facility, pursuant to Section 8 of the Intercreditor Agreement.

     Each Securityholder, by accepting the Securities, consents and agrees to the terms of the Security Documents and the Intercreditor Agreement (including, without limitation, the

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                                                                              89

provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Trustee, with respect to each of the Security Documents and the Intercreditor Agreement, to perform its obligations and exercise its rights thereunder in accordance therewith.

     The Trustee and each Securityholder, by accepting the Securities, acknowledge that (i) as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of all of the Securityholders under the Security Documents, and
(ii) as more fully set forth in the Intercreditor Agreement, the rights and interests of the Administrative Agent and the Lenders under the Senior Credit Facility are prior to the rights and interests of the Securityholders in the Collateral and (iii) that the Lien of this Indenture and the Security Documents in respect of the Trustee and the Securityholders is subject to and qualified and limited in all respects by the Security Documents and the Intercreditor Agreement and actions that may be taken thereunder.

     As among the Securityholders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Securityholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Securities.

     SECTION 11.2. Opinions. Promptly after the execution and delivery of this Indenture, the Company shall deliver the opinion(s) required by Section 314(b)(1) of the TIA. Subsequent to the execution and delivery of this Indenture, to the extent required by the TIA, the Company shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to any filing, re-filing, recording or re-recording with respect to the Collateral as is necessary to maintain the Lien on the Collateral in favor of the Securityholders or (ii) in the opinion of such counsel, that no such action is necessary to maintain such Lien.

     SECTION 11.3. Release and Substitution of Collateral; Amendment of Security Documents. (a) The parties hereto hereby agree and acknowledge that the Collateral may be released by the Trustee at any time in accordance with the provisions of the Collateral Agreement and the Loan Collateral Agreement and, in any such case, the Collateral so released shall automatically be released as Collateral for the Securities without any action on the part of the Trustee or the Securityholders. For purposes of the TIA, the release of any Collateral from the terms of the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof or affect the Lien of the Security Documents if and to the extent the Collateral is released pursuant to the Security Documents or upon the termination of the Senior Credit Facility. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents to be complied with.

     (b) Notwithstanding the foregoing, the Company and each Restricted Subsidiary, as the case may be, so long as the following is permitted by the Security Documents, may

          (i) sell, lease or otherwise dispose of in the ordinary course of business free from the Liens of the Security Documents, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property ("Subject Property") which, in their reasonable opinion, may have become obsolete or unfair for use in the conduct of its businesses or the operation of the Collateral upon replacing the same with, or substituting for the same, new Subject Property constituting Collateral not necessarily of the same character but being of a least equal value as the Subject Property so disposed of as long as such new Subject Property becomes subject to the Liens of the Security Documents;

          (ii) abandon, sell, assign, transfer, license or otherwise dispose of in the ordinary course of business any personal property the use of which is no longer necessary or desirable in the proper conduct of the business of the Company and is not material to the conduct of the business of the Company and its Subsidiaries taken as a whole;

          (iii) grant in the ordinary course of business, rights-of-way and easements over or in respect of any of the Company's or such Subsidiary's real property, provided that such grant will not, in the reasonable opinion of the Company's Board of Directors, impair the usefulness of such property in the conduct of the Company's business;

          (iv) sell, transfer or otherwise dispose of inventory in the ordinary course of business;

          (v) sell, collect, liquidate, factor or otherwise dispose of accounts receivable in the ordinary course of business;

          (vi) make cash payments (including for the scheduled repayment of Indebtedness) from cash that is at any time part of the Collateral in the ordinary course of business that are not otherwise prohibited by this Indenture and the Security Documents; and

          (vii) release any Collateral in accordance with the terms of the Senior Credit Facility and the Security Documents or as otherwise permitted by the Administrative Agent under the Senior Credit Facility, pursuant to the Intercreditor Agreement;

in each case, without the delivery of any opinions or certificates upon any such release; provided that the Company shall deliver to the Trustee, within 15 days after each of the six-month periods ended March 1 and September 1 in each year an Officers' Certificate to the effect that all releases of Collateral pursuant to this Section 11.3(b) by the Company or any Subsidiary, as the case may be, during the preceding six-month period were in the ordinary course of the Company's or such Subsidiary's business and that all proceeds therefrom were used by the Company or such Subsidiary as permitted herein.

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                                                                              91

     (c) The fair value of Collateral released from the Liens of the Security Documents pursuant to Section 11.3(b) or (d) hereof shall not be considered in determining whether the aggregate fair value of Collateral released from the Liens of the Security Documents in any calendar year exceeds the 10% threshold specified in Section 314(d)(l) of the TIA; provided that the Company's right to rely on this sentence at any time is conditioned upon the Company having furnished to the Trustee the certificates described in Section 11.3(b) hereof that were required to be furnished to the Trustee at or prior to such time. It is expressly understood that Section 11.3(b) and this Section 11.3(c) relate only to the Company's obligations under the TIA and shall not restrict or otherwise affect the Company's and its Subsidiaries' rights or abilities to release Collateral pursuant to the terms of the Senior Credit Facility, the Intercreditor Agreement and the Security Documents or as otherwise permitted by the Lenders under the Senior Credit Facility.

     (d) Notwithstanding Sections 4.12, 11.1 and 11.3, (i) Collateral may be released from the Lien of the Security Documents to the extent that the sale, transfer or disposition of the item of Collateral in question would not constitute an Asset Sale provided that the Company complies with Section 11.4(b) prior to the release of such Lien; and (ii) the Designated Facilities may be released from the Lien of the Security Documents.

     (e) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor (as defined in the Collateral Agreement) in a transaction permitted by this Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     SECTION 11.4. Procedures Regarding Release of Collateral.

     (a) Procedures Regarding Release of Collateral Pursuant to an Asset Sale. In connection with an Asset Sale and upon compliance by the Company with the conditions set forth under clauses (i) through (iv) of this Section 11.4(a) as well as the conditions set forth under the Loan Security Documents, the Intercreditor Agreement and the applicable provisions of the Trust Indenture Act set forth in Section 11.4(c) in respect of any release of items of Collateral, the Collateral Agent shall release items of Collateral (the "Released Interests") from the Lien of the Security Documents and, pursuant to the Collateral Agreement, shall reconvey the Released Interests to the Company and its Subsidiaries, as applicable.

          (i) Written Notice. The Company shall deliver to the Trustee a written statement executed by a duly authorized officer of the Company requesting the release of Released Interests that provides the following:

               (A) a description of the proposed Released Interests in sufficient detail to identify them;

               (B) a specification of the purchase price received for such Released Interests on a date within 30 days of such notice (the "Valuation Date");

               (C) a statement that the purchase price received is at least equal to the fair market value of the Released Interests;

               (D) a statement that the release of such Released Interests would not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and

               (E) a certification that such Asset Sale complies with the terms and conditions of the Loan Security Documents and the Security Documents with respect thereto.

          (ii) Officers' Certificate. The Company shall deliver to the Trustee an Officer's Certificate that certifies as to the following:

               (A) that the Asset Sale covers only the Released Interests;

               (B) pursuant to the first paragraph of Section 4.12 hereof, that the Company or the Restricted Subsidiary, as the case may be, shall receive consideration at the time that the Asset Sale is consummated at least equal to the fair market value of the assets issued or sold or otherwise disposed of, attaching a resolution or unanimous written consent of the Board of Directors of the Company to that effect;

               (C) that all Net Proceeds from the sale of the Released Interests will be or are being applied at the same time as the delivery of the Officers' Certificate to the Collateral Agent pursuant to the second paragraph of Section 4.12 hereof, according to the provisions of the Loan Security Documents, the Security Documents and the Intercreditor Agreement;

               (D) there is no Default or Event of Default in effect or continuing on the date of the Officers' Certificate, the Valuation Date or the date of such Asset Sale; and

               (E) the release of the items of Collateral will not result in a Default or Event of Default under this Indenture, the Security Documents, the Senior Credit Facility or the Loan Security Documents.

          (iii) Excess Proceeds. Excess Proceeds, if any, that are required to be delivered to the Collateral Agent pursuant to this Indenture and the Intercreditor Agreement and to the Administrative Agent pursuant to the Senior Credit Facility and the Intercreditor Agreement shall have been so delivered or are being delivered at the same time as the delivery of the Officers' Certificate referred to in clause (ii) above.

          (iv) Opinion of Counsel. The Company shall deliver to the Collateral Agent an Opinion of Counsel to the effect that the conditions to the release of the Released Interests have been met.

     (b) Procedures Regarding Release of Collateral That Does Not Constitute an Asset Sale. In connection with the sale or disposition of an asset that shall not constitute an Asset Sale and upon compliance by the Company with the conditions set forth under clauses (i) through (iv) of this Section 11.4(b), as applicable, as well as the conditions set forth under the Loan Security Documents, the Intercreditor Agreement and the applicable provisions of the Trust Indenture Act set forth in Section 11.4(c) in respect of any release of items of Collateral, the Collateral Agent will release the Released Interests from the Lien of the Security Documents and, pursuant to the Collateral Agreement, shall reconvey the Released Interests to the Company and its Subsidiaries, as applicable; provided that notwithstanding the above, the Company shall not be required to follow the procedures set forth in this Section 11.4(b) with regard to the sale of Designated Facilities.

          (i) Written Notice. The Company shall deliver to the Trustee a written statement executed by a duly authorized Officer of the Company requesting the release of Released Interests that provides the following:

               (A) a description of the proposed Released Interests in sufficient detail to identify them;

               (B) a specification of the purchase price received for such Released Interests the Valuation Date;

               (C) a statement that the purchase price received is at least equal to the fair market value of the Released Interests;

               (D) a statement that the release of such Released Interests would not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining Collateral and will not impair the maintenance and operation of the remaining Collateral; and

               (E) a certification that such sale of an asset, which does not constitute an Asset Sale, complies with the terms and conditions of the Loan Security Documents and the Security Documents with respect thereto.

          (ii) Officers' Certificate. The Company shall deliver to the Trustee an Officer's Certificate that certifies as to the following:

               (A) that such sale of an asset, which does not constitute an Asset Sale, covers only the Released Interests;

               (B) that all Net Proceeds from the sale of the Released Interests will be or are being applied at the same time as the delivery of the Officers' Certificate to the Collateral Agent pursuant to the provisions of the Loan Security Documents, the Security Documents and the Intercreditor Agreement.

               (C) there is no Default or Event of Default in effect or continuing on the date of the Officers' Certificate, the Valuation Date or the date of such asset sale; and

               (D) the release of the items of Collateral will not result in a Default or Event of Default under this Indenture, the Security Documents, the Senior Credit Facility or the Loan Security Documents.

          (iii) Excess Proceeds. Excess Proceeds, if any, that are required to be delivered to the Collateral Agent pursuant to this Indenture and the Intercreditor Agreement and to the Administrative Agent pursuant to the Senior Credit Facility and the Intercreditor Agreement shall have been so delivered or are being delivered at the same time as the delivery of the Officers' Certificate referred to in clause (ii) above.

          (iv) Opinion of Counsel. The Company shall deliver to the Collateral Agent an Opinion of Counsel to the effect that the conditions to the release of the Released Interests have been met.

     (c) Compliance with the TIA. Subject to Section 11.3(b), the Company shall furnish to the Trustee prior to each proposed release of Collateral all documents required by TIA Section 314(d), if any. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents. Any certificate or opinion required by TIA Section 314(d), if applicable, may be made by an Officer of the Company except in cases where TIA
Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA
Section 314(d).

     SECTION 11.5. Reserved.

     SECTION 11.6. Authorization of Actions to be Taken by the Trustee Under the Security Documents. The Trustee shall act upon the written direction of the Securityholders with regard to all voting, consent and other rights granted to the Securityholders under the Security Documents. Subject to the provisions of the Security Documents, the Trustee may, in its sole discretion and without the consent of the Securityholders, on behalf of the Securityholders, take all actions it deems necessary or appropriate in order to (a) enforce any of its rights or any of the rights of the Securityholders under the Security Documents and (b) receive any and all amounts payable from the Collateral in respect of the obligations of the Company and the Subsidiary Guarantors hereunder. Subject to the provisions of the Security Documents and the Intercreditor Agreement, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interest and the interests of the Securityholders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Securityholders or the Trustee).

     SECTION 11.7. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Securityholders distributed under the Security Documents and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture and the Security Documents.

     SECTION 11.8. Release Upon Termination of the Company's Obligations. (a) If
(i) the Company delivers an Officer's Certificate and an Opinion of Counsel certifying that all of its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article VIII hereof, (ii) all outstanding Securities issued under this Indenture shall be surrendered to the Trustee for cancellation or (iii) upon the release of the Collateral in accordance with the terms of the Security Documents, the Trustee shall deliver to the Collateral Agent a notice stating that the Trustee, for itself and on behalf of the Securityholders, disclaims and has given up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, then, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall no longer be deemed to hold the Lien in the Collateral on behalf of the Trustee for the benefit of the Securityholders.

     (b) Any release of Collateral made in compliance with this Section 11.8 shall not be deemed to impair the Lien under the Security Documents or the Collateral thereunder in contravention of the provisions of this Indenture or the Security Documents.

     SECTION 11.9. Security Agreement Collateral. Notwithstanding anything to the contrary contained in this Indenture, the Senior Credit Facility or the Security Documents, to the extent that the representations, warranties and covenants contained in this Indenture, in the Senior Credit Facility or in the Security Documents with respect to Collateral are at any time incorrect (in the case of representations or warranties) or are not complied with (in the case of covenants), then in each case so long as the aggregate fair market value of all Collateral under the Security Documents with respect to which such representations or warranties are incorrect, or covenants are not complied with, does not exceed $10,000,000 the existence of such circumstances shall be deemed not to be a violation of this Indenture or constitute a Default under Article VI.

     SECTION 11.10. Effect of Termination of Lender Obligations. If the rights of the Senior Secured Parties (as defined in the Intercreditor Agreement) in respect of the Collateral shall have been terminated, then, pursuant to Section 8 of the Intercreditor Agreement, the rights and interests of the Securityholders shall no longer be junior to the rights and interests of the Lenders under the Senior Credit Facility.

     SECTION 11.11. Authorization of Trustee Entering Into Intercreditor Agreement. The Trustee is authorized to enter into the Intercreditor Agreement on behalf of the Securityholders to provide for, among other things, (a) the allocation of rights between the Administrative Agent and the Trustee with respect to the Collateral, (b) enforcement provisions and remedies with respect thereto and (c) the release of the Collateral.

     SECTION 11.12. Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to enter into the Intercreditor Agreement on behalf of the Securityholders, to receive any funds for the benefit of the Securityholders distributed under the Collateral Documents, and to make further distributions of such funds to the Securityholders according to the provisions of this Indenture and the Intercreditor Agreement. The Trustee is further authorized to enter into such amendments to the Security Documents as are required to create security interests in additional Collateral or to release Collateral from the Lien created by the Security Documents as provided by the terms of the Security Documents and this Indenture or the disposition of such Collateral as is permitted by this Indenture.

                                   ARTICLE XII

                                  MISCELLANEOUS

     SECTION 12.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

     SECTION 12.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

              if to the Company or the Subsidiary Guarantors:

              Harvard Industries, Inc.
              3 Werner Way, Suite 210
              Lebanon, New Jersey   08833
              Attention:  Corporate Secretary

              if to the Trustee:

              Norwest Bank Minnesota, National Association
              Sixth and Marquette
              Minneapolis, Minnesota  55479-0069
              Attention:  Corporate Trust Department
              Facsimile:  612-667-9825

     The Company, the Subsidiary Guarantors, or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.3. Communication by Securityholders with other Securityholders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 12.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

          (i) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 12.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

     SECTION 12.6. When Securities Disregarded. In determining whether the Securityholders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an affiliate or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

     SECTION 12.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.8. Reserved.

     SECTION 12.9. Governing Law and Submission to Jurisdiction. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 12.10. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     SECTION 12.11. Successors. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Securities shall bind their respective successors in accordance with the terms hereof. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     SECTION 12.13. Qualification of Indenture. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company, the Trustee and the Securityholders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the

Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA. Notwithstanding anything else herein, any obligations imposed on the parties hereto by the TIA (except for the opinion(s) contemplated in Section 11.2 hereof) shall not be effective until such time as this Indenture becomes qualified under the TIA.

     SECTION 12.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            [The rest of this page has been left blank intentionally;
                          the signature page follows.]

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                              HARVARD INDUSTRIES, INC.


                              By: /s/ D. Craig Bowman
                                 ---------------------------------
                                 Name:   D. Craig Bowman
                                 Title:  Vice President, Law and Secretary


                              DOEHLER-JARVIS, INC.
                              HARVARD TRANSPORTATION CORPORATION
                              DOEHLER-JARVIS GREENEVILLE, INC.
                              POTTSTOWN PRECISION CASTING, INC.
                              DOEHLER-JARVIS TECHNOLOGIES, INC.
                              DOEHLER-JARVIS TOLEDO, INC.
                              HARMAN AUTOMOTIVE, INC.
                              HAYES-ALBION CORPORATION
                              THE KINGSTON-WARREN CORPORATION

                              On behalf of each of the above
                              Subsidiary Guarantors


                              By: /s/ D. Craig Bowman
                                 ---------------------------------
                                 Name:  D. Craig Bowman
                                 Title: Vice President



                              NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION, as Trustee


                              By: /s/ Raymond S. Haverstock
                                 ---------------------------------
                                 Name:  Raymond S. Haverstock
                                 Title: Vice President

                                                                       EXHIBIT A

                            FORM OF INITIAL SECURITY

                           [GLOBAL SECURITIES LEGEND]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                           [PRIVATE PLACEMENT LEGEND]


     THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISION OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 UNDER THE

SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.


                 [REGULATION S TEMPORARY GLOBAL SECURITY LEGEND]
        [Include if Security is a Regulation S Temporary Global Security]

     THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

                            HARVARD INDUSTRIES, INC.

                      14 1/2% Senior Secured Note Due 2003

No. __________
Principal Amount: $25,000,000                                 CUSIP NO. _______

     HARVARD INDUSTRIES, INC., a Delaware corporation, promises to pay to CEDE & COMPANY, or registered assigns, the principal sum of TWENTY FIVE MILLION DOLLARS on September 1, 2003.

          Interest Payment Dates:  March 1 and September 1.
          Record Dates:  February 15 and August 15.

     Additional provisions of this Security are set forth on the following pages of this Security.


                                      HARVARD INDUSTRIES, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

Dated:  November __, 1998

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Securities referred to in the Indenture.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


Dated:  November __, 1998

                      14 1/2% Senior Secured Note Due 2003

1.   Principal.

     The Senior Secured Notes (the "Securities") are limited to $25.0 million aggregate principal amount, subject to Section 2.1(a)(2) of the Indenture.

2.   Interest.

     HARVARD INDUSTRIES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay Interest (as defined below) on the principal amount of this Security. Interest on the Securities will accrue at a rate equal to the sum of (1) 14 1/2% per annum on the principal amount of Securities outstanding (calculated on the basis of a 360-day year comprised of twelve 30-day months) ("Coupon Interest") plus (2) Cash Flow Participation Interest (as defined below and, together with Coupon Interest, "Interest"). "Cash Flow Participation Interest," for any relevant period, equals the product of (1) Consolidated Cash Flow for the six month period ending, for interest payments due March 1 of each year, on December 31 and, for interest payments due on September 1 of each year, on June 30 (each, a "Semi-Annual Accrual Period") prior to the next succeeding Interest Payment Date multiplied by (2) the applicable percentage set forth for the period ending on the Interest Payment Date indicated below:

          Interest Payment Date                       Percentage
          ---------------------                       ----------

          March 1, 1999..............................   2.00%
          September 1, 1999..........................   2.00%
          March 1, 2000..............................   2.50%
          September 1, 2000..........................   2.50%
          March 1, 2001..............................   3.50%
          September 1, 2001..........................   3.50%
          March 1, 2002..............................   4.50%
          September 1, 2002..........................   4.50%
          March 1, 2003..............................   4.50%
          September 1, 2003..........................   4.50%


If, however, the calculation of Cash Flow Participation Interest, based on the appropriate percentages set forth above, results in an amount that is less than $1.0 million for any two consecutive Semi-Annual Accrual Periods taken as a whole, then Cash Flow Participation Interest will be for such two corresponding Interest Payment Dates taken as a whole, $1.0 million (the "Minimum Cash Flow Participation Interest Amount").

     No later than 15 days prior to an Interest Payment Date or any other date on which Cash Flow Participation Interest is payable pursuant to a redemption of the Securities or an offer to purchase pursuant to Section 4.13 of the Indenture, the Company shall deliver to the Trustee an Officers' Certificate stating the amount of the Cash Flow Participation Interest payable on such upcoming Interest Payment Date or other payment date and calculations showing how such amount was determined.

     Notwithstanding the above, (i) if the Company's Fixed Charge Coverage Ratio is less than 2.50 to 1 for any Semi-Annual Accrual Period, then the Company may elect to pay Cash Flow Participation Interest on the next succeeding Interest Payment Date with respect to such Semi-Annual Accrual Period by the issuance of additional Securities equal to the amount of such interest would otherwise be due but is not paid in cash (the "PIK Securities"), determined pursuant to
Section 2.1(a)(3) of the Indenture. In the event that the period for which Interest accrues and is due (including for the period from the Issue Date to the first interest payment date of March 1, 1999) is less than 180 days (such a period, a "Stub Period"), then the Interest due for such Stub Period (which may be a Semi-Annual Accrual Period) will be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (calculated on the basis of a 360 day year comprised of twelve 30-day months), provided that the portion of Interest attributable to Cash Flow Participation Interest (or the Minimum Cash Flow Participation Interest Amount, if applicable) due at the end of such Stub Period (or, as the case may be on September 1, 1999 with respect to the period covered by the Stub Period ending on March 1, 1999 plus the Semi-Annual Accrual Period ending on September 1, 1999, taken together) shall similarly be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (or, with respect to the period ending on September 1, 1999, the actual number of days that the Securities were outstanding for the period covered by such Stub Period plus the succeeding Semi-Annual Accrual Period, taken together) (calculated on the basis of a 360 day year comprised of twelve 30-day months). Interest on overdue principal and installments of Interest will accrue at the rate of Interest borne by the Securities.

     Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default (as defined in the Registration Rights Agreement) until it shall have received actual notice of such Registration Default.

     If the Company elects, pursuant to Section 2.1(a)(4) of the Indenture, to issue PIK Securities, then the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date on which such PIK Securities will be issued) which shall state whether the Company elects to satisfy the obligation to pay Cash Flow Participation Interest, in full or in part, by the issuance of PIK Securities, in which case such notice shall include a written order to the Trustee to record on the PIK Grid of this Security (i) the date of the issuance of such PIK Securities, (ii) the aggregate principal amount of such PIK Securities that were issued on such date and (iii) the total amount of PIK Securities outstanding after taking into account any Special PIK Redemption pursuant to Section 3.9 of the Indenture. In the event that there have been no Special PIK Redemptions, then the total amount of PIK Securities shall be the sum of all prior issuances thereof.

     In no event shall the election of the Company to pay Cash Flow Participation Interest in cash or to satisfy the obligation to pay Cash Flow Participation Interest by issuing PIK

Securities on any Interest Payment Date preclude the Company from making a different election with respect to all or any portion of Cash Flow Participation Interest to be paid on this Security, or any other Security, on any subsequent Interest Payment Date. If (i) the Company elects to satisfy the obligation to pay Cash Flow Participation Interest on this Security, or any other Security, in part in cash and in part by the issuance of PIK Securities on any Interest Payment Date and (ii) more than one Security is outstanding, then the proportion of cash to be paid and PIK Securities to be issued on such Interest Payment Date in respect of these outstanding Securities shall be the same for each such Security.

     Within 2 business days after any issuance of PIK Securities, the Trustee shall give notice of such issuance to the Depositary and all Securityholders registered with the Registrar.

3.   Method of Payment.

     By at least 11:00 a.m. (New York City time) on the date on which any principal and premium of or Interest and Liquidated Damages, if any, on this Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such amounts. The Company will instruct the Paying Agent to pay Interest (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Securityholders at the close of business on the February 15 or August 15 next preceding the Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company will instruct the Paying Agent to pay principal and premium and Interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.   Trustee and Paying Agent and Registrar.

     Initially, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Trustee as well as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or Company-registrar without notice to any Securityholder. The Company or any of its Domestic Subsidiaries may act as Paying Agent.

5.   Indenture.

     The Company issued this Security under an Indenture dated as of November 24, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

     The Securities are the senior obligations of the Company, rank pari passu in right of payment with all current and future Senior Debt of the Company, including the Senior Credit Facility, and rank senior in right of payment to all existing and future subordinated obligations of the Company. The Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any New Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the New Securities are treated as a single class of securities under the Indenture. Principal and premium of and Interest and Liquidated Damages, if any, on the Securities will be payable at the office or agency maintained by the Company for such purpose pursuant to Section 2.3 of the Indenture. Initially, such office will be the office of the Trustee maintained for such purpose. The Securities will be issued in denominations of $1,000 and integral multiples thereof.

     The Indenture imposes certain restrictive covenants on the Company and its Restricted Subsidiaries as set forth in Article IV of the Indenture.

     To guarantee the due and punctual payment of the principal and Interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by redemption, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article X of the Indenture.

     The Securities are secured to the extent set forth in the Collateral Agreement and Article XI of the Indenture.

6.   Optional Redemption.

     Pursuant to Section 3.7(a) of the Indenture, prior to September 1, 2001, the Securities will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 and no more than 60 days' prior notice, on any March 1, June 1, September 1 or December 1 of any year at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid Interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing: (i) "Make-Whole Premium" means, with respect to a Security, an amount equal to the present value of the remaining Coupon Interest (exclusive of any portion thereof accruing with respect to the period prior to the redemption date) and premium payments due on such Security as if such Security were redeemed on September 1, 2001 pursuant to the next succeeding paragraph, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 100 basis points; and (ii) if the Company redeems any Security on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage (stated under paragraph 2 above and Section 2.1(a)(3) of the Indenture) corresponding to the date next succeeding that June 1 or December 1, as the case may be.

     Pursuant to Section 3.7(b) of the Indenture, on or after September 1, 2001, the Securities are redeemable, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

                                                 Redemption Price as a
                Year                             Percentage of Principal Amount
                ----                             ------------------------------

                2001..........................    107.250%
                2002..........................    103.625%

For purposes of the foregoing, if the Company redeems any Security (i) on March 1 or September 1 of any year, then Cash Flow Participation Interest shall be calculated as set forth under paragraph 2 above and Section 2.1(a)(3) of the Indenture; (ii) on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage (stated under paragraph 2 above and Section 2.1(a)(3) of the Indenture) corresponding to the date next succeeding that June 1 or December 1, as the case may be; and (iii) on any date other than March 1, June 1, September 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated as described under paragraph 2 above and Section 2.1(a)(3) of the Indenture with respect to such calculation for Stub Periods and more particularly as follows: (w) for any redemption occurring between March 1 and June 1 (exclusive of the dates March 1 and June 1), the Cash Flow Participation Interest for the period from March 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding March 1 by a fraction the numerator of which shall be the number of days from March 1 to the redemption date and the denominator of which shall be 180; (x) for any redemption occurring between June 1 and September 1 (exclusive of the dates June 1 and September 1) (I) the Cash Flow Participation Interest for the period from March 1 to June 1 which shall be calculated as described in clause (ii) above and (II) the Cash Flow Participation Interest for the period from June 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from March 1 through June 1 by a fraction the numerator of which shall be the number of days between June 1 and the redemption date and the denominator of which shall be 90; (y) for any redemption occurring between September 1 and December 1 (exclusive of the dates September 1 and December 1), the Cash Flow Participation Interest for the period from September 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding September 1 by a fraction the numerator of which shall be the number of days from such September 1 to the redemption date and the denominator of which shall be 180; (z) for any redemption occurring between December 1 and March 1 (exclusive of the dates December 1 and March 1) (I) the Cash Flow Participation Interest for the period from September 1 to December 1 which shall be calculated as described in clause (ii) above and (II) the Cash Flow Participation Interest for the period from December 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from September 1 through December 1 by a fraction the numerator of which shall be the number of days from December 1 to the redemption date and the denominator of which shall be 90.

7.   Mandatory Redemption.

     Except pursuant to Sections 3.8 and 3.9 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

     Pursuant to Section 3.9 of the Indenure, if the Company elects to pay Cash Flow Participation Interest for a Semi-Annual Accrual Period by the issuance of PIK Securities pursuant to Section 2.1(a)(4) of the Indenture, then the Company shall be required to redeem such PIK Securities on the Interest Payment Date falling immediately after the next succeeding Semi-Annual Accrual Period (such date, the "Special PIK Redemption Date") at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, on such PIK Securities, to the Special PIK Redemption Date (such redemption, the "Special PIK Redemption") if, but only if, (i) the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such Special PIK Redemption Date would have been at least
2.50 to 1 determined on a pro forma basis after giving effect to such Special PIK Redemption as if such Special PIK Redemption had occurred at the beginning of the applicable four-quarter reference period and (ii) such Special PIK Redemption is permitted by the Senior Credit Facility.

     In the event of a Special PIK Redemption, the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date which shall also be such Special PIK Redemption Date) which shall include a written order to the Trustee to record on the PIK Grid of this Security or, if more than one Security is outstanding at that time, for each Security, (i) the date of the Special PIK Redemption, (ii) the aggregate principal amount of PIK Securities to be redeemed on the Special PIK Redemption Date and (iii) the total amount of PIK Securities outstanding after taking into account this and any prior Special PIK Redemption.

     Within 2 business days of any Special PIK Redemption, the Trustee shall give notice of such Special PIK Redemption to the Depositary and all Securityholders registered with the Registrar as of the record date preceeding the Interest Payment Date that is such Special PIK Redemption Date.

8.   Notice of Redemption.

     Pursuant to Section 3.3 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first class mail to each Securityholder to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid Interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     For other provisions regarding the redemption provisions of this Security, see Sections 3.1 through 3.6 of the Indenture.

9.   Registration Rights.

     The Company is party to a Registration Rights Agreement, dated as of November 23, 1998, by and among the Company, the Subsidiary Guarantors, and Lehman Brothers Inc. pursuant to which it is obligated to pay Liquidated Damages upon the occurrence of certain Registration Defaults.

10.  Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Securityholder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

11.  Persons Deemed Owners.

     The registered holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or Interest that remains unclaimed for two years after the Maturity Date or full redemption of the Securities, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

13.  Amendment and Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Securityholders of at least two-thirds in principal amount of the outstanding Securities with respect to Sections 4.2, 4.3, 4.6 and 4.13 of the Indenture and of at least a majority in principal amount of the outstanding Securities with respect to certain other Sections of the Indenture and (ii) any default or noncompliance with any provision may be waived with the written consent of the Securityholders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency whether wholly within the Indenture or as compared to any of the Operative Documents, or to make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the rights of the Securityholders, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to add additional security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply, or allow compliance with, any requirement of the SEC in connection with qualifying the Indenture under the Act or giving effect to the security arrangements contemplated by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder in any material respect or to give effect to the provisions of the Security Documents and the Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions and to give effect to the release of any Subsidiary Guarantee in accordance with the terms of the Indenture.

14.  Defaults and Remedies.

     Pursuant to Section 6.1 of the Indenture, An "Event of Default" occurs if: the Company defaults in any payment of Interest or Liquidated Damages, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days; the Company defaults in the payment of the principal or Make-Whole Premium of any Security when the same becomes due and payable at its Maturity Date, upon declaration or otherwise; the Company fails to comply with Article V or the Company or a Restricted Subsidiary fails to comply with Section 4.2 of the Indenture or Section 4.3 of the Indenture; the Company or any of its Restricted Subsidiaries fails to comply with Section 4.12 of the Indenture or Section 4.13 of the Indenture; the Company or a Subsidiary Guarantor, as the case may be, fails to comply with any of its agreements in the Securities, the related Guarantees, the Indenture, the Collateral Agreement or the other Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below; the Company or any of its Restricted Subsidiaries default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal or premium, if any, or Interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $1.0 million or more; the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $1.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged, stayed, vacated or bonded pending appeal by a reputable financial intermediary with an investment grade rating for a period of 60 days from the entry thereof; the Company or a Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;
(C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (E) generally are not paying their debts as they become due; or takes any comparable action under any foreign laws relating to insolvency; a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against the Company or any Restricted Subsidiary of the Company in an involuntary case; (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any assets that constitute a substantial part of the assets of the Company or that constitute all or substantially all of the assets of a Restricted Subsidiary; or (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary of the Company; (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days; except as permitted under the Indenture and the Collateral Agreement, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect for 30 days after notice or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; or except as permitted by the Collateral Agreement, the other Security Documents, the Indenture or any amendments hereto or thereto, any of the Collateral Agreement or the other Security Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien on the Collateral in favor of the Securityholders for 30 days after notice.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of Section 6.1 of the Indenture and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (5), (9), (10) and (11) of Section 6.1 of the Indenture and what action the Company is taking or proposes to take with respect thereto.

     If an Event of Default occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Securityholders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or Interest) if it determines that withholding notice is not opposed to their interest.

15.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

16.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

17.  Authentication

     Pursuant to Section 2.2 of the Indenture, this Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the first page of this Security.

18.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

19.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20.  Governing Law.

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

21.  Copies of Indenture and Certain Other Documents.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security as well as copies of the Collateral Agreement, the Intercreditor Agreement and the Registration Rights Agreement. Requests may be made to: Harvard Industries, Inc., 3 Werner Way, Suite 210, Lebanon, New Jersey 08833, attention: Chief Financial Officer.

22.  Submission to Jurisdiction.

     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                    PIK Grid

     Pursuant to Sections 2.1(a)(4) and 3.9 of the Indenture, the Trustee is required to complete the following register upon the issuance and redemption of PIK Securities.

--------------------------------------------------------------------------------
                                                                  Total Amount
     Date          Amount Issued          Amount Redeemed         Outstanding(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================





----------
(1) The amount listed under this column reflects the net of (i) the total amount issued and (ii) the total amount redeemed on the date corresponding to these issuances and redemptions.

                                   GUARANTEES

     Each of the Subsidiary Guarantors hereby unconditionally guarantees jointly and severally, on a senior basis the due and punctual payment of the principal and premium of and Interest and Liquidated Damages, if any, on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of Interest on the overdue principal and premium of and Interest and Liquidated Damages, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Securityholders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture.

     The Guarantees, including the payment of principal and premium of and Interest and Liquidated Damages, if any, on the Securities, will be senior obligations of such Subsidiary Guarantors and rank pari passu in right of payment with all existing and future senior obligations of the Subsidiary Guarantors and rank senior to all existing and future subordinated obligations of such Subsidiary Guarantors. The Guarantees will be secured to the extent set forth under Article XI of the Indenture.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The terms of the Guarantees evidenced hereby are qualified in their entirety and remain subject to the terms of Article X of the Indenture, as such Article may be amended, modified or changed from the date hereof, including but not limited to the addition of additional Subsidiary Guarantors and the release of existing Subsidiary Guarantors from their obligations under the Indenture.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     [The signature page follows.]

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.


                                        DOEHLER-JARVIS, INC.
                                        HARVARD TRANSPORTATION
                                        CORPORATION
                                        DOEHLER-JARVIS GREENEVILLE, INC.
                                        POTTSTOWN PRECISION CASTING, INC.
                                        DOEHLER-JARVIS TECHNOLOGIES, INC.
                                        DOEHLER-JARVIS TOLEDO, INC.
                                        HARMAN AUTOMOTIVE, INC.
                                        HAYES-ALBION CORPORATION
                                        THE KINGSTON-WARREN CORPORATION

                                        On behalf of each of the above
                                        Subsidiary Guarantors


                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

               (Insert assignee's social security or tax I.D. No.)

     and irrevocably appoint ______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ____________________         Your Signature: _____________________

Signature Guarantee:  ______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the first page of this Security.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW:

     (1)[ ]  to the Company; or

     (2)[ ] pursuant to an effective registration statement under the Securities Act of 1933; or

     (3)[ ] inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (4)[ ] outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (5)[ ] pursuant to another available exemption from registration provided by Rule 144 under the Securities act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                            ------------------------------
                                                      Signature
Signature Guarantee:

-------------------------                   ------------------------------
                                                      Signature
(Signature must be guaranteed
by a participant in a
recognized Signature Guarantee
Medallion Program or other
signature guarantor program
reasonably acceptable to the
Trustee)


------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated: ________________



----------------------------------------------
NOTICE: To be executed by an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


          The following increases or decreases in this Global Security have been made:



                 Amount of decrease in       Amount of increase in
Date of          Principal Amount of this    Principal Amount of this
Exchange         Global Security             Global Security
--------         ------------------------    ------------------------






Principal Amount of this    Signature of authorized officer
Global Security following   of Trustee or Securities
such decrease or increase   Custodian
-------------------------   -------------------------------

                                                                       EXHIBIT B


                              FORM OF NEW SECURITY

                           [GLOBAL SECURITIES LEGEND]


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                            HARVARD INDUSTRIES, INC.

                      14 1/2% Senior Secured Note Due 2003

No. __________
Principal Amount: $25,000,000                                 CUSIP NO. _______

     HARVARD INDUSTRIES, INC., a Delaware corporation, promises to pay to CEDE & COMPANY, or registered assigns, the principal sum of TWENTY FIVE MILLION DOLLARS on September 1, 2003.

     Interest Payment Dates:  March 1 and September 1.
     Record Dates:  February 15 and August 15.

     Additional provisions of this Security are set forth on the following pages of this Security.


                                      HARVARD INDUSTRIES, INC.


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:

Dated:  November __, 1998

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

           This is one of the Securities referred to in the Indenture.

                                      NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                      By:
                                         ----------------------------------
                                         Name:
                                         Title:


Dated:  November __, 1998

                    14 1/2% Senior Secured Security Due 2003

1.   Principal.

     The Senior Secured Notes (the "Securities") are limited to $25.0 million aggregate principal amount, subject to Section 2.1(a)(2) of the Indenture.

2.   Interest.

     HARVARD INDUSTRIES, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay Interest (as defined below) on the principal amount of this Security. Interest on the Securities will accrue at a rate equal to the sum of (1) 14 1/2% per annum on the principal amount of Securities outstanding (calculated on the basis of a 360-day year comprised of twelve 30-day months) ("Coupon Interest") plus (2) Cash Flow Participation Interest (as defined below and, together with Coupon Interest, "Interest"). "Cash Flow Participation Interest," for any relevant period, equals the product of (1) Consolidated Cash Flow for the six month period ending, for interest payments due March 1 of each year, on December 31 and, for interest payments due on September 1 of each year, on June 30 (each, a "Semi-Annual Accrual Period") prior to the next succeeding Interest Payment Date multiplied by (2) the applicable percentage set forth for the period ending on the Interest Payment Date indicated below:

          Interest Payment Date                         Percentage
          ---------------------                         ----------

          March 1, 1999.................................. 2.00%
          September 1, 1999.............................. 2.00%
          March 1, 2000.................................. 2.50%
          September 1, 2000.............................. 2.50%
          March 1, 2001.................................. 3.50%
          September 1, 2001.............................. 3.50%
          March 1, 2002.................................. 4.50%
          September 1, 2002.............................. 4.50%
          March 1, 2003.................................. 4.50%
          September 1, 2003.............................. 4.50%


If, however, the calculation of Cash Flow Participation Interest, based on the appropriate percentages set forth above, results in an amount that is less than $1.0 million for any two consecutive Semi-Annual Accrual Periods taken as a whole, then Cash Flow Participation Interest will be for such two corresponding Interest Payment Dates taken as a whole, $1.0 million (the "Minimum Cash Flow Participation Interest Amount").

     No later than 15 days prior to an Interest Payment Date or any other date on which Cash Flow Participation Interest is payable pursuant to a redemption of the Securities or an offer to purchase pursuant to Section 4.13 of the Indenture, the Company shall deliver to the Trustee an Officers' Certificate stating the amount of the Cash Flow Participation Interest payable on such upcoming Interest Payment Date or other payment date and calculations showing how such amount was determined.

     Notwithstanding the above, (i) if the Company's Fixed Charge Coverage Ratio is less than 2.50 to 1 for any Semi-Annual Accrual Period, then the Company may elect to pay Cash Flow Participation Interest on the next succeeding Interest Payment Date for such Semi-Annual Accrual Period by the issuance of additional Securities equal to the amount of such interest would otherwise be due but is not paid in cash (the "PIK Securities"), determined pursuant to Section 2.1(a)(3) of the Indenture. In the event that the period for which Interest accrues and is due (including for the period from the Issue Date to the first interest payment date of March 1, 1999) is less than 180 days (such a period, a "Stub Period"), then the Interest due for such Stub Period (which may be a Semi-Annual Accrual Period) will be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (calculated on the basis of a 360 day year comprised of twelve 30- day months), provided that the portion of Interest attributable to Cash Flow Participation Interest (or the Minimum Cash Flow Participation Interest Amount, if applicable) due at the end of such Stub Period (or, as the case may be on September 1, 1999 with respect to the period covered by the Stub Period ending on March 1, 1999 plus the Semi-Annual Accrual Period ending on September 1, 1999, taken together) shall similarly be pro rated to reflect the actual number of days that the Securities were outstanding for such Stub Period (or, with respect to the period ending on September 1, 1999, the actual number of days that the Securities were outstanding for the period covered by such Stub Period plus the succeeding Semi-Annual Accrual Period, taken together) (calculated on the basis of a 360 day year comprised of twelve 30-day months). Interest on overdue principal and installments of Interest will accrue at the rate of Interest borne by the Securities.

     Such interest is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

     If the Company elects, pursuant to Section 2.1(a)(4) of the Indenture, to issue PIK Securities, then the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date on which such PIK Securities will be issued) which shall state whether the Company elects to satisfy the obligation to pay Cash Flow Participation Interest, in full or in part, by the issuance of PIK Securities, in which case such notice shall include a written order to the Trustee to record on the register on the PIK Grid of this Security (i) the date of the issuance of such PIK Securities, (ii) the aggregate principal amount of such PIK Securities that were issued on such date and (iii) the total amount of PIK Securities outstanding after taking into account any Special PIK Redemption pursuant to
Section 3.9 of the Indenture. In the event that there have been no Special PIK Redemptions, then the total amount of PIK Securities shall be the sum of all prior issuances thereof.

     In no event shall the election of the Company to pay Cash Flow Participation Interest in cash or to satisfy the obligation to pay Cash Flow Participation Interest by issuing PIK

Securities on any Interest Payment Date preclude the Company from making a different election with respect to all or any portion of Cash Flow Participation Interest to be paid on this Security, or any other Security, on any subsequent Interest Payment Date. If (i) the Company elects to satisfy the obligation to pay Cash Flow Participation Interest on this Security, or any other Security, in part in cash and in part by the issuance of PIK Securities on any Interest Payment Date and (ii) more than one Security is outstanding, then the proportion of cash to be paid and PIK Securities to be issued on such Interest Payment Date in respect of these outstanding Securities shall be the same for each such Security.

     Within 2 business days after any issuance of PIK Securities, the Trustee shall give notice of such issuance to the Depositary and all Securityholders registered with the Registrar.

3.   Method of Payment.

     By at least 11:00 a.m. (New York City time) on the date on which any principal and premium of or Interest and Liquidated Damages, if any, on any Security is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such amounts. The Company will instruct the Paying Agent to pay Interest (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Securityholders at the close of business on the February 15 or August 15 next preceding the Interest Payment Date. Securityholders must surrender Securities to a Paying Agent to collect principal payments. The Company will instruct the Paying Agent to pay principal and premium and Interest and Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts.

4.   Trustee and Paying Agent and Registrar.

     Initially, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Trustee"), will act as Trustee as well as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or Company-registrar without notice to any Securityholder. The Company or any of its Domestic Subsidiaries may act as Paying Agent.

5.   Indenture.

     The Company issued this Security under an Indenture dated as of November 24, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), by and among the Company, the Subsidiary Guarantors and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture for a statement of those terms.

     The Securities are the senior obligations of the Company, rank pari passu in right of payment with all current and future Senior Debt of the Company, including the Senior Credit Facility, and rank senior in right of payment to all existing and future subordinated obligations of the Company. The Security is one of the New Securities referred to in the Indenture. The Securities include the Initial Securities and any New Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities and the New Securities are treated as a single class of securities under the Indenture. Principal and premium of and Interest and Liquidated Damages, if any, on the Securities will be payable at the office or agency maintained by the Company for such purpose pursuant to Section 2.3 of the Indenture. Initially, such office will be the office of the Trustee maintained for such purpose. The Securities will be issued in denominations of $1,000 and integral multiples thereof.

     The Indenture imposes certain restrictive covenants on the Company and its Restricted Subsidiaries as set forth in Article IV thereof.

     To guarantee the due and punctual payment of the principal and Interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors, as primary obligors and not merely as surety, have unconditionally and irrevocably guaranteed, on a joint and several basis, such obligations on a senior basis pursuant to the terms of Article X of the Indenture.

     The Securities are secured to the extent set forth in the Collateral Agreement and Article XI of the Indenture.

6.   Optional Redemption.

     Pursuant to Section 3.7(a) of the Indenture, prior to September 1, 2001, the Securities will be redeemable, in whole or in part, at the option of the Company, upon not less than 30 and no more than 60 days' prior notice, on any March 1, June 1, September 1 or December 1 of any year at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid Interest and Liquidated Damages, if any, to the date of redemption. For purposes of the foregoing: (i) "Make-Whole Premium" means, with respect to a Security, an amount equal to the present value of the remaining Coupon Interest (exclusive of any portion thereof accruing with respect to the period prior to the redemption date) and premium payments due on such Security as if such Security were redeemed on September 1, 2001 pursuant to the next succeeding paragraph, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus 100 basis points; and (ii) if the Company redeems any Security on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage (stated under paragraph 2 above and Section 2.1(a)(3) of the Indenture) corresponding to the date next succeeding that June 1 or December 1, as the case may be.

     Pursuant to Section 3.7(b) of the Indenture, on or after September 1, 2001, the Securities are redeemable, in whole or in part, upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid Interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:

                                                  Redemption Price as a
              Year                                Percentage of Principal Amount
              ----                                ------------------------------

              2001.............................    107.250%
              2002.............................    103.625%

For purposes of the foregoing, if the Company redeems any Security (i) on March 1 or September 1 of any year, then Cash Flow Participation Interest shall be calculated as set forth under paragraph 2 above and Section 2.1(a)(3) of the Indenture; (ii) on June 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated by multiplying (A) Consolidated Cash Flow, with respect to any redemption on June 1, for the quarterly period ended on the preceding March 31 and, with respect to any redemption on December 1, for the quarterly period ended on the preceding September 30 by (B) the applicable percentage (stated under paragraph 2 above and Section 2.1(a)(3) of the Indenture) corresponding to the date next succeeding that June 1 or December 1, as the case may be; and (iii) on any date other than March 1, June 1, September 1 or December 1 of any year, then Cash Flow Participation Interest shall be calculated as described under paragraph 2 above and Section 2.1(a)(3) of the Indenture with respect to such calculation for Stub Periods and more particularly as follows: (w) for any redemption occurring between March 1 and June 1 (exclusive of the dates March 1 and June 1), the Cash Flow Participation Interest for the period from March 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding March 1 by a fraction the numerator of which shall be the number of days from March 1 to the redemption date and the denominator of which shall be 180; (x) for any redemption occurring between June 1 and September 1 (exclusive of the dates June 1 and September 1) (I) the Cash Flow Participation Interest for the period from March 1 to June 1 which shall be calculated as described in clause (ii) above and (II) the Cash Flow Participation Interest for the period from June 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from March 1 through June 1 by a fraction the numerator of which shall be the number of days between June 1 and the redemption date and the denominator of which shall be 90; (y) for any redemption occurring between September 1 and December 1 (exclusive of the dates September 1 and December 1), the Cash Flow Participation Interest for the period from September 1 to the redemption date shall be calculated by multiplying the Cash Flow Participation Interest actually paid on the Interest Payment Date which occurred on the immediately preceding September 1 by a fraction the numerator of which shall be the number of days from such September 1 to the redemption date and the denominator of which shall be 180; (z) for any redemption occurring between December 1 and March 1 (exclusive of the dates December 1 and March 1) (I) the Cash Flow Participation Interest for the period from September 1 to December 1 which shall be calculated as described in clause (ii) above and (II) the Cash Flow Participation Interest for the period from December 1 to the redemption date which shall be calculated by multiplying the Cash Flow Participation Interest to be paid for the period from September 1 through December 1 by a fraction the numerator of which shall be the number of days from December 1 to the redemption date and the denominator of which shall be 90.

7.   Mandatory Redemption.

     Except pursuant to Sections 3.8 and 3.9 of the Indenture, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

     Pursuant to Section 3.9 of the Indenure, if the Company elects to pay Cash Flow Participation Interest for a Semi-Annual Accrual Period by the issuance of PIK Securities pursuant to Section 2.1(a)(4) of the Indenture, then the Company shall be required to redeem such PIK Securities on the Interest Payment Date falling immediately after the next succeeding Semi-Annual Accrual Period (such date, the "Special PIK Redemption Date") at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid Interest and Liquidated Damages, if any, on such PIK Securities, to the Special PIK Redemption Date (such redemption, the "Special PIK Redemption") if, but only if, (i) the Company's Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such Special PIK Redemption Date would have been at least
2.50 to 1 determined on a pro forma basis after giving effect to such Special PIK Redemption as if such Special PIK Redemption had occurred at the beginning of the applicable four-quarter reference period and (ii) such Special PIK Redemption is permitted by the Senior Credit Facility.

     In the event of a Special PIK Redemption, the Company shall deliver a notice, signed by an Officer, to the Trustee and the Paying Agent (which notice shall be received not less than 5 nor more than 45 days prior to the record date preceding the Interest Payment Date which shall also be such Special PIK Redemption Date) which shall include a written order to the Trustee to record on the PIK Grid of this Security or, if more than one Security is outstanding at that time, for each Security, (i) the date of the Special PIK Redemption, (ii) the aggregate principal amount of PIK Securities to be redeemed on the Special PIK Redemption Date and (iii) the total amount of PIK Securities outstanding after taking into account this and any prior Special PIK Redemption.

     Within 2 business days of any Special PIK Redemption, the Trustee shall give notice of such Special PIK Redemption to the Depositary and all Securityholders registered with the Registrar as of the record date preceeding the Interest Payment Date that is such Special PIK Redemption Date.

8.   Notice of Redemption.

     Pursuant to Section 3.3 of the Indenture, notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first class mail to each Securityholder to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid Interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     For other provisions regarding the redemption provisions of this Security, see Sections 3.1 through 3.6 of the Indenture.

9.   Denominations; Transfer; Exchange.

     The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Securityholder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Securityholder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an Interest Payment Date and ending on such Interest Payment Date.

10.  Persons Deemed Owners.

     The registered holder of this Security may be treated as the owner of it for all purposes.

11.  Unclaimed Money.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or Interest that remains unclaimed for two years after the Maturity Date or full redemption of the Securities, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

12.  Amendment and Waiver.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Securityholders of at least two-thirds in principal amount of the outstanding Securities with respect to Sections 4.2, 4.3, 4.6 and 4.13 of the Indenture and of at least a majority in principal amount of the outstanding Securities with respect to certain other Sections of the Indenture and (ii) any default or noncompliance with any provision may be waived with the written consent of the Securityholders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency whether wholly within the Indenture or as compared to any of the Operative Documents, or to make such other provisions in regard to matters or questions arising under the Indenture as the Board of Directors of the Company may deem necessary or desirable and which shall not materially and adversely affect the rights of the Securityholders, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to add additional security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Company, or to comply, or allow compliance with, any requirement of the SEC in connection with qualifying the Indenture under the Act or giving effect to the security arrangements contemplated by the Indenture, or to make any change that does not adversely affect the rights of any Securityholder in any material respect or to give effect to the provisions of the Security Documents and the Indenture, including with regard to the release of all or a portion of the Collateral in accordance with such provisions and to give effect to the release of any Subsidiary Guarantee in accordance with the terms of the Indenture.

13.  Defaults and Remedies.

     Pursuant to Section 6.1 of the Indenture, An "Event of Default" occurs if:
(i) the Company defaults in any payment of Interest or Liquidated Damages, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal or Make-Whole Premium of any Security when the same becomes due and payable at its Maturity Date, upon declaration or otherwise; (iii) the Company fails to comply with Article V or the Company or a Restricted Subsidiary fails to comply with Section 4.2 of the Indenture or Section 4.3 of the Indenture; (iv) the Company or any of its Restricted Subsidiaries fails to comply with Section 4.12 of the Indenture or Section 4.13 of the Indenture; (v) the Company or a Subsidiary Guarantor, as the case may be, fails to comply with any of its agreements in the Securities, the related Guarantees, the Indenture, the Collateral Agreement or the other Security Documents (other than those referred to in clauses (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below; (vi) the Company or any of its Restricted Subsidiaries default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (x) is caused by a failure to pay principal or premium, if any, or Interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (y) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $1.0 million or more; (vii) the Company or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $1.0 million (excluding amounts covered by insurance), which judgments are not paid, discharged, stayed, vacated or bonded pending appeal by a reputable financial intermediary with an investment grade rating for a period of 60 days from the entry thereof; (viii) the Company or a

Restricted Subsidiary of the Company pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case in which it is the debtor;
(C) consents to the appointment of a Custodian of it or for any substantial part of its property; (D) makes a general assignment for the benefit of its creditors; or (E) generally are not paying their debts as they become due; or takes any comparable action under any foreign laws relating to insolvency; (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Restricted Subsidiary of the Company in an involuntary case; (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any assets that constitute a substantial part of the assets of the Company or that constitute all or substantially all of the assets of a Restricted Subsidiary; or (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary of the Company; (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 days; (x) except as permitted under the Indenture and the Collateral Agreement, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect for 30 days after notice or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, shall deny or disaffirm its obligations under its Guarantee; or (xi) except as permitted by the Collateral Agreement, the other Security Documents, the Indenture or any amendments hereto or thereto, any of the Collateral Agreement or the other Security Documents ceases to be in full force and effect or ceases to be effective, in all material respects, to create the Lien on the Collateral in favor of the Securityholders for 30 days after notice.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) of Section 6.1 of the Indenture and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (5), (9), (10) and (11) of Section 6.1 of the Indenture and what action the Company is taking or proposes to take with respect thereto.

     If an Event of Default occurs and is continuing, the Trustee or the Securityholders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately.

     Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Securityholders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

14.  Trustee Dealings with the Company.

     Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others.

     A director, officer, employee or stockholder, as such, of the Company or the Subsidiary Guarantors shall not have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

     Pursuant to Section 2.2 of the Indenture, this Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the first page of this Security.

17.  Abbreviations.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers.

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law.

     This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

20.  Copies of Indenture and Certain Other Documents.

     The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security as well as copies of the Collateral Agreement and the Intercreditor Agreement. Requests may be made to: Harvard Industries, Inc., 3 Werner Way, Suite 210, Lebanon, New Jersey 08833, attention: Chief Financial Officer.

21.  Submission to Jurisdiction.

     The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                    PIK Grid

     Pursuant to Sections 2.1(a)(4) and 3.9 of the Indenture, the Trustee is required to complete the following register upon the issuance and redemption of PIK Securities.


--------------------------------------------------------------------------------
                                                                  Total Amount
     Date          Amount Issued          Amount Redeemed         Outstanding(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================






----------
(**) The amount listed under this column reflects the net of (i) the total amount issued and (ii) the total amount redeemed on the date corresponding to these issuances and redemptions.

                                   GUARANTEES

     Each of the Subsidiary Guarantors hereby unconditionally guarantees jointly and severally, on a senior basis the due and punctual payment of the principal and premium of and Interest and Liquidated Damages, if any, on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of Interest on the overdue principal and premium of and Interest and Liquidated Damages, if any, on the Securities, and the due and punctual performance of all other obligations of the Company to the Securityholders or the Trustee, all in accordance with the terms set forth in Article X of the Indenture.

     The Guarantees, including the payment of principal and premium of and Interest and Liquidated Damages, if any, on the Securities, will be senior obligations of such Subsidiary Guarantors and rank pari passu in right of payment with all existing and future senior obligations of the Subsidiary Guarantors and rank senior to all existing and future subordinated obligations of such Subsidiary Guarantors. The Guarantees will be secured to the extent set forth under Article XI of the Indenture.

     This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The terms of the Guarantees evidenced hereby are qualified in their entirety and remain subject to the terms of Article X of the Indenture, as such Article may be amended, modified or changed from the date hereof, including but not limited to the addition of additional Subsidiary Guarantors and the release of existing Subsidiary Guarantors from their obligations under the Indenture.

     This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          [The signature page follows.]

     IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed and its corporate seal to be hereunto affixed and attested.

                                        DOEHLER-JARVIS, INC.
                                        HARVARD TRANSPORTATION CORPORATION
                                        DOEHLER-JARVIS GREENEVILLE, INC.
                                        POTTSTOWN PRECISION CASTING, INC.
                                        DOEHLER-JARVIS TECHNOLOGIES, INC.
                                        DOEHLER-JARVIS TOLEDO, INC.
                                        HARMAN AUTOMOTIVE, INC.
                                        HAYES-ALBION CORPORATION
                                        THE KINGSTON-WARREN CORPORATION

                                        On behalf of each of the above
                                        Subsidiary Guarantors


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:

                                 ASSIGNMENT FORM


          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

               (Insert assignee's social security or tax I.D. No.)

     and irrevocably appoint ______________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ____________________         Your Signature: _____________________

Signature Guarantee:  ______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)


--------------------------------------------------------------------------------
Sign exactly as your name appears on the first page of this Security.

                                                                       EXHIBIT C


================================================================================


                              COLLATERAL AGREEMENT

                                    made by

                           HARVARD INDUSTRIES, INC.,
                              DOEHLER-JARVIS, INC.
                       HARVARD TRANSPORTATION CORPORATION
                        DOEHLER-JARVIS GREENEVILLE, INC.
                       POTTSTOWN PRECISION CASTING, INC.
                       DOEHLER-JARVIS TECHNOLOGIES, INC.
                          DOEHLER-JARVIS TOLEDO, INC.
                            HARMAN AUTOMOTIVE, INC.
                            HAYES-ALBION CORPORATION
                        THE KINGSTON-WARREN CORPORATION


                                   in favor of

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Collateral Agent


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  DEFINED TERMS....................................................1
           1.1  Definitions..................................................1
           1.2  Other Definitional Provisions................................5

SECTION 2.  GRANT OF SECURITY INTEREST.......................................6
           2.1  Collateral...................................................6
           2.2  Grant of Second Priority Security Interest...................6
           2.3  Acknowledgment Regarding Intercreditor Agreement.............7

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................7
           3.1  Title; No Other Liens........................................7
           3.2  Perfected Liens..............................................7
           3.3  Chief Executive Office.......................................7
           3.4  Inventory and Equipment......................................8
           3.5  Farm Products................................................8
           3.6  Pledged Securities...........................................8
           3.7  Receivables..................................................8
           3.8  Contracts....................................................9
           3.9  Intellectual Property........................................9

SECTION 4.  COVENANTS.......................................................10
           4.1  Delivery of Instruments and Chattel Paper...................10
           4.2  Maintenance of Insurance....................................10
           4.3  Payment of Obligations......................................11
           4.4  Maintenance of Perfected Security Interest;
                    Further Documentation...................................11
           4.5  Changes in Locations, Name, etc.............................12
           4.6  Notices.....................................................12
           4.7  Pledged Securities..........................................12
           4.8  Receivables.................................................14
           4.9  Contracts...................................................14
           4.10  Intellectual Property......................................14

SECTION 5.  REMEDIAL PROVISIONS.............................................16
           5.1  Certain Matters Relating to Receivables.....................16
           5.2  Communications with Obligors; Grantors Remain Liable........17
           5.3  Pledged Stock...............................................17
           5.4  Proceeds to be Turned Over To Collateral Agent..............18
           5.5  Application of Proceeds.....................................19
           5.6  Code and Other Remedies.....................................19
           5.7  Registration Rights.........................................20
           5.8  Waiver; Deficiency..........................................21

                                                                            Page
                                                                            ----

SECTION 6.  THE COLLATERAL AGENT............................................21
           6.1  Collateral Agent's Appointment as Attorney-in-Fact, etc.....21
           6.2  Duty of Collateral Agent....................................23
           6.3  Execution of Financing Statements...........................23
           6.4  Authority of Collateral Agent...............................23

SECTION 7.  MISCELLANEOUS...................................................24
           7.1  Amendments in Writing.......................................24
           7.2  Notices.....................................................24
           7.3  No Waiver by Course of Conduct; Cumulative Remedies.........24
           7.4  Enforcement Expenses; Indemnification.......................24
           7.5  Successors and Assigns......................................24
           7.6  Set-Off.....................................................25
           7.7  Counterparts................................................25
           7.8  Severability................................................25
           7.9  Section Headings............................................25
           7.10  Integration................................................25
           7.11  GOVERNING LAW..............................................26
           7.12  Submission To Jurisdiction; Waivers........................26
           7.13  Acknowledgements...........................................26
           7.14  Additional Grantors........................................27
           7.15  Releases...................................................27
           7.16  WAIVER OF JURY TRIAL.......................................27

                              COLLATERAL AGREEMENT

     COLLATERAL AGREEMENT, dated as of November 24, 1998, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee under the Indenture described below (the Trustee, as secured party hereunder, the "Collateral Agent") is entered by and among HARVARD INDUSTRIES, INC., a Delaware corporation (the "Company"), DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION, CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, DOEHLER-JARVIS TECHNOLOGIES, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO INC., a Delaware corporation, and HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation and THE KINGSTON-WARREN CORPORATION, a New Hampshire corporation (collectively, the "Subsidiary Guarantors").

                              W I T N E S S E T H :

     WHEREAS, pursuant to the Amended and Restated Purchase Agreement (as defined in the Indenture) and the Indenture (as defined herein), the Company proposes to issue the Securities (as defined in the Indenture) upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Grantors are members of an affiliated group of companies;

     WHEREAS, the Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the issuance of the Securities; and

     WHEREAS, it is a condition to the closing of the offering of the Securities that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

     NOW, THEREFORE, in consideration of the premises and to induce the Initial Purchaser (as defined in the Indenture) to enter into the Amended and Restated Purchase Agreement and to induce the prospective purchasers of the Securities to purchase said Securities, each Grantor hereby agrees with the Collateral Agent as follows:

                            SECTION 1. DEFINED TERMS

     1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments, Inventory and Investment Property.

     (b) The following terms shall have the following meanings:

     "Agreement": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Collateral": as defined in Section 2.

     "Collateral Account": any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

     "Contracts": the contracts and agreements listed in Schedule 7, as the same may be amended, supplemented or otherwise modified from time to time, including, without limitation, (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to damages arising thereunder and (iii) all rights of any Grantor to perform and to exercise all remedies thereunder.

     "Copyright Licenses": any written agreement naming any Grantor as licensor (including, without limitation, those listed in Schedule 6) granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

     "DIP Credit Facilities": as defined in the Senior Credit Facility.

     "General Intangibles": all "general intangibles" as such term is defined in
Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

     "Indenture": the Indenture dated as of November 24, 1998 by and among the Company, the Subsidiary Guarantors named therein and the Trustee.

     "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses that are owned, held or used in the business of any Grantor or any of its Subsidiaries, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note": any promissory note evidencing loans made by any Grantor to any of its Subsidiaries (that is not a Grantor).

     "Intercreditor Agreement": the Intercreditor Agreement among (i) the Company, (ii) the Collateral Agent and (iii) the Administrative Agent, dated as of November 24, 1998.

     "Issuers": the collective reference to each issuer of a Pledged Security.

     "Letter of Credit": as defined as the Senior Credit Facility.

     "Loan Security Documents": the "Security Documents" as defined in the Senior Credit Facility.

     "Material Adverse Effect": as defined in the Senior Credit Facility.

     "New York UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

     "Obligations": the collective reference to any amounts owing to the Securityholders in respect of principal and premium of and Interest, Liquidated Damage, if any, and Defaulted Interest, if any, of the Securities under the Indenture and all other obligations and liabilities of the Company and the Subsidiary Guarantors (including, without limitation, amounts owing to Securityholders under the Indenture after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Subsidiary Guarantor).

     "Patent License": all agreements, whether written or oral, providing for the grant by Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Patents": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

     "Plan of Reorganization": the Grantors' First Amended and Modified Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code dated August 19, 1998 as confirmed by the Bankruptcy Court on October 15, 1998.

     "Pledged Notes": all promissory notes listed on Schedule 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

     "Pledged Securities": the collective reference to the Pledged Notes and the Pledged Stock.

     "Pledged Stock": the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

     "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

     "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

     "Receivable": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

     "Requirements of Laws": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

     "Securities Act": the Securities Act of 1933, as amended.

     "Substitution Event": collectively, (i) the payment in full in cash of the Lender Obligations, (ii) the termination of all commitments by the Lenders to extend credit under the Senior Credit Facility, (iii) the termination of the rights of the Administrative Agent under the Intercreditor Agreement and (iv) the continuance of the Obligations hereunder.

     "Trademark License": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

     "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

     "Unperfected Collateral": as defined in Section 3.2.

     "Vehicles": all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

     1.2 Other Definitional Provisions. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

                      SECTION 2. GRANT OF SECURITY INTEREST

     2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the "Collateral":

     (a)  all Accounts;

     (b)  all Chattel Paper;

     (c)  all Contracts;

     (d)  all Documents;

     (e)  all Equipment;

     (f)  all General Intangibles;

     (g)  all Instruments;

     (h)  all Intellectual Property;

     (i)  all Inventory;

     (j)  all Pledged Securities;

     (k)  all Vehicles;

     (l)  all Investment Property;

     (m)  all deposit accounts and other bank accounts;

     (n)  all books and records pertaining to the Collateral; and

     (o) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

     2.2 Grant of Second Priority Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, acceleration or otherwise) of the Obligations, each Grantor hereby grants, assigns and transfers to the Collateral Agent for the benefit of the Securityholders a second priority security interest in all of its Collateral, subject to the first priority security interest in such Collateral created in favor of the Administrative Agent by the Loan Collateral Agreement, and subject to the other Liens permitted by Section 4.6 of the Indenture.

     2.3 Acknowledgment Regarding Intercreditor Agreement. Each Securityholder, by its acceptance of the Securities, consents and agrees to the terms of the Intercreditor Agreement.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

     To induce the Trustee to enter into the Indenture, the Initial Purchaser to enter into the Amended and Restated Purchase Agreement and the prospective purchasers of the Initial Securities to purchase the Initial Securities from the Initial Purchaser as contemplated by the Amended and Restated Purchase Agreement and the Indenture, each Grantor hereby represents and warrants to the Collateral Agent on behalf of the Securityholders that:

     3.1 Title; No Other Liens. Except for (a) the security interest granted to the Administrative Agent for the benefit of the Lenders under the Senior Credit Facility pursuant to the Loan Collateral Agreement and the other Loan Security Documents, and the security interest granted to the Collateral Agent for the benefit of the Securityholders pursuant to this Agreement and the other Security Documents and (b) the other Liens permitted to exist on the Collateral by
Section 4.6 of the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement, other than with respect to the DIP Facilities, or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of (i) the Administrative Agent pursuant to the Loan Collateral Agreement and the other Loan Security Documents, (ii) the Collateral Agent pursuant to this Agreement and the other Security Documents or except as shall be terminated on the date hereof and (iii) the other Liens permitted to exist on the Collateral by Section 4.6 of the Indenture..

     3.2 Perfected Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on
Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral (except for Vehicles and Intellectual Property not listed on Schedule 6 (the "Unperfected Collateral")) in favor of the Collateral Agent, for the benefit of the Securityholders, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and applicable law against all creditors of such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) Liens granted to the Administrative Agent for the benefit of the Lenders under the Senior Credit Facility pursuant to the Loan Collateral Agreement and the other Loan Security Documents, (ii) Liens permitted by Section 4.6 of the Indenture, (iii) Liens which have priority over the Liens on the Collateral by operation of law and
(iv) Liens described on Schedule 8.

     3.3 Chief Executive Office. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4.

     3.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

     3.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

     3.6 Pledged Securities. (a) The shares of Pledged Stock pledged by such Grantor held by the Administrative Agent under the Loan Collateral Agreement and in which, pursuant to this Agreement and the Intercreditor Agreement, the Collateral Agent has a second security interest, constitute all the issued and outstanding shares of all classes of the Capital Stock of each domestic Issuer owned by such Grantor.

     (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

     (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

     (e) Pursuant to Section 8 of the Intercreditor Agreement, the Administrative Agent has agreed, upon (i) the payment in full of all Lender Obligations (as defined in the Intercreditor Agreement) and the termination of all commitments to extend credit under the Senior Credit Facility and (ii) the request of the Trustee, to (x) provide a written acknowledgment of (i) above and that the Senior Secured Parties (as defined in the Intercreditor Agreement) have no further rights under the Intercreditor Agreement in respect of the Collateral and (y) deliver to the Trustee any items of Collateral held in the possession of the Administrative Agent, provided that there are Trustee Obligations (as defined in the Intercreditor Agreement) then outstanding.

     3.7 Receivables. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent or, after the Substitution Event, the Collateral Agent.

     (b) Substantially all of the obligors on Receivables are not Governmental Authorities.

     (c) The amounts represented by such Grantor to the Securityholders and the Collateral Agent from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate.

     3.8 Contracts. (a) No consent of any party (other than such Grantor) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement.

     (b) Each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     (c) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature.

     (d) Neither such Grantor nor (to the best of such Grantor's knowledge) any of the other parties to the Contracts is in default in the performance or observance of any of the terms thereof in any manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (e) The right, title and interest of such Grantor in, to and under the Contracts are not subject to any defenses, offsets, counterclaims or claims that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (f) Such Grantor has delivered to the Collateral Agent a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto.

     (g) No amount payable to such Grantor under or in connection with any Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent or, after the Substitution Event, the Collateral Agent.

     (h) None of the parties to any Contract is a Governmental Authority.

     3.9 Intellectual Property. (a) Schedule 6 lists all registrations, applications for, and all material unregistered Intellectual Property owned by such Grantor in its own name on the date hereof.

     (b) On the date hereof, all material Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and, to the best knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 6, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

     (e) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

                              SECTION 4. COVENANTS

     Each Grantor covenants and agrees with the Collateral Agent and the Securityholders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

     4.1 Delivery of Instruments and Chattel Paper. (a) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement, subject to Section 8 of the Intercreditor Agreement.

     (b) If the Substitution Event shall have occurred, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

     4.2 Maintenance of Insurance. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory, Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Collateral Agent and (ii) to the extent requested by the Collateral Agent, insuring such Grantor, the Collateral Agent, and the Securityholders against liability for personal injury and property damage relating to such Inventory, Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Collateral Agent.

     (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party or loss payee, (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Collateral Agent.

     (c) Upon the reasonable request of the Collateral Agent, the Grantors shall deliver to the Collateral Agent, the Securityholders and the Trustee a report of a reputable insurance broker with respect to such insurance substantially concurrently with the delivery by the Grantors to the Collateral Agent of their audited financial statements for each fiscal year and such supplemental reports with respect thereto as the Collateral Agent may from time to time reasonably request.

     (d) Notwithstanding the foregoing paragraphs (a) through (c), to the extent the powers granted to the Collateral Agent in such paragraphs are granted to the Administrative Agent under the Loan Collateral Agreement, the Administrative Agent's exercise of such powers shall control.

     4.3 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes (except as may be treated under the Plan of Reorganization), assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     4.4 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (except with respect to Unperfected Collateral, to the extent that filing of UCC financing statements is insufficient to perfect a security interest in such Unperfected Collateral) having at least the priorities described in Section 2 hereof and shall defend such security interest against the claims and demands of all Persons whomsoever.

     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

     4.5 Changes in Locations, Name, etc. Such Grantor will not, except upon 15 days' prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 5, except with respect to Equipment under repair and held by bailees;

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

     4.6 Notices. Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

     (a) any Lien (other than security interests created hereby or Liens permitted under the Indenture) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

     (b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby (the materiality of the adverse nature of any such occurrence or other event will not be presumed by the sending of any such notice).

     4.7 Pledged Securities. (a) Subject to Section 8 of the Intercreditor Agreement, if, prior to the occurrence of the Substitution Event, such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent, and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof and of the Intercreditor Agreement, as additional collateral security for the Obligations. Subject to the provisions of the Indenture, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it, subject to the terms of the

Intercreditor Agreement, as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it, subject to the terms of the Intercreditor Agreement, as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Collateral Agent, subject to Section 8 of the Intercreditor Agreement, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (b) If (i) the Substitution Event shall have occurred and (ii) any Grantor referred to in Section 4.7(a) shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent, hold the same in trust for the Collateral Agent, and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Subject to the provisions of the Indenture any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, pursuant to Section 8 of the Intercreditor Agreement, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

     (c) Following the occurrence of the Substitution Event and without the prior written consent of the Collateral Agent, the Grantor referred to in
Section 4.7(a) will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the

Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Indenture), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Securities or Proceeds thereof.

     (d) In the case of each Grantor which is an Issuer, such Issuer agrees that
(i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it.

     4.8 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

     (b) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

     4.9 Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Contracts.

     (b) Such Grantor will not amend, modify, terminate or waive any provision of any Contract in any manner which could reasonably be expected to materially adversely affect the value of such Contract as Collateral.

     (c) Such Grantor will exercise promptly and diligently each and every material right which it may have under each Contract (other than any right of termination).

     (d) Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Contract that questions the validity or enforceability of such Contract.

     4.10 Intellectual Property. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each material Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of each material Trademark unless the Collateral Agent, for the benefit of the Securityholders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby each material Trademark may become invalidated or impaired in any way.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

     (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright may become invalidated or otherwise impaired or fall into the public domain.

     (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

     (e) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

     (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and promptly notify the Collateral Agent after it learns thereof and take all appropriate remedial action, including, when appropriate, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

                         SECTION 5. REMEDIAL PROVISIONS

     5.1 Certain Matters Relating to Receivables. (a) The Collateral Agent shall have the right, following the occurrence of the Substitution Event, to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications. At any time and from time to time, following the occurrence of the Substitution Event, upon the Collateral Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables; provided, however, that unless a Default or Event Default shall have occurred and be continuing, the Collateral Agent shall request no more than two (2) such reports during any calendar year.

     (b) The Collateral Agent hereby authorizes each Grantor to collect such Grantor's Receivables and the Collateral Agent may, following the occurrence of the Substitution Event, curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent, following the occurrence of the Substitution Event, at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of Securityholders only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (c) At the Collateral Agent's request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts in paper and electronic format as may be directed by the Collateral Agent.

     5.2 Communications with Obligors; Grantors Remain Liable. (a) The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default, following the occurrence of the Substitution Event, communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Receivables or Contracts.

     (b) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, following the occurrence of the Substitution Event, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Securityholders and that payments in respect thereof shall be made directly to the Collateral Agent.

     (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any Securityholder shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any Securityholder of any payment relating thereto, nor shall the Collateral Agent or any Securityholder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     5.3 Pledged Stock. (a) Unless (i) the Substitution Event shall have occurred, (ii) an Event of Default shall have occurred and be continuing and
(iii) the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent's intent to exercise its corresponding rights pursuant to
Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Indenture Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Indenture Agreement, this Agreement or any other Loan Document.

     (b) If, following the occurrence of the Substitution Event, an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged

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                                                                              18

Securities and make application thereof to the Obligations in the order set forth in Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder, following the occurrence of the Substitution Event, to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

     5.4 Proceeds to be Turned Over To Collateral Agent. (a) In addition to the rights of the Collateral Agent specified in Section 5.1 with respect to payments of Receivables, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent to the extent of its second priority interest therein, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent, pursuant to the Intercreditor Agreement, in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control subject to the rights of the Collateral Agent pursuant to Section 8 of the Intercreditor Agreement. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Securityholders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

     (b) If (i) the Substitution Event shall have occurred and (ii) an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 5.5,

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                                                                              19

and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     5.5 Application of Proceeds. If (i) the Substitution Event shall have occurred and (ii) an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent's election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Obligations in the order specified in the Indenture.

     5.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Securityholders and the Trustee, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law, subject to the Intercreditor Agreement. Without limiting the generality of the foregoing and subject to the Intercreditor Agreement, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Subject to the Intercreditor Agreement, the Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent or the Securityholders hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Securityholder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     5.7 Registration Rights. (a) If (i) the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, (ii) the Substitution Event shall have occurred and (iii) in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, then the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its Securityholders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this
Section 5.7 will cause irreparable injury to the Collateral Agent and the Securityholders, that the Collateral Agent and the Securityholders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

     5.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Securityholder to collect such deficiency.

                         SECTION 6. THE COLLATERAL AGENT

     6.1 Collateral Agent's Appointment as Attorney-in-Fact, etc. (a) Subject to the Loan Collateral Agreement and the Intercreditor Agreement, each Grantor, pursuant to Section 11.1 of the Indenture, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (except for the rights provided in Section 6.1(a)(iii)) unless an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement.

          (b) Subject to the Loan Collateral Agreement and the Intercreditor Agreement, any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the Defaulted Interest under the Indenture, from the date of payment by the Collateral

Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     6.2 Duty of Collateral Agent. Without limiting any of the rights of the Collateral Agent hereunder, the Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9- 207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property in its capacity as an indenture trustee, taking into account whether an Event of Default has occurred and it is continuing. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent nor any Securityholder nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interests in the Collateral for the benefit of the Securityholders and shall not impose any duty upon the Collateral Agent or any Securityholder to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     6.3 Execution of Financing Statements. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     6.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Securityholders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Securityholders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                            SECTION 7. MISCELLANEOUS

     7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Indenture.

     7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 12.2 of the Indenture.

     7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent, nor any Securityholder shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Securityholder any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Securityholder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Securityholder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     7.4 Enforcement Expenses; Indemnification. (a) Each Grantor agrees to pay or reimburse each Securityholder and the Collateral Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to each Lender and of counsel to the Collateral Agent.

     (b) Each Grantor agrees to pay, and to save the Collateral Agent and the Securityholders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

     (c) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Operative Documents.

     7.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and of the Collateral Agent and shall inure to the benefit of the Collateral Agent and the Securityholders and their successors and assigns; provided that no

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                                                                              25

Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     7.6 Set-Off. Each Grantor hereby irrevocably authorizes the Collateral Agent and each Securityholder at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Collateral Agent or such Securityholder to or for the credit or the account of such Grantor (other than for the account of any Grantor acting in a fiduciary or other special capacity), or any part thereof in such amounts as the Collateral Agent or such Securityholder may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent, such Securityholder hereunder and claims of every nature and description of the Collateral Agent or such Securityholder against such Grantor, in any currency, whether arising hereunder, under the Indenture, any other Operative Document or otherwise, as the Collateral Agent or such Securityholder may elect, whether or not the Collateral Agent or any Securityholder has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Collateral Agent and each Securityholder shall notify such Grantor promptly of any such set-off and the application made by the Collateral Agent or such Lender of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Collateral Agent and each Securityholder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Collateral Agent or such Securityholder may have.

     7.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     7.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     7.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     7.10 Integration. This Agreement and the other Operative Documents represent the agreement of the Grantors and the Collateral Agent with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any Securityholder relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

     7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     7.12 Submission To Jurisdiction; Waivers. Each of the Grantors and the Collateral Agent hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Operative Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referred to in Section 7.2 or, with respect to the Grantors, at such other address of which the Collateral Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent permitted by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

     7.13 Acknowledgements. Each of the Grantors and the Collateral Agent hereby acknowledges that with respect to itself:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Operative Documents to which it is a party;

          (b) neither the Collateral Agent nor any Securityholder has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Operative Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Securityholders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Securityholders and the Collateral Agent or among the Grantors, the Securityholders and the Collateral Agent.

     7.14 Additional Grantors. Each Restricted Subsidiary that is required to become a party to this Agreement pursuant to Section 10.7 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

     7.15 Releases. (a) At such time as the Obligations shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Indenture, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

     7.16 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

     IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.


                                        HARVARD INDUSTRIES, INC.


                                        By:
                                            -----------------------------
                                            Name:
                                            Title:


                                        DOEHLER-JARVIS, INC.
                                        HARVARD TRANSPORTATION CORPORATION
                                        DOEHLER-JARVIS GREENEVILLE, INC.
                                        POTTSTOWN PRECISION CASTING, INC.
                                        DOEHLER-JARVIS TECHNOLOGIES, INC.
                                        DOEHLER-JARVIS TOLEDO, INC.
                                        HARMAN AUTOMOTIVE, INC.
                                        HAYES-ALBION CORPORATION
                                        THE KINGSTON-WARREN CORPORATION

                                        On behalf of each of the above
                                        Subsidiary Guarantors


                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

                                                                      Schedule 1




                            Intentionally Left Blank

                                                                      Schedule 2


                        DESCRIPTION OF PLEDGED SECURITIES


Pledged Stock:

Issuer         Class of Stock       Stock Certificate No.       No. of Shares
------         --------------       ---------------------       -------------







Pledged Notes:

Issuer              Payee               Principal Amount
------              -----               ----------------

                                                                      Schedule 3


                            FILINGS AND OTHER ACTIONS
                     REQUIRED TO PERFECT SECURITY INTERESTS


                         Uniform Commercial Code Filings


          [List each office where a financing statement is to be filed]




                          Patent and Trademark Filings


                               [List all filings]




                      Actions with respect to Pledged Stock




                                  Other Actions


                      [Describe other actions to be taken]

                                                                      Schedule 4



      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE


            Grantor                                   Location
            -------                                   --------

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 5


                       LOCATION OF INVENTORY AND EQUIPMENT


            Grantor                                   Location
            -------                                   --------

Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 6



                        COPYRIGHTS AND COPYRIGHT LICENSES



Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                           PATENTS AND PATENT LICENSES


Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                        TRADEMARKS AND TRADEMARK LICENSES


Harvard Industries, Inc.

Doehler-Jarvis, Inc.

Harvard Transportation Corporation

Doehler-Jarvis Greeneville, Inc.

Pottstown Precision Casting, Inc.

Doehler-Jarvis Technologies, Inc.

Doehler-Jarvis Toledo, Inc.

Harman Automotive, Inc.

Hayes-Albion Corporation

The Kingston-Warren Corporation

                                                                      Schedule 7



                                    CONTRACTS

                                                                      Schedule 8




                              EXISTING PRIOR LIENS

                                     ISSUER

                           ACKNOWLEDGEMENT AND CONSENT


     The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of November 24, 1998 (the "Agreement"), made by the Grantors party thereto in favor of ________, as Collateral Agent. The undersigned agrees for the benefit of the Collateral Agent, the Securityholders and the Trustee as follows:

     1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

     2. The undersigned will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.7(a) of the Agreement.

     3. The terms of Sections 5.3(a) and 5.7 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

[NAME OF ISSUER]



By
                             ---------------------------------------------------


Title
                             ---------------------------------------------------


Address for Notices:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Fax:
                             ---------------------------------------------------

                                                                      Annex 1 to
                                                            Collateral Agreement


                          FORM OF ASSUMPTION AGREEMENT

     ASSUMPTION AGREEMENT, dated as of ________________, ____, made by ______________________________, a ______________ corporation (the "Additional
Grantor"), in favor of ___________________, as Collateral Agent for the Securityholders, dated as of November 24, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture"). All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

                              W I T N E S S E T H :

     WHEREAS, in connection with the Indenture, the Grantors (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of November 24, 1998 (as amended, supplemented or otherwise modified from time to time, the "Collateral Agreement") in favor of the Collateral Agent for the benefit of the Securityholders;

     WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

     WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

     NOW, THEREFORE, IT IS AGREED:

     1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules ____________ to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

     2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.


                                        [ADDITIONAL GRANTOR]


                                        By:
                                            -----------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT D


                        FORM OF SECOND PRIORITY MORTGAGE


     THIS SECOND PRIORITY MORTGAGE, dated as of November , 1998 is made by HARVARD INDUSTRIES, INC., a Delaware corporation, successor by merger to Harvard Merger Corporation, a Delaware corporation, and Harvard Industries, Inc., a Florida corporation ("Mortgagor"), whose address is 3 Werner Way, Lebanon, New Jersey 08833, to NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, whose address is Sixth and Marquette, Minneapolis, Minnesota 55479-0069, Attn: Corporate Trust Services, as Collateral Agent (the "Second Priority Collateral Agent") under the Collateral Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Collateral Agreement") among the Second Priority Collateral Agent, the Second Priority Note Trustee, Mortgagor, and the other Subsidiary Guarantors named therein (Mortgagor and the Subsidiary Guarantors, collectively, the "Second Priority Borrowers") (in such capacity, the "Mortgagee") for the benefit of Norwest Bank Minnesota, National Association as trustee (with any successor in such capacity, the "Second Priority Note Trustee") under the Indenture, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Second Priority Indenture") among the Second Priority Borrowers, as guarantors, the Second Priority Note Trustee, and the holders from time to time (the "Second Priority Holders") of 14 1/2% Senior Secured Securities Due 2003 (the "Second Priority Notes") of Mortgagor issued pursuant to the Second Priority Indenture (in such capacity, "Mortgagee").

     Unless otherwise defined herein, terms which are defined in the Collateral Agreement and used herein are so used as so defined. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                   Background

     A. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

     B. Mortgagor has entered into the Credit Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") with Doehler-Jarvis, Inc., Harvard Transportation Corporation, Doehler-Jarvis Greeneville, Inc., Pottstown Precision Casting, Inc., Doehler-Jarvis Technologies, Inc., Doehler-Jarvis Toledo, Inc., Harman Automotive Inc., Hayes-Albion Corporation, and The Kingston-Warren Corporation (collectively with the Mortgagor, "Borrowers"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent (in such capacity, "First Priority Syndication Agent"), and General Electric Capital Corporation, as administrative agent (in such capacity, "First Priority Administrative Agent", and collectively with the First Priority Syndication Agent, "Agents"). Pursuant to the Credit Agreement, the Lenders have made certain Loans to, and issued or participated in Letters of Credit issued for the account of, Borrowers upon the terms and conditions set forth therein. Pursuant to the Credit Agreement, Borrowers' obligations in respect of all such Loans and Letters of Credit made or issued under the Credit Agreement are secured by first priority security interests in favor of First Priority Administrative Agent, for the benefit of the Agents and the Lenders, in substantially all of the assets of Borrowers, including a first priority mortgage dated as of the date hereof made by Mortgagor in favor of the First Priority Administrative Agent, for the benefit of the Agents and the Lenders (as the same may be amended, supplemented or otherwise modified from time to time, the "First Priority Mortgage"). The First Priority Mortgage encumbers Mortgagor's interest in the Real Estate. References in this Mortgage to the "Default Rate" shall mean the rate of interest per annum equivalent to the Base Rate as defined in the Credit Agreement plus two percent.

     C. Mortgagor has issued the Second Priority Notes pursuant to the Second Priority Indenture upon the terms and subject to the conditions set forth therein. Pursuant to Section 11.1 of the Second Priority Indenture, Mortgagor, in order to secure the Second Priority Borrowers' obligations under the Second Priority Indenture and the Collateral Documents, is required to execute and deliver this Second Priority Mortgage to the Mortgagee for the benefit of the Second Priority Note Trustee and the Second Priority Holders, which is intended to, and shall be, junior to the first priority security interest granted pursuant to the First Priority Mortgage, the relative priority being as set forth in the Second Priority Indenture, the Collateral Agreement, and that certain Intercreditor Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement") between Second Priority Note Trustee, First Priority Administrative Agent, and Mortgagor.

     D. This Mortgage secures the prompt payment and performance in full of the obligations secured by the Second Priority Indenture in accordance with its terms.

                                Granting Clauses

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

     (a)(i) the obligations of Mortgagor to pay the principal of and interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Second Priority Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) under the Second Priority Notes, and (ii) the obligations of Second Priority Borrowers to pay all other amounts payable under the Second Priority Indenture or any other Collateral Document (collectively, the "Indebtedness"); and

     (b) the performance and observance of each obligation, term, covenant and condition to be performed or observed by any Second Priority Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereinafter incurred, which may arise under, out of, or in connection with, the Second Priority Indenture, the Second Priority Notes, the Collateral Agreement, this Mortgage, or any of the other Collateral Documents (collectively, the "Obligations") (the Second Priority Indenture, the Second Priority Notes, the Collateral Agreement and the Collateral Documents collectively being referred to as the "Loan Documents");

MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES AND WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO
MORTGAGEE:

          (A) the Real Estate;

          (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

          (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

          (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

          (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the

     Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

          (F) all right, title and interest of Mortgagor in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents") including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953 as amended by Act No. 151 of the Michigan Public Acts of 1966 (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as amended by Act No. 55 of the Michigan Public Acts of 1933 (MCLA 554.211 et seq.);

          (G) all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

          (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

          (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

          (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

          (K) all proceeds, both cash and noncash, of the foregoing;

     (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

     TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

     It is the intent of Mortgagor, Mortgagee, and the Second Priority Holders that the lien and security interest granted to Mortgagee, for the benefit of the Second Priority Holders, pursuant to this Mortgage shall constitute a separate and distinct lien and security interest junior to the lien and security interest granted by Mortgagor to the First Priority Administrative Agent, for the benefit of the Lenders, pursuant to the First Priority Mortgage.

                              Terms and Conditions

     Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows, provided that notwithstanding anything to the contrary in this Mortgage, any consent or approval of Mortgagee required to be obtained under this Mortgage, any election by Mortgagee, or any determination of any matter required to be reasonably satisfactory to Mortgagee, shall be deemed to be given or made, as the case may be, in accordance with any such consent, approval, election or determination made as to such matter by the First Priority Administrative Agent as mortgagee under the corresponding provision of the First Priority Mortgage:

     1. Warranty of Title. Mortgagor warrants good and indefeasible title to the Premises, subject only to (i) the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage; and (ii) those liens expressly permitted by the terms of the Second Priority Indenture (the "Permitted Exceptions").

     2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Second Priority Notes and in any other Loan Document and shall perform all the Obligations set forth therein.

     3. Requirements. Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

     (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any Legal Requirement, and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

     4. Payment of Taxes and Other Impositions. Promptly when due, Mortgagor shall pay and discharge all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, vault taxes, and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall within 30 days after each due date deliver to Mortgagee (i) original or copies of receipted bills and cancelled checks evidencing payment of such Imposition if it is a real estate tax or other public charge and (ii) evidence acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

     (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay any Imposition after the date such Imposition shall have become due. Any sums paid by Mortgagee in discharge of any Impositions shall be payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

     (c) Mortgagor shall have the right before any delinquency occurs to contest or object in good faith to the amount or validity of any Imposition by appropriate legal proceedings, but such right shall not be deemed or construed in any way as relieving, modifying, or extending Mortgagor's covenant to pay any such Imposition at the time and in the manner provided in this Section unless
(i) Mortgagor has given prior written notice to Mortgagee of Mortgagor's intent so to contest or object to an Imposition, (ii) Mortgagor shall demonstrate to Mortgagee's satisfaction that the legal proceedings shall operate conclusively to prevent the sale of the Mortgaged Property, or any part thereof, to satisfy such Imposition prior to final determination of such proceedings and (iii) Mortgagor shall furnish a good and sufficient bond or surety as requested by and reasonably satisfactory to Mortgagee in the amount of the Impositions which are being contested plus any interest and penalty which may be imposed thereon and which could become a lien against the Real Estate or any part of the Mortgaged Property.

     5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises

          (i) property insurance against loss or damage by fire, lightning, windstorm, tornado, water damage, flood, earthquake and by such other further risks and hazards as now are or subsequently may be covered by an "all risk" policy or a fire policy covering "special" causes of loss, and the policy limits shall be automatically reinstated after each loss;

          (ii) commercial general liability insurance under a policy including the "broad form CGL endorsement" (or which incorporates the language of such endorsement), covering all claims for personal injury, bodily injury or death, or property damage occurring on, in or about the Premises in an amount not less than $10,000,000 combined single limit with respect to injury and property damage relating to any one occurrence plus such excess limits as Mortgagee shall request from time to time;

          (iii) insurance against rent loss, extra expense or business interruption, in amounts satisfactory to Mortgagee, but not less than one year's gross rent or gross income;

          (iv) if any portion of the Premises are located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, flood insurance in an amount satisfactory to Mortgagee, but in no event less than the maximum limit of coverage available under the National Flood Insurance Act of 1968, as amended; and

          (v) such other insurance in such amounts as Mortgagee may reasonably request from time to time against loss or damage by any other risk commonly insured against by persons occupying or using like properties in the locality or localities in which the Real Estate is situated.

     (b) Each insurance policy (other than flood insurance) shall (x) provide that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (y) with respect to all property insurance, provide for deductibles in an amount reasonably satisfactory to Mortgagee and contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable to Mortgagee and First Priority Administrative Agent (in its capacity as mortgagee under the First Priority Mortgage) (modified, if necessary, to provide that proceeds in the amount of replacement cost may be retained by Mortgagee without the obligation to rebuild) as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured and contain a waiver of subrogation against Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee shall be paid by check payable to the order of Mortgagee only and requiring the endorsement of Mortgagee only.

     (c) Mortgagor shall deliver to Mortgagee an original of each insurance policy required to be maintained, or a certificate of such insurance acceptable to Mortgagee, together with a copy of the declaration page for each such policy. Mortgagor shall (i) pay as they become due all premiums for such insurance and
(ii) not later than 15 days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid," or accompanied by such other evidence of payment satisfactory to Mortgagee.

     (d) If Mortgagor is in default of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate.

     (e) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Mortgage.

     (f) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged, Mortgagor shall give immediate notice thereof to Mortgagee. All insurance proceeds shall be paid to Mortgagee to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair.

     (g) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee.

     (h) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, insurance proceeds shall be allocated to the Mortgaged Property in an amount equal to the coverages required to be maintained by Mortgagor as provided above and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

     6. Restrictions on Liens and Encumbrances. Except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

     7. Due on Sale and Other Transfer Restrictions. Except as expressly permitted under the Second Priority Indenture, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

     8. Maintenance; No Alteration; Inspection; Utilities. Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly any part of the Premises which may be damaged or destroyed by any casualty whatsoever. The Improvements shall not be demolished or materially altered, nor any material additions built, without the prior written consent of Mortgagee. Mortgagor's failure to pay (i) any Imposition assessed against the Premises, or any installment thereof, or
(ii) any insurance premium upon policies required to be carried by the terms of this Mortgage, shall constitute waste (although the meaning of the term "waste" shall not be limited to such nonpayment) as provided by Act No. 236 of the Michigan Public Acts of 1961 (Revised Judicature Act), Section 600.2927, as and if amended and shall entitle Mortgagee to all remedies provided for therein; and Mortgagor agrees to and hereby does consent to the appointment of a receiver under said statute, should Mortgagee elect to seek such relief thereunder.

     (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and all work done, labor performed and materials furnished in and about the Improvements and to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

     (c) Mortgagor shall pay or cause to be paid when due all utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon.

     9. Condemnation/Eminent Domain. Immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. Mortgagee is hereby authorized and empowered by Mortgagor to settle or compromise any claim in connection with such condemnation and to receive all awards and proceeds thereof to be held by Mortgagee as collateral to secure the payment and performance of the Indebtedness and the Obligations. Notwithstanding the preceding sentence, provided no Event of Default shall have occurred and be continuing, Mortgagor shall, at its expense, diligently prosecute any proceeding relating to such condemnation, settle or compromise any claims in connection therewith and receive any awards or proceeds thereof, provided that Mortgagor shall promptly repair and restore the Mortgaged Property to its condition prior to such condemnation, regardless of whether any award shall have been received or whether such award is sufficient to pay for the costs of such repair and restoration.

     10. Restoration. Mortgagor shall use all insurance proceeds and all condemnation proceeds and awards to promptly restore the Mortgaged Property to its condition prior to such casualty or condemnation, (giving effect to the remaining configuration of the Premises after such condemnation) and in compliance with all Legal Requirements.

     11. Leases. Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) except as expressly permitted under the Second Priority Indenture, without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

     12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

     13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

     14. Hazardous Material. (a) Neither Mortgagor nor, to the best knowledge of Mortgagor, any other person has ever caused or permitted any Hazardous Material (as defined below) to be placed, held, located or disposed of on, under or at the Premises, or any part thereof, and the Premises have never been used (whether by Mortgagor or, to the best knowledge of Mortgagor, by any other person, including any tenant) as a dump site or storage (whether permanent or temporary) site for any Hazardous Material, except in the ordinary course of Grantor's business and in compliance with Hazardous Material Laws.

     (b) Mortgagor represents that (i) to the best of Mortgagor's knowledge, upon due inquiry, the Premises are free of all Hazardous Material, except those used in the ordinary course of business and in compliance with Hazardous Material Laws, and (ii) the Premises is not presently adversely affected by any Hazardous Material or is in violation of any applicable Legal Requirement of any Governmental Authority regulating, relating to, or imposing liability or standards of conduct concerning Hazardous Material, the violation of which could reasonably be expected to result in material liability.

     (c) Mortgagor shall comply with any and all applicable Legal Requirements governing the discharge and removal of Hazardous Material, shall pay immediately when due the costs of removal of any Hazardous Material, and shall keep the Premises free of any lien imposed pursuant to such Legal Requirements. In the event Mortgagor fails to do so, after notice to Mortgagor and the expiration of the earlier of (i) applicable cure periods hereunder, or (ii) the cure period permitted under the applicable Legal Requirement, Mortgagee may declare such failure an Event of Default or cause the Premises to be freed from the Hazardous Material and the cost of the removal with interest at the Default Rate shall immediately be due from Mortgagor to Mortgagee and the same shall be added to the Indebtedness and be secured by this Mortgage. Mortgagor further agrees not to willfully release or dispose of any Hazardous Material at the Premises, except in the ordinary course of business, without the express approval of Mortgagee and any such release or disposal, regardless of whether in the ordinary course of business, shall comply with all applicable Legal Requirements and any conditions established by Mortgagee. In addition, Mortgagor agrees not to allow the manufacture, storage, transmission, presence or disposal of any Hazardous Material over or upon the Premises, except in the ordinary course of business. Mortgagee at its own expense shall have the right at any time to conduct an environmental audit of the Premises and Mortgagor shall cooperate in the conduct of such environmental audit. Mortgagor shall give Mortgagee and its agents and employees access to the Premises to remove Hazardous Material. Mortgagor agrees to defend, indemnify and hold Mortgagee free and harmless from and against all loss, costs, damage and expense related to the Premises or Mortgagor's business (including attorneys' fees and costs and consequential damages) Mortgagee may sustain by reason of (i) the imposition or recording of a lien by any

Governmental Authority pursuant to any Legal Requirement relating to hazardous or toxic wastes or substances or the removal thereof ("Hazardous Material Laws"); (ii) claims of any private parties regarding violations of Hazardous Material Laws; (iii) costs and expenses (including, without limitation, attorneys' fees and fees incidental to the securing of repayment of such costs and expenses) incurred by Mortgagor or Mortgagee in connection with the removal of any such lien or in connection with Mortgagor's or Mortgagee's compliance with any Hazardous Material Laws; and (iv) the assertion against Mortgagee by any party of any claim in connection with Hazardous Material.

     (d) For the purposes of this Mortgage, "Hazardous Material" means and includes any hazardous, nuclear, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called "Superfund" or "Superlien" law, or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, nuclear, toxic or dangerous waste, substance or material, as now or at any time in effect.

     (e) The foregoing indemnification shall survive repayment of the Second Priority Notes, notwithstanding the delivery of any satisfaction, release or release deed, discharge or deed of reconveyance, or the assignment of this Mortgage by Mortgagee.

     15. Events of Default. The occurrence of an Event of Default under the Second Priority Indenture shall constitute an Event of Default hereunder.

     16. Remedies. Except as expressly provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

          (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property (as described below), (B) institute and maintain an action on the Indebtedness, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale, as more fully described below), or (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

          (ii) Mortgagee may immediately commence foreclosure proceedings against the Mortgaged Property pursuant to applicable law. The commencement by Mortgagee of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by Mortgagee of its option set forth above to accelerate the due date of all sums secured hereby. Mortgagor hereby grants power to Mortgagee, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or venue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. Mortgagor acknowledges that the foregoing sentence confers a power of sale upon Mortgagee, and that upon the occurrence of an Event of Default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. Mortgagor understands that upon default, Mortgagee is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled "Foreclosure of Mortgage by Advertisement", which permits Mortgagee to sell the Mortgaged Property without affording Mortgagor a hearing, or giving it actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property.

     WAIVER: By conferring this power of sale upon Mortgagee, Mortgagor, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement.

          (iii) Mortgagee may personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation,
     (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do. In connection with Mortgagee's right to possession of the Mortgaged Property as specified in this paragraph, Mortgagor acknowledges that it has been advised that there is a significant body of case law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the Mortgaged Property, or other special factors, a mortgagor is entitled to remain in possession of Mortgaged Property, and to enjoy the income, rents and profits therefrom, during the pendency of foreclosure proceedings and until the expiration of the redemption period, even if the mortgage documents expressly provide to the contrary. Mortgagor further acknowledges that it has been advised that Mortgagee recognizes the value of the security covered hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Property, and that Mortgagee would not extend the Indebtedness secured hereby unless it could be assured that it would have the right to take possession of the Mortgaged Property in order to manage or to control management thereof, and to enjoy the income, rents and profits therefrom, immediately upon default by Mortgagor hereunder, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired. Accordingly, Mortgagor hereby knowingly, intelligently and voluntarily waives all right to possession of the Mortgaged Property from and after the occurrence of an Event of Default hereunder, upon demand for possession by Mortgagee, and Mortgagor agrees not to assert any objection or defense to Mortgagee's request or petition to a court for possession. The rights hereby conferred upon Mortgagee have been agreed upon prior to any default by Mortgagor hereunder and the exercise by Mortgagee of any such rights shall not be deemed to put Mortgagee in the status of a "mortgagee in possession". Mortgagor acknowledges that this provision is material to this transaction and that Mortgagee would not extend the Indebtedness secured hereby but for this paragraph.

     (a) The holder of this Mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and if in more than one parcel the same may be divided as Mortgagee may elect and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held. At the election of Mortgagee, the Mortgaged Property may be offered first in parcels and then as a whole, the offer producing the highest price for the entire property offered to prevail. Mortgagor hereby waives any right to require any such sale to be made in parcels or any right to select such parcels.

     (b) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

     (c) In the event of a default because of the existence of any lien upon the Mortgaged Property, Mortgagee shall have the right (without being obligated to do so or to continue to do so), without notice to Mortgagor, to advance on and for the account of Mortgagor such sums as Mortgagee in its sole discretion deems necessary to cure such default or to induce the holder of any such lien to forbear from exercising its rights thereunder. Notwithstanding anything herein to the contrary, the repayment of all such advances, with interest thereon at the Default Rate from the date of each such advance, shall be immediately due and payable without demand.

     17. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage, the Second Priority Indenture, the Second Priority Notes, the other Loan Documents and any documents evidencing expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

     18. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

     19. Extension, Release, etc. Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

     (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

     (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

     (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

     20. Security Agreement under Uniform Commercial Code. (a) It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State of Michigan. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then five days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

     (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that:
(i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9- 313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; (iv) the mailing addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage; and (v) Mortgagor's federal tax identification number is. In addition, for purposes of Article 9 of the Michigan Uniform Commercial Code, (i) Mortgagor is the "debtor", (ii) Mortgagee is the "secured party" and (iii) information concerning the security interest created hereby may be obtained from Mortgagee at its address on the first page of this Mortgage.

     (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

     21. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, provided that such assignment shall be junior to the assignment of the Rents contained in the First Priority Mortgage, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any). Mortgagee shall be entitled to all of the rights and benefits conferred by Act No. 210 of the Michigan Public Acts of 1953 as it may be amended, including by Act No. 151 of the Michigan Public Acts of 1966 (MCLA
554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as it may be amended, including by Act No. 55 of the Michigan Public Acts of 1933 (MCLA
554.211 et seq.).

The collection of rents by Mortgagee shall in no way waive the right of Mortgagee to foreclose this Mortgage in the event of any default.

     22. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 10 days after request by Mortgagee, Mortgagor shall furnish Mortgagee satisfactory evidence of compliance with this subsection, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

     23. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

     24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the provisions of Section 12.2 of the Second Priority Indenture to Mortgagor and to Mortgagee as specified therein.

     25. No Oral Modification. This Mortgage may not be amended, supplemented or otherwise modified except in accordance with the provisions of Article IX of the Second Priority Indenture. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

     26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding to the contrary anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

     27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshaling in the event of foreclosure of the liens hereby created.

     28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

     29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located. Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

     30. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

     31. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

     32. Governing Law, etc. This Mortgage shall be governed by and construed and interpreted in accordance with the laws of the State of Michigan, except that Mortgagor expressly acknowledges that by its terms the Second Priority Notes shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

     33. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any successor agent for the Second Priority Holders," the words "Second Priority Notes" shall mean "the Second Priority Notes, the Second Priority Indenture or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

     34. Conflict With Second Priority Indenture. In the event of any conflict or inconsistency between the terms and provisions of this Mortgage and the terms and provisions of the Second Priority Indenture, the terms and provisions of the Second Priority Indenture shall govern; provided, however that in the event of any conflict or inconsistency between the terms and provisions of the Second Priority Indenture and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall govern.

     35. Intercreditor Agreement. Notwithstanding anything to the contrary in this Mortgage, the exercise of all rights and remedies by Mortgagee pursuant to this Mortgage or otherwise in respect of the Mortgaged Property, and the application of any proceeds of the Mortgaged Property, are subject to and shall be governed by the terms and conditions of the Intercreditor Agreement. In the event of any inconsistency between the provisions of this Mortgage and the provisions of the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

     This Mortgage has been duly executed by Mortgagor on the date first above written.


In the Presence of:                     HARVARD INDUSTRIES, INC.


----------------------                  By: -------------------------
Print name:                                 Name:
                                            Title:

--------------------
Print name:

                                   CORPORATION

STATE OF NEW YORK  )
                   : ss.:
COUNTY OF NEW YORK )


     The foregoing instrument was acknowledged before me this ____ day of November, 1998, by ______________, the [ ] President of Harvard Industries, Inc., a Delaware corporation, on behalf of the corporation.




                                            ------------------------
                                                 Notary Public

                                            My Commission Expires

                                                     [seal]

                                   Schedule A

                           Description of the Premises

                [Attach Legal Description of all parcels; include municipal tax assessment identification numbers]

                                                                        Delaware



                   THIS MORTGAGE CONSTITUTES A FIXTURE FILING
                   UNDER THE MICHIGAN UNIFORM COMMERCIAL CODE



                            SECOND PRIORITY MORTGAGE


                                      from


                      HARVARD INDUSTRIES, INC., Mortgagor,
                     a Delaware corporation whose address is
               3 Werner Way, Suite 210, Lebanon, New Jersey 08833


                                       to


            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, Mortgagee,
                 a national banking association whose address is
                              Sixth and Marquette,
                        Minneapolis, Minnesota 55479-0069
                               As Collateral Agent


                          DATED AS OF NOVEMBER 24, 1998



               Prepared by, and after recording, please return to:

                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                           ATTN: Arthur K. Chung, Esq.

                                                                       EXHIBIT E



                          FORM OF GUARANTOR SUPPLEMENT

     GUARANTOR SUPPLEMENT, dated as of __________ __, among HARVARD INDUSTRIES, INC., a Delaware corporation (the "Company"), [NEW SUBSIDIARY GUARANTOR], a __________ corporation (the "New Subsidiary Guarantor") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee") to the Indenture dated as of November 24, 1998 (as amended to the date hereof, the "Indenture") among the Company, the Subsidiary Guarantors named therein and the Trustee.

                              W I T N E S S E T H :

     WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, among other things, amend the Indenture or the Securities without notice to or consent of any Securityholder to add Guarantees with respect to the Securities or to secure the Securities;

     WHEREAS, Section 10.7 of the Indenture provides that until such time as all Guarantees by the Subsidiary Guarantors under the Indenture shall have been released in accordance with Section 10.9 of the Indenture, the Company shall cause each Subsidiary that Guarantees the Company's obligations under the Senior Credit Facility (other than a Foreign Subsidiary) to execute and deliver this Guarantor Supplement pursuant to which such Subsidiary shall agree to be bound by the provisions of Article X of the Indenture; and

     WHEREAS, the New Subsidiary Guarantor shall execute and deliver to the Trustee this Guarantor Supplement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     a. Defined Terms. Capitalized terms used and not defined herein shall have the meaning specified in or pursuant to the Indenture.

     b. Guarantee. The New Subsidiary Guarantor hereby agrees to unconditionally assume all the obligations of a Subsidiary Guarantor under the Indenture as described therein.

     c. Trustee. The Trustee accepts the modification of the Indenture effected by this Guarantor Supplement, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Guarantor Supplement.

     d. Effect on Indenture. As supplemented by this Guarantor Supplement, the Indenture is hereby ratified and confirmed in all aspects.

     e. Counterparts. This Guarantor Supplement may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     f. Governing Law and Submission to Jurisdiction. This Guarantor Supplement shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another Jurisdiction would be required thereby. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Guarantor Supplement to be duly executed as of the day and year first above written.


                                        [NEW SUBSIDIARY GUARANTOR]


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION, as Trustee


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


                                        HARVARD INDUSTRIES, INC.


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT F



                         FORM OF CERTIFICATE OF TRANSFER


Harvard Industries, Inc.
3 Werner Way
Suite 210
Lebanon, New Jersey  08833
Attention: Chief Financial Officer

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0069
Attention: Corporate Trust Department

          Re: 14 1/2% Senior Secured Securities due 2003

     Reference is hereby made to the Indenture, dated as of November 24, 1998 (the "Indenture"), by and among Harvard Industries, Inc.(the "Company"), the Subsidiary Guarantors named therein and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     __________________ (the "Transferor") owns and proposes to transfer the Security or Securities or interest in such Security or Securities specified in Annex A hereto, in the principal amount of $____ in such Security or Securities or interests (the "Transfer"), to ______ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  [ ]   Check if Transferee will take delivery of a beneficial interest in the
144A Global Security or a Definitive Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Definitive Security and in the Indenture and the Securities Act.

2.  [ ]   Check if Transferee will take delivery of a beneficial interest in the
Regulation S Global Security or a Definitive Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security, and/or the Definitive Security and in the Indenture and the Securities Act.

3.  [ ]   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Security or a Definitive Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

     (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

     (b) [ ] such Transfer is being effected to the Issuers or a subsidiary thereof;

                                       or

     (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

     (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Definitive Securities and the requirements of the exemption claimed, which certification is supported by ( 1) a certificate executed by the Transferee and (2) if such Transfer is in respect of a principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Security and/or the Definitive Securities and in the Indenture and the Securities Act.

4.  [ ]   Check if Transferee will take delivery of a beneficial interest in an
Unrestricted Global Security or of an Unrestricted Definitive Security.

     (a) [ ] Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (b) [ ] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

     (c) [ ] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------
                                         [Insert Name of Transferor]


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


Dated: ___________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

     (a)  [ ]  a beneficial interest in the:

          (i)   [ ] 144A Global Security (CUSIP _____), or

          (ii)  [ ] Regulation S Global Security, (CUSIP _____), or

          (iii) [ ] IAI Global Security (CUSIP _____); or

     (b)  [ ]  a Restricted Definitive Security.

2.   After the Transfer the Transferee will hold:

                                   [CHECK ONE]

     (a)  [ ]  a beneficial interest in the:

          (i)   [ ] 144A Global Security (CUSIP _____), or

          (ii)  [ ] Regulation S Global Security (CUSIP _____), or

          (iii) [ ] a IAI Global Security (CUSIP _____), or

          (iv)  [ ] Unrestricted Global Security (CUSIP _____); or

     (b)  [ ]  a Restricted Definitive Security; or

     (c) [ ] an Unrestricted Definitive Security, in accordance with the terms of the Indenture.

                                                                       EXHIBIT G


                         FORM OF CERTIFICATE OF EXCHANGE

Harvard Industries, Inc.
3 Werner Way
Suite 210
Lebanon, New Jersey  08833
Attention: Chief Financial Officer

Norwest Bank Minnesota, National Association
Norwest Center
Sixth and Marquette
Minneapolis, Minnesota  55479-0069
Attention: Corporate Trust Department

          Re: 14 1/2% Senior Secured Securities due 2003

                          (CUSIP ____________________)

     Reference is hereby made to the Indenture, dated as of November 24, 1998 (the "Indenture"), by and among Harvard Industries, Inc. (the "Company"), the Subsidiary Guarantors named therein and Norwest Bank Minnesota, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

     ________________ (the "Owner") owns and proposes to exchange the Security or Securities or interest in such Security or Securities specified herein, in the principal amount of $______ in such Security or Securities or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (c) [ ] Check if Exchange is from Restricted Definitive Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner's Exchange of a Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

     (d) [ ] Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security. In connection with the Owner's Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted Definitive Security is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities for Restricted Definitive Securities or Beneficial Interests in Restricted Global Securities

     (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Definitive Security. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Security for a Restricted Definitive Security with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Security is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Security issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Security and in the Indenture and the Securities Act.

     (b) [ ] Check if Exchange is from Restricted Definitive Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner's Restricted Definitive Security for a beneficial interest in the [CHECK ONE] [ ] 144A Global Security, [ ] Regulation S Global Security,
[ ] IAI Global Security with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.


                                        ----------------------------
                                        [Insert Name of Owner]


                                        By:
                                           ----------------------------
                                           Name:
                                           Title:


Dated: ___________, ____